   As filed with the Securities and Exchange Commission on April 6, 2000

                                                 Registration No. 333-33286
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                       PRE-EFFECTIVE AMENDMENT NO. 1

                                    to
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                ---------------

                                 MOTOROLA, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                    3663                    36-1115800
     (State or other          (Primary Standard           (I.R.S. Employer
     jurisdiction of              Industrial            Identification No.)
     incorporation or        Classification Code
      organization)                Number)
                            1303 East Algonquin Road
                           Schaumburg, Illinois 60196
                                 (847) 576-5000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                               Carl F. Koenemann
              Executive Vice President and Chief Financial Officer
                                 Motorola, Inc.
                            1303 East Algonquin Road
                           Schaumburg, Illinois 60196
                                 (847) 576-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                With copies to:
 Donald F. McLellan, Esq.    Oscar A. David, Esq.       Peter B. Tarr, Esq.
                             Brian T. Black, Esq.        Hale and Dorr LLP
     Vice President,           Winston & Strawn           60 State Street
    Transactions
                             35 West Wacker Drive      Boston, Massachusetts
 Corporate Law Department  Chicago, Illinois 60601             02109

      Motorola, Inc.            (312) 558-5600             (617) 526-6000
 1303 East Algonquin Road
   Schaumburg, Illinois
          60196
      (847) 576-5000

                                ---------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective time of the merger of a wholly owned subsidiary of the registrant with and into C-Port Corporation, which shall occur as soon as practicable after the effective date of this registration statement and the satisfaction of all conditions to the closing of such merger.
   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               C-Port Corporation
                                One High Street
                       North Andover, Massachusetts 01845

                               April 6, 2000

Dear Stockholders:

   You are cordially invited to attend a special meeting of stockholders of C-Port Corporation which we will hold at 10:00 a.m., local time, on Tuesday, May 9, 2000, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109.

   C-Port Corporation has signed a merger agreement with Motorola, Inc. If the merger is completed, C-Port will become a wholly owned subsidiary of Motorola.

   At the special meeting, we will ask you to vote on the merger agreement and the merger of C-Port and Motorola. Your board of directors has unanimously approved the merger agreement and the merger and unanimously recommends that you approve and adopt the merger agreement and the merger at the special meeting.

   If C-Port's stockholders approve the merger agreement and the merger, then each of your C-Port common shares will be exchanged in the merger for 0.1022485 of a share of Motorola common stock. C-Port's preferred stockholders have agreed that all of the outstanding shares of C-Port preferred stock will be converted, on a one-for-one basis, into shares of C-Port common stock immediately prior to the merger. Consequently, there is no separate exchange ratio for outstanding C-Port preferred stock.

   If the merger occurs after May 15, 2000, the record date for the three-for-one stock split of Motorola's common stock approved by the Motorola board of directors on February 29, 2000, the 0.1022485 exchange ratio will automatically adjust under the merger agreement to 0.3067455 to reflect the stock split. Please note that the exchange ratio will not be adjusted in the event of any increase or decrease in the market price of Motorola common stock. You should therefore obtain a current market quotation for Motorola common stock before voting on the merger.

   Approximately 10% of the Motorola common stock that you would otherwise be entitled to receive in the merger will be deposited in an escrow account and may be used to compensate Motorola in the event that it is entitled to indemnification under the merger agreement. Shares of Motorola common stock subject to issuance under options granted under C-Port's 1997 stock incentive plan will not be included in the escrow account. To the extent that some or all of the escrowed shares are not required to indemnify Motorola, the escrowed shares will be distributed within five business days following the first anniversary of the merger. Motorola common stock is listed on the New York Stock Exchange under the trading symbol "MOT" and on April 5, 2000, the closing price of Motorola common stock as reported for the New York Stock Exchange-- Composite Transactions was $143.813 per share. You will receive cash instead of any fractional share of Motorola common stock which you would otherwise receive in the merger.
--------
   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction or the Motorola common stock to be issued in the merger, or determined that this proxy statement/prospectus is accurate or complete. Any person who tells you otherwise is committing a crime.

   In order to complete the merger, C-Port's charter requires that the merger agreement and the merger be approved by:

  . holders of a majority of the outstanding shares of C-Port common stock and C-Port Series A, Series B and Series C preferred stock, voting together as a single class; and

  . holders of at least fifty-five percent (55%) of the outstanding shares of C-Port Series A, Series B and Series C preferred stock, voting together as a single class.

   I, together with other stockholders of C-Port holding in the aggregate approximately 55.7% of the outstanding C-Port common stock and preferred stock, taken together as a single class, and approximately 69.8% of the outstanding C-Port preferred stock, taken together as a single class, have agreed to vote all of our shares in favor of the approval of the merger agreement and the merger. Consequently, approval of the merger agreement and the merger is assured.

   C-Port stockholders who properly preserve their rights are entitled to an appraisal under Delaware law if the merger is completed.

   Only stockholders who held shares of C-Port stock at the close of business on April 5, 2000, the record date for the special meeting, will be entitled to vote at the special meeting of C-Port stockholders.

   You should consider the matters discussed under "Risk Factors" commencing on page 14 of this proxy statement/prospectus before voting. Please review carefully the entire proxy statement/prospectus.

   It is important that your shares be represented and voted at the special meeting, whether or not you are able to attend personally. If you do not return your proxy card, the effect will be a vote against the merger. You are therefore urged to complete, sign, date and return the enclosed proxy card promptly in the accompanying envelope, which requires no postage if mailed in the United States. You are, of course, welcome to attend the meeting and vote in person, even if you have previously returned your proxy card.

   I look forward to your support.

                                          Sincerely,

                                          /s/ Laurence G. Walker

                                          Laurence G. Walker
                                          President and Chief Executive
                                           Officer

                               C-Port Corporation
                                One High Street
                       North Andover, Massachusetts 01845

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On Tuesday, May 9, 2000

   A special meeting of stockholders of C-Port Corporation will be held on Tuesday, May 9, 2000, at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109.

   The special meeting will be conducted:

     1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of February 17, 2000, by and among Motorola, CP Acquisition Corp., a wholly owned subsidiary of Motorola, and C-Port, pursuant to which, among other things, CP Acquisition Corp. will merge with and into C-Port, as a result of which C-Port will become a wholly owned subsidiary of Motorola, and Laurence G. Walker will be appointed as the stockholder representative under the merger agreement.

     2. To transact such other business as may properly come before the meeting.

   If C-Port's stockholders approve the merger agreement and the merger, then each of your C-Port common shares will be exchanged in the merger for 0.1022485 of a share of Motorola common stock. C-Port's preferred stockholders have agreed that all of the outstanding C-Port preferred stock will be converted, on a one-for-one basis, into shares of C-Port common stock immediately prior to the merger. Consequently, there is no separate exchange ratio for outstanding C-Port preferred stock.

   If the merger occurs after May 15, 2000, the record date for the three-for-one stock split of Motorola's common stock approved by the Motorola board of directors on February 29, 2000, the 0.1022485 exchange ratio will automatically adjust under the merger agreement to 0.3067455 to reflect the stock split.

   In order to complete the merger, C-Port's charter requires that the merger agreement and the merger be approved by:

  . holders of a majority of the outstanding shares of C-Port common stock and C-Port Series A, Series B and Series C preferred stock, voting together as a single class; and

  . holders of at least fifty-five percent (55%) of the outstanding shares of C-Port Series A, Series B and Series C preferred stock, voting together as a single class.

   C-Port stockholders holding in the aggregate approximately 55.7% of the outstanding C-Port common and preferred stock, taken together as a single class, and approximately 69.8% of the outstanding C-Port preferred stock, taken together as a single class, have agreed to vote all of their shares in favor of the adoption of the merger agreement and the merger. Consequently, approval of the merger agreement and the merger by the C-Port stockholders is assured.

   C-Port stockholders who properly preserve their rights are entitled to an appraisal under Delaware law if the merger is completed.

   Only stockholders who held shares of C-Port stock at the close of business on April 5, 2000, the record date for the special meeting, will be entitled to vote at the special meeting.

   You should consider the matters discussed under "Risk Factors" commencing on page 14 of this proxy statement/prospectus before voting. Please review carefully the entire proxy statement/prospectus and the merger agreement attached as Appendix A.

   Your board of directors unanimously recommends that you vote "FOR" approval and adoption of the merger agreement and the merger, as described in detail in this proxy statement/prospectus.

                                          For the Board of Directors,

                                          /s/ Laurence G. Walker

                                          Laurence G. Walker
                                          Secretary

North Andover, Massachusetts

April 6, 2000

   Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy and promptly return it in the accompanying envelope which requires no postage if mailed in the United States. You may revoke your proxy at any time before it is voted by delivery to C-Port of a subsequently executed proxy card or a written notice of revocation or by voting in person at the special meeting.

   You should not send stock certificates with your proxy card. A transmittal letter for your stock will be sent to you by the exchange agent after the merger.

   Motorola is a Delaware corporation and its shares of common stock trade on the New York Stock Exchange under the symbol "MOT." This proxy statement/prospectus incorporates by reference important business and financial information about Motorola that is not included in, or delivered with, this proxy statement/prospectus. Motorola will provide you with copies of the information relating to Motorola that has been incorporated by reference, without charge, upon written or oral request to:

                                 Motorola, Inc.
                            1303 East Algonquin Road
                           Schaumburg, Illinois 60196

                            Tel: (800) 262-8509
                            Attn: Investor Relations
                       Website: www.motorola.com/investor

   For additional information concerning how you can obtain additional information on Motorola, see "Where You Can Find More Information" on page 67.

   If you would like to request documents, please do so by May 2, 2000 in order to obtain them before the special meeting of C-Port stockholders.

   C-Port is a privately held corporation with approximately 165 stockholders that is not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and therefore does not incorporate information in this proxy statement/prospectus by reference unless such information appears in an Appendix to this proxy statement/prospectus.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................   1

SUMMARY....................................................................   4
  The Companies............................................................   4
  Risk Factors.............................................................   5
  The C-Port Special Meeting...............................................   5
  Record Date; Stockholders Entitled to Vote...............................   5
  Vote Required............................................................   5
  Voting Agreement.........................................................   6
  Recommendation of the C-Port Board of Directors..........................   6
  Opinion of C-Port's Financial Advisor....................................   6
  Accounting Treatment.....................................................   6
  Interests of C-Port Officers and Directors in the Merger.................   6
  Material Federal Income Tax Consequences of the C-Port Merger............   7
  Regulatory Matters.......................................................   7
  Statutory Appraisal Rights...............................................   7
  Management and Operations of C-Port after the Merger.....................   7
  What You Will Receive in the Merger......................................   7
  Ownership of Shares after the Merger.....................................   8
  The Merger...............................................................   8
  Effects of the Merger on the Rights of C-Port Stockholders...............   8
  Listing of Motorola Common Stock.........................................   8
  Conditions to the Merger.................................................   8
  Termination..............................................................   9
  Fees and Expenses........................................................   9
  Appointment of Stockholder Representative................................   9
  Indemnification; Escrow Agreement........................................   9
  Forward-Looking Statements...............................................  10

SUMMARY SELECTED FINANCIAL INFORMATION.....................................  11
  Motorola Selected Historical Supplemental Consolidated Financial Data....  11
  Motorola Per Share Data..................................................  12
  Market Price and Dividend Information....................................  12

RISK FACTORS...............................................................  14
  Risks Relating to the Merger.............................................  14
  Risks Related to C-Port..................................................  15

THE COMPANIES..............................................................  17
  Motorola.................................................................  17
  C-Port...................................................................  17

THE C-PORT SPECIAL MEETING.................................................  18
  Date, Time and Place.....................................................  18
  Matters to be Considered at the Special Meeting..........................  18
  Board of Directors Recommendation........................................  18
  Record Date..............................................................  18
  Quorum...................................................................  18
  Stockholders Entitled to Vote............................................  18
  Vote Required............................................................  19

                                                                           Page
                                                                           ----
  Voting Agreement........................................................  19
  Proxies.................................................................  19
  Revocability of Proxies.................................................  19
  Solicitation of Proxies and Expenses....................................  20
  Dissenters' Rights to Appraisal.........................................  20

THE MERGER................................................................  21
  Structure of the Merger.................................................  21
  Background..............................................................  21
  Motorola's Reasons for the Merger.......................................  22
  C-Port's Reasons for the Merger.........................................  22
  Recommendation of the C-Port Board of Directors.........................  24
  Opinion of Financial Advisor to C-Port..................................  24
  Accounting Treatment....................................................  29
  Effectiveness of Merger.................................................  29
  Merger Consideration....................................................  29
  Treatment of C-Port Stock Options and Restricted Stock..................  30
  Interests of C-Port Directors and Officers in the Merger................  31
  Material Federal Income Tax Consequences of the C-Port Merger...........  32
  Regulatory Matters......................................................  33
  Statutory Appraisal Rights..............................................  34
  Appraisal Rights Procedures.............................................  34
  Resale of Motorola Common Stock.........................................  36
  Management and Operations of C-Port after the Merger....................  37

THE MERGER AGREEMENT......................................................  38
  The Merger..............................................................  38
  Treatment of C-Port Common Stock........................................  38
  Treatment of C-Port Preferred Stock.....................................  38
  Treatment of C-Port Stock Options.......................................  40
  Treatment of C-Port Restricted and Founders Stock.......................  40
  Fractional Shares.......................................................  40
  Exchange of Certificates................................................  41
  Listing of Motorola Common Stock........................................  41
  Representations and Warranties of C-Port................................  42
  Representations and Warranties of Motorola and CP Acquisition Corp......  42
  Certain Covenants and Agreements........................................  43
  Conditions to the Merger................................................  45
  Additional Conditions to the Obligations of Motorola and CP Acquisition
   Corp...................................................................  45
  Additional Conditions to the Obligations of C-Port......................  46
  Termination.............................................................  46
  Fees and Expenses.......................................................  46
  Amendment...............................................................  47
  Waiver..................................................................  47
  Voting Agreement........................................................  47
  Appointment of Stockholder Representative...............................  48
  Indemnification of Motorola; Escrow Agreement...........................  48

DESCRIPTION OF MOTOROLA CAPITAL STOCK.....................................  50
  Motorola Common Stock...................................................  50
  Motorola Preferred Stock................................................  50
  Motorola Rights Plan....................................................  51
  Transfer Agent; Registrar and Exchange Agent............................  52

                                                                           Page
                                                                           ----
COMPARISON OF CERTAIN RIGHTS OF COMMON STOCKHOLDERS OF MOTOROLA AND
 STOCKHOLDERS OF C-PORT...................................................  53
  Capitalization..........................................................  53
  Voting Stock............................................................  53
  Number of Directors.....................................................  53
  Classification of Board of Directors....................................  54
  Quorum for Meeting of Directors.........................................  54
  Election of Directors...................................................  54
  Removal of Directors....................................................  54
  Amendments to Charter...................................................  54
  Filling Vacancies On The Board Of Directors.............................  54
  Amendments to By-Laws...................................................  55
  Rights Plan.............................................................  55
  Special Stockholder Meetings............................................  55
  Stockholder Action By Written Consent...................................  55
  Limitation of Personal Liability of Directors and Indemnification.......  55
  Dividends...............................................................  56
  Liquidation.............................................................  57
  Conversion..............................................................  57

CERTAIN INFORMATION CONCERNING C-PORT.....................................  59
  Executive Officers and Key Employees of C-Port..........................  59
  C-Port Director Compensation............................................  60
  C-Port Executive Compensation...........................................  61
  Security Ownership of Directors, Executive Officers and Principal
   Stockholders of C-Port.................................................  63
  Related Party Transactions..............................................  65

EXPERTS...................................................................  66

LEGAL AND TAX MATTERS.....................................................  66

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.........................  66

WHERE YOU CAN FIND MORE INFORMATION.......................................  67

APPENDICES TO THE PROXY STATEMENT/PROSPECTUS

 Appendix A --Agreement and Plan of Merger.................................  A-1
 Appendix B --Opinion of Deutsche Bank Securities Inc. ....................  B-1
 Appendix C --Voting Agreement.............................................  C-1
 Appendix D --Section 262 of the Delaware General Corporation Law..........  D-1
 Appendix E --Form of Escrow Agreement.....................................  E-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

   Q: What is the proposed transaction?

   A: A wholly owned subsidiary of Motorola, Inc. will merge into C-Port Corporation. As a result, C-Port will become a wholly owned subsidiary of Motorola, and C-Port stockholders will exchange their C-Port shares for shares of Motorola common stock.

   Q: Why are the companies proposing the merger?

   A: Motorola's Semiconductor Products Sector offers multiple DigitalDNA(TM) solutions which enable its customers to create new business opportunities in a variety of markets. Part of the challenge of the network environment is to provide upgrade solutions through software rather than frequent rewiring and equipment upgrades. Motorola and C-Port believe that the combination of Motorola's host and integrated communications processors with C-Port's network processor will enable Motorola to offer a scalable family of solutions for the intelligent programmable functions inside network equipment manufacturers' products.

   Q: What will I receive in the merger?

   A: Each of your C-Port common shares will be exchanged in the merger for
0.1022485 of a share of Motorola common stock. If the merger occurs after May 15, 2000, the record date for the three-for-one stock split of Motorola's common stock approved by the Motorola board of directors on February 29, 2000, the 0.1022485 exchange ratio will automatically adjust under the merger agreement to 0.3067455 to reflect the stock split.

   Approximately 10% of the shares of Motorola common stock that you would otherwise be entitled to receive in the merger will be deposited in an escrow account and may be used to compensate Motorola in the event that it is entitled to indemnification under the merger agreement. Shares of Motorola common stock subject to issuance under options granted under C-Port's 1997 stock incentive plan to be assumed by Motorola in the merger will not be included in the escrow account.

   In addition, you will receive cash payments instead of any fractional Motorola shares you would have otherwise received. After giving effect to the merger, former C-Port stockholders will hold less than 1% of the outstanding Motorola shares.

   Q: What happens as the market price of Motorola stock fluctuates?

   A: The exchange ratio is a fixed number and will not be adjusted in the event of any increase or decrease in the price of Motorola common stock. The value of the shares of Motorola common stock you will receive in the merger will therefore fluctuate as the price of Motorola common stock increases or decreases. You should therefore obtain a current market quotation for Motorola common stock before voting on the merger.

   Q: What impact will the Motorola stock split have on what I will receive in the merger?

   A: On February 29, 2000, the Motorola board of directors approved a three-for-one stock split of Motorola's common stock payable on June 1, 2000 in the form of a stock dividend to Motorola stockholders of record on May 15, 2000. Under the merger agreement, if the merger occurs after May 15, 2000, the exchange ratio will automatically adjust to give effect to the Motorola stock split.

   Q: What is the escrow fund and how does it work?

   A: If the merger is completed, Motorola will deposit 290,786 shares of Motorola common stock into an escrow account. In the event that the merger occurs after May 15, 2000, the number of shares to be deposited into the escrow account will be increased to 872,358, in order to give effect to the three-for-one split of Motorola's common stock payable in the form of a stock dividend on June 1, 2000 to all Motorola stockholders of record on May 15, 2000.

   Shares of Motorola common stock subject to issuance under options under C-Port's 1997 stock incentive plan to be assumed by Motorola in the merger will not be included in the escrow account.

   The escrowed shares will be available to compensate Motorola in the event that it is entitled to indemnification from the C-Port stockholders under the merger agreement. To the extent that some or all the escrowed shares are not required to indemnify Motorola, those escrowed shares will be distributed to the C-Port stockholders entitled to receive those shares within five business days following the first anniversary of the consummation of the merger.

   Q: Who must approve the merger?

   A: In addition to the approvals by the Motorola board of directors and the C-Port board of directors, each of which has already been obtained, and governmental and other approvals, the merger agreement and the merger must be approved by C-Port's stockholders.

   Q: What stockholder vote is required to approve the merger agreement and the merger?

   A: A majority of the outstanding shares of C-Port common stock entitled to vote constitutes a quorum for the C-Port special meeting. The affirmative vote of the holders of at least a majority of the outstanding shares of C-Port common and preferred stock voting as a single class and 55% of the outstanding shares of C-Port preferred stock is required to approve the merger agreement and the merger. Certain stockholders of C-Port holding in the aggregate enough shares to approve the merger agreement and the merger have entered into a voting agreement under which they have agreed to vote all of their shares of C-Port stock in favor of the merger agreement and the merger. Consequently, approval of the merger agreement and the merger is assured.

   Q: Does the C-Port board of directors recommend approval of the merger agreement and the merger?

   A: Yes. After careful consideration, the C-Port board of directors unanimously recommends that its stockholders vote in favor of the merger agreement and the merger. For a more complete description of the recommendation of the C-Port board of directors, see the section entitled "The Merger--C-Port's Reasons for the Merger" on page 22 and "The Merger--Recommendation of the C-Port Board of Directors" on page 24.

   Q: What if the merger is not completed?

   A: It is possible the merger will not be completed. That might happen if, for example, a required condition to the closing of the merger set forth in the merger agreement is not satisfied. Should that occur, none of Motorola, C-Port or any third party is under any obligation to make or consider any alternative proposals regarding the purchase of your shares of C-Port stock.

   Q: What do I need to do now?

   A: We urge you to read this proxy statement/prospectus, including the appendices, carefully, and to consider how the merger will affect you as a stockholder of C-Port. You also may want to review the documents referenced under "Where You Can Find More Information" on page 67.

   Q: How do I vote?

   A: You may vote by mailing a signed proxy card in the enclosed return envelope as soon as possible so that those shares may be represented at the special meeting. You may also attend the special meeting and vote in person.

   Q: Can I change my vote?

   A: Yes. You may change your vote by delivering a later-dated, signed proxy card to C-Port's secretary before the special meeting of C-Port stockholders, or by attending the special meeting and voting in person.

   Q: Is the merger taxable?

   A: It is a condition of the merger that each of Motorola and C-Port receives an opinion from its respective tax counsel stating that the merger will qualify as a reorganization for U.S. federal income tax purposes. Assuming the merger qualifies as a reorganization for U.S. federal income tax purposes, C-Port stockholders will generally not recognize any gain or loss for U.S. federal income tax purposes on the exchange of their C-Port shares solely for Motorola shares in the merger, except for cash received in lieu of fractional shares of Motorola stock.

   We describe the material U.S. federal income tax consequences of the merger in more detail on pages 32-33. The tax consequences to you will depend on the facts of your own situation. Please review the tax consequences discussion on pages 32-33 and consult your tax advisor for a full understanding of the tax consequences to you of the merger.

   Q: Am I entitled to appraisal rights?

   A: Yes. You will be entitled to appraisal rights in connection with the merger provided that you give written demand for appraisal and comply with all relevant provisions of Section 262 of the Delaware General Corporation Law explained on pages 34-36 and in Appendix D to this proxy statement/prospectus.

   Q: When do you expect to complete the merger?

   A: We expect to complete the merger during the second quarter of this year, however, we cannot predict the exact timing. We have been granted early termination of the waiting periods under the Hart-Scott-Rodino Act.

   Q: Should I send in my C-Port stock certificates now?

   A: No. After we complete the merger, Motorola's exchange agent will send instructions to you regarding your C-Port shares that were converted in the merger into the right to receive shares of Motorola common stock. These instructions will explain how to exchange your C-Port share certificates for Motorola share certificates and, if applicable, cash instead of any fractional shares of Motorola stock that you would otherwise receive in the merger. Please do not send in your C-Port stock certificates with your proxy card.

   Q: When and where is the special meeting?

   A: The special meeting will be held at 10:00 a.m., local time, on Tuesday, May 9, 2000 at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109.

   Q: What else will happen at the meeting?

   A: We know of no other matters which are expected to come before the special meeting.

   Q: Whom can I call with questions?

   A: If you have any questions about the merger or any related transactions, please call C-Port at (978) 773-2395 (and ask for John Gavin, C-Port's Chief Financial Officer) or Motorola's Investor Relations Department at (800) 262-8509.

   If you would like copies of any of the documents we refer to in this proxy statement/prospectus, you should call Motorola at (800) 262-8509.

                                    SUMMARY

   This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the merger, and for a more complete description of the legal terms of the transaction, you should read this entire proxy statement/prospectus carefully, as well as those additional documents to which we refer you. In particular, you should read the documents attached to this proxy statement/prospectus, including the merger agreement, which is attached as Appendix A, the opinion of Deutsche Bank Securities Inc., which is attached as Appendix B, the voting agreement, which is attached as Appendix C, your appraisal rights under Delaware law, which are attached as Appendix D, and the form of escrow agreement, which is attached as Appendix E. Also, see "Where You Can Find More Information" on page 67. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

The Companies

Motorola, Inc.
1303 East Algonquin Road
Schaumburg, Illinois 60196
Tel: (847) 576-5000
website: www.motorola.com

   Motorola is a global leader in providing integrated communications solutions and embedded electronic solutions. These include:

  . Software-enhanced wireless telephone, two-way radio, messaging and satellite communications products and systems, as well as networking and Internet-access products, for consumers, network operators, and commercial, government and industrial customers.

  . Embedded semiconductor solutions for customers in networking, transportation, wireless communications and imaging and entertainment markets.

  . Embedded electronic systems for automotive, communications, imaging, manufacturing systems, computer and industrial markets.

  . Digital and analog systems and set-top terminals for broadband cable television operators.

   Motorola is a corporation organized under the laws of the State of Delaware. Motorola's sales in 1999, after giving effect to the January 5, 2000 merger of General Instrument Corporation with Motorola that has been accounted for as a pooling of interests, were $33.1 billion. Shares of Motorola common stock trade on the New York Stock Exchange under the symbol "MOT."

C-Port Corporation
One High Street
North Andover, Massachusetts 01845
Tel: (978) 773-2300
website: www.cportcorp.com

   C-Port is a provider of microprocessor technology to the network equipment industry, including:

  . High-end, fully programmable network processors used in internet switches and routers.

  . The C-5 network processor, a fully programmable processor which will result in faster time-to-market for network system OEMs and longer time-in-market for service providers and end users.

   C-Port is a corporation organized under the laws of the State of Delaware.

Risk Factors (see page 14)

   See "Risk Factors" for a discussion of certain risks that should be considered by C-Port stockholders in evaluating whether to approve the merger agreement and the merger and thereby become holders of Motorola common stock.

The C-Port Special Meeting (see page 18)

   The special meeting of the C-Port stockholders will be held on Tuesday, May 9, 2000, at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109. At the special meeting, C-Port stockholders will be asked:

  . to approve the merger agreement and the merger and, in so doing, to appoint Laurence G. Walker as stockholder representative under the merger agreement; and

  . to act on other matters that may be properly submitted to a vote at the C-Port special meeting.

Record Date; Stockholders Entitled to Vote (see page 18)

   You can vote at the special meeting if you owned C-Port shares at the close of business on April 5, 2000, the record date.

   On the record date, there were 8,198,182 shares of C-Port common stock, 5,266,266 shares of C-Port Series A preferred stock, 5,409,736 shares of C-Port Series B preferred stock and 8,449,944 shares of C-Port Series C preferred stock outstanding and entitled to vote at the special meeting. C-Port stockholders will have one vote at the special meeting for each share of C-Port common stock that they owned on the record date, and will have the number of votes equal to the number of shares of C-Port common stock into which each share of C-Port preferred stock that they owned on the record date was convertible, whether when voting together with the common stock as a single class or as a separate vote of the preferred stock voting together as a single class.

   As of April 5, 2000, each share of C-Port Series A, Series B and Series C preferred stock was convertible into one whole share of C-Port common stock. On March 14, 2000, holders of at least 55% of the issued and outstanding shares of C-Port preferred stock approved and adopted, by written consent in lieu of a meeting, a resolution electing not to treat the merger as a "liquidation, dissolution or winding up" of C-Port under the provisions of C-Port's charter and a resolution to convert each issued and outstanding share of C-Port preferred stock into C-Port common stock, immediately prior to the effective time of the merger. Therefore, at the effective time of the merger, C-Port will have no shares of preferred stock issued and outstanding.

Vote Required (see page 19)

   The affirmative vote of each of the following is required to approve the merger agreement and the merger:

  . a majority of the outstanding shares of C-Port common stock and C-Port preferred stock on the record date, voting together as a single class; and

  . at least fifty-five percent (55%) of the outstanding shares of C-Port
    Series A, Series B and Series C preferred stock, voting as a single class on an as converted into common stock basis.

Voting Agreement (see page 47)

   Certain officers, directors and stockholders of C-Port have entered into a voting agreement with Motorola, pursuant to which they have agreed, among other things, to vote the C-Port stock they own "FOR" approval of the merger agreement and the merger. Each of these stockholders has also granted an irrevocable proxy and a power of attorney to Motorola representatives to vote his, her or its shares of C-Port stock "FOR" approval of the merger agreement and the merger.

   On the record date, these C-Port stockholders collectively owned and were entitled to vote approximately:

  . 55.7% of the outstanding shares of C-Port common stock and preferred stock, taken together as a single class; and

  . 69.8% of the C-Port preferred stock, taken together as a single class.

Consequently, approval of the merger agreement and the merger is assured.

Recommendation of the C-Port Board of Directors (see page 24)

   The C-Port board of directors has unanimously approved the merger agreement, the merger and the transactions contemplated in the merger agreement and recommends that C-Port stockholders vote "FOR" approval of the merger agreement and the merger.

Opinion of Financial Advisor to C-Port (see page 24)

   Deutsche Bank Securities Inc., C-Port's financial advisor, has rendered a written opinion dated February 17, 2000 to the C-Port board of directors that, as of the date of the opinion, the exchange ratio was fair, from a financial point of view, to C-Port's stockholders. The full text of the written opinion of Deutsche Bank is attached as Appendix B to this proxy statement/prospectus. We encourage you to read the opinion carefully in its entirety to understand the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Deutsche Bank in providing its opinion. The opinion of Deutsche Bank is directed to the C-Port board of directors and does not constitute a recommendation to any C-Port stockholder with respect to any matter relating to the merger.

Accounting Treatment (see page 29)

   Motorola will account for the merger as a purchase of a business, which means that the assets and liabilities of C-Port, including intangible assets, will be recorded at their fair value with the remaining purchase price reflected as goodwill and the results of operations and cash flows of C-Port will be included in Motorola's results prospectively after the merger.

Interests of C-Port Officers and Directors in the Merger (see page 31)

   When considering the merger agreement and the merger, C-Port's board of directors was aware that certain of the officers and directors of C-Port may have interests and arrangements that are different from your interests as stockholders. These include rights under certain stock-based employee benefits awards, as well as arrangements with Motorola regarding employment following the merger. In addition, C-Port officers and directors have customary rights to indemnification against certain liabilities.

Material Federal Income Tax Consequences of the C-Port Merger (see page 32)

   The merger is intended to qualify as a reorganization within the meaning of the Internal Revenue Code. It is a condition of the merger that each of Motorola and C-Port receive an opinion from its tax counsel stating that the merger will qualify as a reorganization for U.S. federal income tax purposes. Assuming the merger qualifies as a reorganization for U.S. federal income tax purposes, C-Port stockholders generally will not recognize any gain or loss for U.S. federal income tax purposes on the exchange of their C-Port shares solely for Motorola shares in the merger, except for cash received in lieu of fractional shares of Motorola stock.

   The tax consequences to you will depend on the facts of your own situation. Please review the tax discussion on pages 32-33 of this proxy statement/prospectus and consult your tax advisor for a full understanding of the tax consequences to you of the merger.

Regulatory Matters (see page 33)

   Motorola and C-Port must make certain filings and take other actions necessary to obtain approvals from U.S. governmental authorities in connection with the merger, including antitrust authorities. Motorola and C-Port have agreed to use reasonable best efforts to obtain any required governmental consents and approvals, but Motorola is not required to agree to any conditions, divestitures or expenditures of money to a third party in exchange for any consent that, in any such case, would be materially adverse to Motorola, its subsidiaries and C-Port, taken as a whole.

   The consummation of the merger is subject to the expiration of the relevant waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. On March 27, 2000, Motorola was granted early termination of the waiting period. On March 27, 2000, C-Port was granted early termination of the waiting period. If all other conditions to the merger are satisfied, we expect to complete the merger in the second quarter of 2000.

Statutory Appraisal Rights (see page 34)

   Appraisal rights are provided for under Delaware law. C-Port stockholders who do not vote for the merger and who satisfy certain other conditions described on pages 34-36 and in Appendix D to this proxy statement/prospectus are entitled to be paid the "fair value" of their shares of C-Port common or preferred stock, as determined by the Delaware chancery court. Since appraisal rights are only available to C-Port stockholders who satisfy certain conditions, you should carefully review the section of this proxy statement/prospectus titled "The Merger--Appraisal Rights Procedures" beginning on page 34 and the copy of the Delaware appraisal rights statute attached as Appendix D to this proxy statement/prospectus.

Management and Operations of C-Port after the Merger (see page 37)

   After the merger, Motorola plans to operate C-Port as a part of Motorola's Network and Computing Systems Group within the Semiconductor Products Sector of Motorola. Motorola expects that Laurence G. Walker, President and Chief Executive Officer of C-Port, will continue to lead the business and that the other members of current C-Port management and C-Port employees will continue to work at C-Port after the merger. The headquarters of C-Port is expected to remain in North Andover, Massachusetts.

What You Will Receive in the Merger (see page 38)

   Under the merger agreement, each of your C-Port common shares will be exchanged for 0.1022485 of a share of Motorola common stock. As previously announced by Motorola, on February 29, 2000, Motorola's board of directors declared a three-for-one stock split of its common stock payable on June 1, 2000 in the form of a stock dividend to its common stockholders of record as of the close of business on May 15, 2000. If the effective time of the merger occurs after May 15, 2000, the 0.1022485 exchange ratio will automatically adjust under the merger agreement to 0.3067455 to reflect the stock split.

   Because the number of Motorola shares that you will receive in the merger is fixed, the value of the Motorola shares you will receive in the merger will fluctuate as the market price of Motorola common stock changes. You should therefore obtain a market quotation of the price of Motorola common stock before voting on the merger.

   You will have to surrender your C-Port common stock certificates to receive Motorola common stock certificates. However, please do not send any C-Port common stock certificates until you receive written instructions from Motorola's exchange agent after the merger is completed.

Ownership of Shares after the Merger

   After giving effect to the merger, the former C-Port stockholders will hold less than 1% of the outstanding Motorola common stock as a result of the merger, based upon the number of issued and outstanding shares of Motorola stock as of April 5, 2000.

The Merger (see page 38)

   We propose that a wholly owned subsidiary of Motorola formed for the purpose of the merger merge with and into C-Port. As a result, C-Port will become a wholly owned subsidiary of Motorola.

   We have attached the merger agreement, which is the legal document that governs the merger, as Appendix A to this proxy statement/prospectus. We encourage you to read the merger agreement. We have also filed other related agreements as exhibits to Motorola's registration statement on Form S-4 containing this proxy statement/prospectus. Please see the section titled "Where You Can Find More Information" on page 67 for instructions on how to obtain copies of these exhibits.

Effects of the Merger on the Rights of C-Port Stockholders (see page 38)

   The rights of C-Port stockholders who receive Motorola shares in the merger will continue to be governed by Delaware law, but will also be governed by Motorola's charter and by-laws. The rights of C-Port stockholders under Motorola's charter and by-laws will differ in certain respects from the rights under C-Port's charter and by-laws. See "Comparison of Certain Rights of Common Stockholders of Motorola and Stockholders of C-Port" on pages 53-58 for a discussion of the material differences between the rights of holders of Motorola common stock and of C-Port stock.

Listing of Motorola Common Stock (see page 41)

   It is a condition to the completion of the merger that the Motorola shares to be issued to the C-Port stockholders in the merger be authorized for listing on the New York Stock Exchange.

Conditions to the Merger (see page 45)

   We will complete the merger only if certain conditions are satisfied or waived, including:

  . the requisite approval of the C-Port stockholders;

  . the expiration or termination of all applicable waiting periods, and any extensions of these periods, under the Hart-Scott-Rodino Act (we have been granted early termination of these waiting periods);

  . the receipt of legal opinions that the merger will be treated as a reorganization for U.S. federal income tax purposes;

  . the approval of the listing on the New York Stock Exchange of the Motorola common stock to be issued to the C-Port stockholders in the merger; and

  . the satisfaction of other customary contractual conditions set forth in the merger agreement.

Termination (see page 46)

   Either Motorola or C-Port may terminate the merger agreement if:

  . the merger is not completed by May 31, 2000 (subject to extension to June
    30, 2000 under circumstances described in the merger agreement);

  . a final and nonappealable governmental order is entered enjoining or prohibiting the completion of the merger;

  . the merger agreement fails to receive requisite C-Port stockholder approval after a vote; or

  . the other party breaches its representations, warranties or agreements in certain circumstances and the breaching party fails to cure the breach within 30 days of receiving written notice of the breach.

   Motorola and C-Port may also mutually agree to terminate the merger agreement without completing the merger.

Fees and Expenses (see page 46)

   Whether or not the merger is completed, Motorola will pay its own fees, expenses and disbursements incurred by it in connection with the negotiation and preparation of the merger agreement and Motorola's performance and compliance thereunder. If the merger is completed, the C-Port stockholders shall pay, from the escrow fund, the fees, expenses and disbursements of C-Port and the C-Port stockholders in excess of $2.5 million in the aggregate for all such fees, expenses and disbursements, incurred by them in connection with the negotiation and preparation of the merger agreement and their performance and compliance thereunder.

   If the merger is not completed, C-Port shall pay all of the fees, expenses and disbursements incurred by C-Port and the C-Port stockholders in connection with the negotiation and preparation of the merger agreement and their performance and compliance thereunder.

Appointment of Stockholder Representative (see page 48)

   As provided by the terms of the merger agreement, the approval by the C-Port stockholders of the merger agreement and the merger will constitute the approval of the appointment of Laurence G. Walker as the stockholder representative under the merger agreement and will be deemed to be the approval by the C-Port stockholders of the performance by the stockholder representative of all rights and obligations conferred on the stockholder representative under the merger agreement and the escrow agreement.

Indemnification; Escrow Agreement (see page 48)

   The merger agreement provides that 290,786 shares of Motorola common stock will be deposited in escrow with an escrow agent as soon as practicable after the closing date of the merger. In the event that the merger occurs after May 15, 2000, the number of shares of Motorola common stock to be deposited in the escrow account will be increased to 872,358 in order to give effect to a three-for-one split of Motorola's common stock approved by Motorola's board of directors on February 29, 2000. The number of shares of Motorola common stock to be received by each C-Port stockholder in the merger will be reduced by approximately 10% of the shares of Motorola common stock such C-Port stockholders would otherwise be entitled to receive. Shares of Motorola common stock subject to issuance under options granted under C-Port's 1997 stock incentive plan to be assumed by Motorola in the merger will not be included in the escrow account.

   The escrow account will be the only source available to compensate Motorola for the indemnification obligations of each C-Port stockholder under the merger agreement, other than for any claim of fraud. The escrow will terminate one year after the date of the merger, and five business days after such time all shares of

Motorola stock that are in the escrow account and are not the subject of any claim by Motorola will be released to the C-Port stockholders entitled to receive those shares. Any shares of Motorola stock that are the subject of a claim will be retained in the escrow account pending resolution of the claim and thereafter any shares not used to satisfy Motorola's claims for indemnification will be released to the C-Port stockholders entitled to receive those shares.

Forward-Looking Statements (see page 66)

   Motorola and C-Port have made forward-looking statements in this proxy statement/prospectus and in the documents to which we have referred you. These statements are subject to risks and uncertainties, and therefore may not prove to be correct. Forward-looking statements include assumptions as to how Motorola may perform after the merger and, accordingly, it is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or, if any of them do transpire or occur, what impact they will have on the results of operations and financial condition of Motorola or the price of its stock. See "Special Note Regarding Forward-Looking Statements" on page 66 for further details.

   When we use words like "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. For those statements, Motorola and C-Port claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                     SUMMARY SELECTED FINANCIAL INFORMATION

Motorola Selected Historical Supplemental Consolidated Financial Data

   The selected historical consolidated financial data of Motorola as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998 and 1997 has been derived from supplemental consolidated financial statements of Motorola which reflect the merger of Motorola and General Instrument Corporation on January 5, 2000 that has been accounted for as a pooling of interests. These supplemental consolidated financial statements have been audited by KPMG LLP, independent auditors, and incorporated by reference into this proxy statement/prospectus. The selected historical supplemental consolidated financial data of Motorola as of December 31, 1997, 1996 and 1995 and for the years ended December 31, 1996 and 1995 has been derived from audited consolidated financial statements of Motorola and General Instrument Corporation previously filed with the Securities and Exchange Commission, but not incorporated by reference in this proxy statement/prospectus which have been adjusted to reflect the merger of Motorola and General Instrument Corporation. This information is qualified in its entirety by, and should be read in conjunction with, the supplemental consolidated financial statements, the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations Reflecting the Merger of Motorola, Inc. and General Instrument Corporation" for Motorola incorporated by reference in this proxy statement/prospectus.

                                               Year ended December 31,
                                       -----------------------------------------
                                        1999     1998     1997    1996    1995
                                       -------  -------  ------- ------- -------
                                        (in millions, except per share data)
Consolidated Statements of Operations
 Data:
 Net sales...........................  $33,075  $31,340  $31,498 $29,657 $28,495
Cost and expenses:
 Manufacturing and other costs of
  sales..............................   20,631   19,396   18,532  17,854  16,345
 Selling, general and administrative
  expenses...........................    5,446    5,656    5,373   5,027   4,916
 Restructuring and other charges.....     (226)   1,980      327     --      --
 Research & development expenditures.    3,560    3,118    2,930   2,572   2,321
 Depreciation expense................    2,243    2,255    2,394   2,367   1,961
 Interest expense, net...............      138      215      136     211     172
                                       -------  -------  ------- ------- -------
 Total costs and expenses............  $31,792  $32,620  $29,692 $28,031 $25,715
                                       -------  -------  ------- ------- -------
 Net gain on Nextel asset exchange...      --       --       --      --      443
 Earnings (loss) before income taxes.    1,283   (1,280)   1,806   1,626   3,223
 Income tax provision (benefit)......      392     (373)     642     568   1,171
                                       -------  -------  ------- ------- -------
 Net earnings (loss).................  $   891  $  (907) $ 1,164 $ 1,058 $ 2,052
                                       =======  =======  ======= ======= =======
Per Share Data:
 Net earnings (loss) per common share
 Basic...............................  $  1.26  $ (1.31) $  1.71 $  1.56 $  3.04
                                       =======  =======  ======= ======= =======
 Diluted.............................  $  1.22  $ (1.31) $  1.67 $  1.52 $  2.96
                                       =======  =======  ======= ======= =======
 Weighted average common shares
  outstanding
 Basic...............................    706.5    690.3    680.3   677.2   674.4
 Diluted.............................    734.0    690.3    697.6   694.3   694.4
                                       =======  =======  ======= ======= =======
 Dividends declared per share........  $  0.48  $  0.48  $  0.48 $  0.46 $  0.40
                                       =======  =======  ======= ======= =======

                                                 As of December 31,
                                       -----------------------------------------
                                        1999     1998     1997    1996    1995
                                       -------  -------  ------- ------- -------
                                        (in millions, except per share data)
Consolidated Balance Sheet:
 Total assets........................  $40,489  $30,951  $28,954 $25,665 $24,086
 Working capital.....................    4,679    2,532    4,597   3,696   2,938
 Long-term debt and redeemable
  preferred securities...............    3,573    2,633    2,144   1,931   1,949
 Total debt and redeemable preferred
  securities.........................    6,077    5,542    3,426   3,328   3,554
 Total stockholders' equity..........   18,693   13,913   14,487  12,843  11,911

Motorola Per Share Data

   The following table sets forth certain historical per share data of Motorola for the years ended December 31, 1999 and 1998, after giving effect to the January 5, 2000 merger of General Instrument Corporation with Motorola that has been accounted for as a pooling of interests.

                                                                  Year Ended
                                                                 December 31,
                                                                 -------------
                                                                  1999   1998
                                                                 ------ ------
      Historical--Motorola:
        Net earnings (loss) per share
          Basic................................................. $ 1.26 $(1.31)
          Diluted............................................... $ 1.22 $(1.31)
        Book value per common share (1) (at period end)......... $26.21 $19.93

--------
(1) Historical book value per common share is computed by dividing total stockholders' equity by the number of common shares outstanding at the end of each period.

Market Price and Dividend Information

   The following table sets forth the high and low sale prices for a Motorola share and the dividends declared for the periods indicated. The prices are as reported for the New York Stock Exchange--Composite Transactions.

                                                       Motorola Common Stock
                                                   -----------------------------
                                                                   Cash Dividend
                                                    High     Low   Per Share(1)
                                                   ------- ------- -------------
      Fiscal Year 1998:
        First Quarter............................. $ 65.88 $ 52.00     $.12
        Second Quarter............................   61.63   48.19      .12
        Third Quarter.............................   55.00   39.88      .12
        Fourth Quarter............................   64.31   38.38      .12
      Fiscal Year 1999:
        First Quarter............................. $ 77.38  $62.56     $.12
        Second Quarter............................   99.13   73.75      .12
        Third Quarter.............................  101.50   82.00      .12
        Fourth Quarter............................  149.50   85.00      .12
      Fiscal Year 2000:
        First Quarter (through April 5, 2000)..... $184.63 $119.00     $.12

--------
(1) Dividend information for fiscal years 1998 and 1999 is provided for shares of Motorola common stock outstanding prior to the merger on January 5, 2000 of General Instrument Corporation with a wholly owned subsidiary of Motorola. The dividend information has not been restated to reflect the General Instrument merger.

   Motorola common stock is currently traded on the New York Stock Exchange under the symbol "MOT." Motorola common stock is also listed and traded on the Chicago, London and Tokyo stock exchanges. As of April 5, 2000, there were approximately 718,597,179 issued and outstanding shares of Motorola common stock.

   As previously announced by Motorola, on February 29, 2000 Motorola's board of directors approved a three-for-one stock split of its common stock payable on June 1, 2000 in the form of a stock dividend to its common stockholders of record as of the close of business on May 15, 2000. If the merger occurs after May 15, 2000, the record date for the three-for-one stock split, the 0.1022485 exchange ratio will automatically adjust under the merger agreement to 0.3067455 to reflect the Motorola stock split.

   Because the exchange ratio in the merger is fixed and because the market price of Motorola common stock is subject to fluctuation, the market value of the Motorola shares that you will receive in the merger may increase or decrease before and after the special meeting of C-Port stockholders. We urge C-Port stockholders to obtain current market quotations for Motorola common stock. We cannot give any assurance as to the future prices or markets for Motorola common stock.

   On February 16, 2000, the last trading day prior to the execution of the merger agreement, the closing sale price of a Motorola share on the New York Stock Exchange was $147.875. On April 5, 2000, the most recent practicable date prior to the printing of this proxy statement/prospectus, the closing price of a share of Motorola common stock for the New York Stock Exchange--Composite Transactions was $143.813. We urge you to obtain current market quotations prior to making any decision with respect to the merger.

   C-Port's capital stock is not listed for trading on any exchange or automated quotation service. As of the record date, there were approximately 165 holders of record of C-Port capital stock. C-Port has never declared or paid cash dividends on its common stock and does not plan to pay any cash dividends prior to the merger.

                                  RISK FACTORS

   You should carefully consider the following important factors, in addition to the other information included and incorporated by reference in this proxy statement/prospectus, to determine whether to vote for the proposals relating to the merger. See "Where You Can Find More Information" on page 67.

Risks Relating to the Merger

   C-Port Stockholders May Never Receive 10% Of The Motorola Common Stock. Ten percent of the shares of Motorola common stock (290,786 shares, subject to adjustment to give effect to the Motorola three-for-one stock split if the merger is completed after May 15, 2000) that would otherwise be received by C-Port stockholders in the merger will be placed in an escrow account to secure the indemnification obligations of the C-Port stockholders under the merger agreement. Shares of Motorola common stock subject to issuance under stock options granted under C-Port's 1997 stock incentive plan to be assumed by Motorola in the merger will not be included in the escrow account. The escrow account will terminate one year after the date of the merger. If Motorola makes no claims for indemnification, all of the shares held in escrow will be released to the C-Port stockholders. However, Motorola may make claims against the shares held in escrow for damages and liabilities (including reasonable legal fees) arising out of:

  . any inaccuracy in any representation or warranty made by C-Port in the merger agreement or in the disclosure schedule to the merger agreement;

  . any breach or default by C-Port of any of the covenants or agreements given or made by it in the merger agreement;

  . certain fees, expenses and disbursements incurred by C-Port in connection with the merger in excess of $2.5 million;

  . any governmental action, order or directive, administrative proceeding or ruling;

  . personal or bodily injuries or damage to any premises;

  . any violation or alleged violation of environmental laws existing prior to the effective time of the merger; and

  . certain other matters described in the disclosure schedule to the merger agreement.

   There can be no assurance that the C-Port stockholders will receive any of the shares held in the escrow account should they be required to indemnify Motorola under the terms of the merger agreement. See "The Merger Agreement-- Indemnification of Motorola; Escrow Agreement" on page 48 and "The Merger-- Merger Consideration" on page 29.

   No Adjustment To The Merger Terms Will Be Made As A Result Of Changes In The Market Price Of Motorola's Common Stock. Under the merger agreement, each share of C-Port stock will be converted into the right to receive 0.1022485 of a share of Motorola common stock. This exchange ratio will be adjusted as necessary to give effect to any reclassification, stock split, stock dividend, reorganization or other similar exchange with respect to Motorola or C-Port common stock occurring before the merger. The exchange ratio is a fixed number and will not be adjusted in the event of any increase or decrease in the price of Motorola common stock. The price of Motorola common stock at the closing of the merger may vary from its price on the date of this proxy statement/prospectus and on the date of the special meeting of C-Port stockholders. The price of Motorola common stock may vary because of changes in the business, operations or prospects of Motorola, the timing of the completion of the merger, the prospects of post-merger operations, general market and economic conditions and other factors. Because the date that the merger is completed may be later than the date of the special meeting, the price of Motorola common stock on the date of the special meeting may not be indicative of its price on the date the merger is completed. We urge C-Port stockholders to obtain current market quotations for Motorola common stock.

   Conditions To The Merger May Not Be Satisfied. The merger agreement contains conditions that, if not satisfied, would result in the merger not occurring, even though the C-Port stockholders approved it. We cannot assure you that all of the closing conditions to the merger will be satisfied, that any unsatisfied conditions will be waived or that the merger will occur. If the merger does not occur, C-Port may incur significant expenses that could have a material adverse affect on the financial and operating results of C-Port.

   If The Merger Is Not Completed, C-Port May Be Unable To Attract Another Strategic Partner On Equivalent Or More Attractive Terms Than Those Being Offered By Motorola. If the merger agreement is terminated and C-Port's board of directors determines that it is in the best interests of the C-Port stockholders to seek a merger or business combination with another strategic partner, C-Port cannot assure you that it will be able to find a partner offering terms equivalent or more attractive than the price and terms offered by Motorola in the merger.

   C-Port May Lose An Opportunity To Enter Into A Merger Or Business Combination With Another Party On More Favorable Terms Because Of Provisions In The Merger Agreement Which Prohibit C-Port From Entering Into Such Transactions Or Soliciting Such Proposals. While the merger agreement is in effect, C-Port is prohibited from entering into or soliciting, initiating or encouraging any inquiries or proposals that may lead to a proposal or offer for a merger, with any person other than Motorola. As a result of this prohibition, C-Port may lose an opportunity to enter into a transaction with another potential partner on more favorable terms.

   The Price Of Motorola Common Stock May Be Affected By Factors Different From Those Affecting The Value Of C-Port Stock. Upon completion of the merger, C-Port stockholders will become Motorola common stockholders. Motorola's business differs from that of C-Port, and Motorola's results of operations, as well as the price of Motorola common stock, may be affected by factors different from those affecting C-Port's results of operations and the value of C-Port stock. For a discussion of Motorola's business and certain business risk factors to consider in connection with its business, see Motorola's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, which is incorporated by reference in this proxy statement/prospectus.

   Some Of C-Port's Directors And Officers Have Interests That Differ In Several Respects From C-Port Stockholders. In considering the recommendation of the C-Port board of directors to approve the merger agreement and the merger, you should consider that some of C-Port's directors and officers have interests that differ from, or are in addition to, their interests as C-Port stockholders generally. These interests include the receipt of Motorola stock options, benefits provided to them by Motorola under employment agreements and the continuation of certain indemnification arrangements.

   Clients Of Motorola And/Or C-Port May Delay Or Cancel Contracts As A Result Of Concerns Over The Merger. The announcement and closing of the merger could cause clients and potential clients of Motorola and C-Port to delay or cancel contracts as a result of client concerns and uncertainty over the combined company's offerings, personnel or services. Such a delay or cancellation could have a material adverse effect on the business, operating results and financial condition of C-Port.

Risks Related to C-Port

   C-Port Has A History Of Losses And Expects To Incur Future Losses. Since its inception in April 1997, C-Port has not achieved profitability. Although its revenue has grown in fiscal years 1999 and 2000, C-Port cannot assure you that its revenue will continue to grow or that it will realize sufficient revenue to achieve profitability. C-Port has incurred cumulative net losses of approximately $22.7 million from inception through December 31, 1999, including losses of approximately $5.5 million for fiscal year 1998 and $17.0 million for fiscal year 1999. As of December 31, 1999, C-Port had an accumulated deficit of approximately

$24.0 million. If the merger with Motorola is not consummated, C-Port would expect to increase its operating expenses to expand its sales and marketing activities, develop new distribution channels, fund increased levels of research and development and build its operational infrastructure. If C-Port's future revenue does not increase substantially, these increased expenditures would have a materially adverse effect on C-Port's future business, results of operations and financial condition.

   C-Port Will Need Additional Financing. If the merger with Motorola is not consummated and C-Port continues as a stand-alone company, C-Port will not have sufficient cash resources to continue its business operations as they are now being conducted without obtaining significant additional debt and/or equity funds to provide working capital for C-Port's continuing operations. While C-Port believes that it would be able to raise the funds required to finance its operations as a stand-alone company, it cannot assure you that the required funds would be available when needed or that they can be obtained on terms favorable to C-Port. If the required funds cannot be obtained, C-Port could be forced to revise its business plans, including possible curtailment of its future business operations, reduction of its planned future growth or a combination with another company on terms less favorable than the terms governing the merger with Motorola and C-Port.

                                 THE COMPANIES

Motorola

   Motorola is a global leader in providing integrated communications solutions and embedded electronic solutions. These include:

  . Software-enhanced wireless telephone, two-way radio, messaging and satellite communications products and systems, as well as networking and Internet-access products, for consumers, network operators, and commercial, government and industrial customers.

  . Embedded semiconductor solutions for customers in networking, transportation, wireless communications and imaging and entertainment markets.

  . Embedded electronic systems for automotive, communications, imaging, manufacturing systems, computer and industrial markets.

  . Digital and analog systems and set-top terminals for broadband cable television operators.

   As the world's #1 producer of embedded processors, Motorola's Semiconductor Products Sector offers multiple Digital DNA(TM) technologies which enable its customers to create "smart" products and new business opportunities in the networking and computing, wireless communications, transportation, and imaging and entertainment markets. Motorola's worldwide semiconductor sales in 1999 were $7.4 billion. Motorola's worldwide sales in 1999, after giving effect to the January 5, 2000 merger of General Instrument Corporation with Motorola that has been accounted for as a pooling of interests, were $33.1 billion.

   Motorola is a Delaware corporation and the shares of Motorola common stock trade on the New York Stock Exchange under the symbol "MOT."

   Motorola's principal executive offices are located at 1303 East Algonquin Road, Schaumburg, Illinois 60196, and its telephone number is (847) 576-5000.

   Additional information regarding Motorola is included in Motorola's reports filed under the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this document. See "Where You Can Find More Information" on page 67. Additional information concerning Motorola can also be found at Motorola's website at www.motorola.com.

C-Port

   C-Port Corporation was incorporated in Delaware in 1997. C-Port is a privately held corporation with approximately 165 stockholders and no subsidiaries. C-Port's business focuses on improving the networking industry's ability to develop, deploy and provide communications services.

   Combining expertise in full-custom microprocessors, networking, and software development tools, C-Port's team offers the industry a fully programmable communications platform, called C-Ware(TM). Leveraging the C-5 Digital Communications Processor, the C-Ware(TM) platform enables vendors to develop high-speed networking products quickly and cost-effectively, shrinking their development cycles and freeing them to concentrate on delivering innovative features and services for their enterprise and service provider customers.

   C-Port's principal executive offices are located at One High Street, North Andover, Massachusetts 01845, and its telephone number is (978) 773-2300.

   Additional information about C-Port can be found at C-Port's website at www.cportcorp.com.

   C-Port currently has approximately 90 employees. C-Port occupies approximately 40,000 square feet in its headquarters in North Andover, Massachusetts, approximately 1,800 square feet in San Jose, California and approximately 1,800 square feet in Longmont, Colorado.

                           THE C-PORT SPECIAL MEETING

   We are furnishing this proxy statement/prospectus to C-Port stockholders in connection with the solicitation of proxies from C-Port stockholders for use at the special meeting of C-Port stockholders to be held on May 9, 2000 and at any adjournment or postponement of the meeting. We are also furnishing this proxy statement/prospectus to C-Port stockholders as a prospectus in connection with the issuance by Motorola of shares of Motorola stock in the merger.

Date, Time and Place

   The special meeting will be held on Tuesday, May 9, 2000, at 10:00 a.m. local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109.

Matters to be Considered at the Special Meeting

   At the special meeting of C-Port stockholders, and any adjournment of the special meeting, C-Port stockholders will be asked:

  . to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger by and among Motorola, CP Acquisition Corp. and C-Port, dated as of February 17, 2000, and the merger under which C-Port will become a wholly owned subsidiary of Motorola, and the appointment of Laurence G. Walker as stockholder representative under the merger agreement; and

  . to consider and transact such other matters which may properly come before the special meeting or any and all adjournments thereof.

Board of Directors Recommendation

   The C-Port board of directors has unanimously approved the merger agreement and the merger and recommends a vote "FOR" approval of the merger agreement and the merger.

Record Date

   The C-Port board of directors fixed the close of business on April 5, 2000 as the record date for the special meeting. Accordingly, only stockholders of record of C-Port stock at the close of business on April 5, 2000 are entitled to notice of and to vote at the special meeting.

Quorum

   The presence at the special meeting, either in person or by proxy, of a majority of the C-Port shares issued and outstanding on the record date is necessary to constitute a quorum to transact business at that meeting. If a quorum is not present, it is expected that the special meeting will be adjourned or postponed in order to solicit additional proxies. Abstentions will be counted for the purpose of determining whether a quorum is present.

Stockholders Entitled to Vote

   At the close of business on the record date, April 5, 2000, there were 8,198,182 shares of C-Port common stock outstanding and entitled to vote held by approximately 71 stockholders of record. At the close of business on the record date, there were 19,125,946 shares of C-Port preferred stock outstanding and entitled to vote held by approximately 94 stockholders of record.

   The holders of C-Port common stock are entitled to cast one vote for each share of common stock they hold on each matter submitted to the common stockholders for a vote at the special meeting. The holders of C-Port preferred stock are entitled to cast one vote for each share of common stock into which their preferred stock could then be converted on each matter as to which the preferred stockholders are entitled to vote at the special meeting.

Vote Required

   Approval and adoption of the merger agreement and the merger requires the affirmative vote of the holders of a majority of the C-Port common and preferred shares outstanding on the record date voting together as a single class and the affirmative vote of the holders of at least 55% of the outstanding shares of preferred stock voting together as a single class.

   Failure to vote and abstentions will not be deemed to be cast either "FOR" or "AGAINST" the merger agreement and the merger. However, because approval and adoption of the merger agreement and the merger requires the affirmative vote of the holders of a majority of the outstanding C-Port shares, the failure to vote and abstentions will have the same effect as a vote "AGAINST" the merger agreement and the merger.

Voting Agreement

   On February 17, 2000, certain stockholders of C-Port, including certain officers and directors of C-Port, entered into a voting agreement, pursuant to which, among other things, they agreed to vote their shares of C-Port stock "FOR" approval of the merger agreement and the merger. A copy of the voting agreement is attached as Appendix C to this proxy statement/prospectus. Each of these stockholders has also granted an irrevocable proxy and a power of attorney to Motorola representatives to vote his, her or its shares of C-Port stock "FOR" approval of the merger agreement and the merger. On the record date, the C-Port stockholders that are parties to the voting agreement collectively owned and were entitled to vote approximately:

  . 55.7% of the outstanding shares of C-Port common stock and preferred stock, taken together as a single class; and

  . 69.8% of the C-Port preferred stock, taken together as a single class.

Consequently, approval of the merger agreement and the merger is assured.

Proxies

   All shares represented by properly executed proxy cards received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. Properly executed proxy cards that do not contain voting instructions with respect to approval of the merger agreement and the merger will be voted "FOR" approval of the merger agreement and the merger.

   Shares of C-Port stock represented at the special meeting but not voting, including shares of C-Port stock for which proxy cards have been received but for which holders of shares have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

   Only shares affirmatively voted for approval of the merger agreement, including properly executed proxy cards that do not contain voting instructions, will be counted as favorable votes for the merger proposal.

   The persons named as proxies by a stockholder may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to approve the merger agreement and the merger will be voted in favor of any adjournment or postponement.

Revocability of Proxies

   You may revoke your proxy at any time prior to its use:

  . by delivering to the secretary of C-Port at the address set forth below a signed notice of revocation or a later-dated, signed proxy card; or

  . by attending the special meeting and voting in person.

   Attendance at the special meeting is not in itself sufficient to revoke a proxy.

   All written notices of revocation and other communications with respect to revocation of proxies should be addressed to C-Port Corporation, One High Street, North Andover, Massachusetts 01845, Attention: Secretary. A proxy appointment will not be revoked by death or incapacity of the C-Port stockholder executing the proxy card unless, before the shares are voted, notice of such death or incapacity is filed with C-Port's secretary or other person responsible for tabulating votes on C-Port's behalf.

Solicitation of Proxies and Expenses

   C-Port will pay the cost of soliciting proxies from its stockholders. In addition to solicitation by mail, C-Port's directors, officers and employees may solicit proxies by telephone, fax, e-mail, telegram or in person.

   Please do not send stock certificates with your proxy card. A transmittal form with instructions concerning the surrender of C-Port stock certificates will be mailed to you by Motorola's exchange agent promptly after completion of the merger.

Dissenters' Rights to Appraisal

   If you do not wish to accept Motorola common stock in the merger, you have the right under Delaware law to have the fair value of your C-Port shares determined by the Delaware chancery court. This right to appraisal is subject to a number of restrictions and technical requirements. Generally, in order to exercise your appraisal rights:

  . you must send a written demand to C-Port for appraisal in compliance with Delaware law before the vote on the merger;

  . you must not vote in favor of the merger; and

  . you must continuously hold your C-Port stock, from the date you make the demand for appraisal through the closing of the merger.

Merely voting against the merger will not protect your rights to an appraisal. Appendix D to this proxy statement/prospectus contains a copy of the Delaware statute governing appraisal rights. Failure to follow all the steps required by Delaware law will result in the loss of your rights to appraisal. The Delaware law requirements for exercising appraisal rights are described in further detail on pages 34-36. See "The Merger--Statutory Appraisal Rights" on page 34 and "The Merger--Appraisal Rights Procedures" on pages 34-36.

                                   THE MERGER

   This section of the proxy statement/prospectus, as well as the next section titled "The Merger Agreement" beginning on page 38, describes certain aspects of the proposed merger. These sections highlight key information about the merger agreement and the merger, but they may not include all the information that a stockholder would like to or should know. The merger agreement is attached as Appendix A to this proxy statement/prospectus. We urge stockholders to read the merger agreement in its entirety.

Structure of the Merger

   If the merger is adopted by the holders of a majority of the outstanding C-Port common and preferred shares voting together as a single class and by 55% of the outstanding C-Port preferred shares voting together as a single class and the other conditions to the merger are satisfied, CP Acquisition Corp., a wholly owned subsidiary of Motorola formed for the purpose of the merger, will merge with and into C-Port, with C-Port being the surviving corporation in the merger and becoming a wholly owned subsidiary of Motorola.

Background

   In August 1998, representatives of Motorola and C-Port met in Austin, Texas to discuss a possible strategic relationship. These discussions did not lead to an acquisition proposal.

   In September 1999, representatives of Motorola and C-Port resumed discussions concerning a possible relationship between the two companies and, in October 1999, they entered into a non-disclosure agreement to facilitate further discussions.

   Following a visit to C-Port's headquarters in North Andover, Massachusetts in October 1999, Motorola informed Laurence G. Walker, C-Port's President and Chief Executive Officer, that Motorola was interested in exploring a possible acquisition of C-Port.

   In early December 1999, Daniel Artusi, Corporate Vice President and General Manager of Motorola's Networking and Computing Systems Group, and Dr. Walker met in Austin, Texas along with other representatives of Motorola and C-Port to explore in further detail the possible acquisition of C-Port by Motorola. At the end of the meeting, the parties agreed to continue their discussions, which continued periodically thereafter.

   The C-Port board of directors, which had previously been advised concerning Dr. Walker's discussions with Motorola, was further briefed at its December 17, 1999 meeting. During the week of December 20, 1999, senior executives of Motorola were briefed concerning discussions to date with C-Port. On December 23, 1999, Motorola sent a letter of intent to Dr. Walker describing an acquisition proposal. This letter was followed by meetings between representatives of both companies.

   On January 4, 2000, C-Port retained Deutsche Bank to serve as its financial advisor with respect to the merger.

   During January, Motorola and C-Port, together with their advisors, negotiated the principal terms of the merger and on January 25, 2000, the parties entered into an exclusivity agreement to facilitate finalization of the terms of the transaction.

   In early February 2000, representatives of Motorola, C-Port and their advisors met in Chicago, Illinois to negotiate the final terms of the merger agreement and various other legal, financial and regulatory matters.

   On February 6, 2000 and February 9, 2000, the C-Port board of directors met with representatives of Hale and Dorr, C-Port's legal advisor, and Deutsche Bank in attendance, in order to discuss the terms and conditions of the merger and the status of the negotiations. On February 9, 2000, the parties agreed to extend the termination date of the exclusivity agreement.

   On February 14, 2000, the Motorola board of directors approved the merger agreement and the merger at a telephonic meeting.

   On February 16, 2000, the C-Port board of directors met twice with representatives of Hale and Dorr and Deutsche Bank in attendance to discuss in detail the terms and conditions of the merger.

   On February 17, 2000, the C-Port board of directors met with representatives of Hale and Dorr and Deutsche Bank in attendance. At that meeting, the C-Port board of directors reviewed discussion materials prepared by Deutsche Bank with regard to Motorola's offer and engaged in a detailed discussion of the merits of the proposed transaction to C-Port's stockholders. Deutsche Bank delivered its oral opinion to the C-Port board of directors to the effect that, as of that date, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Deutsche Bank, the exchange ratio between C-Port and Motorola was fair, from a financial point of view, to C-Port stockholders. Based on their discussions and the materials presented at the meeting, C-Port's board of directors concluded that Motorola's proposal was in the best interests of C-Port and its stockholders and authorized the merger agreement, the voting agreement and the other related documents and the merger.

   As of February 17, 2000, the merger agreement was executed by Motorola, CP Acquisition Corp. and C-Port. In connection with the execution of the merger agreement, certain stockholders of C-Port entered into a voting agreement pursuant to which they agreed, among other things, to vote their shares of C-Port stock in favor of the merger.

   On February 22, 2000, before the opening of trading on the New York Stock Exchange, Motorola and C-Port issued a joint press release announcing the proposed merger.

Motorola's Reasons for the Merger

   As part of its growth strategy, Motorola's Semiconductor Products Sector seeks opportunities to develop smarter networks faster and strengthen its product portfolio in the networking equipment industry. By combining Motorola's Digital DNA(TM) technologies with C-Port's product and development offerings, which enable high bandwidth network processing applications, Motorola seeks to offer its customers a scalable family of solutions from the SOHO, to the edge, to the core of the network. Through the acquisition of C-Port, Motorola believes it can deliver a complete communications platform including host, integrated communications and network processors, digital signal processors, development environments and application software.

   In particular, the transaction allows Motorola to benefit from C-Port's pioneering advances in programmable network processor development. C-Port's C-5(TM) DCP product is one of the industry's first totally programmable network processors. When utilized with Motorola's other communications processors, C-Port's processors allow network equipment manufacturers to build re-programmable smart networking equipment. This gives service providers the ability to create and offer new services quickly and efficiently to handle the proliferation of e-commerce, multimedia content and other Internet services.

C-Port's Reasons for the Merger

   The C-Port board of directors has unanimously approved the merger agreement and the transactions contemplated thereby and believes that the terms of the merger agreement and the merger are fair to, and in the best interests of, C-Port and its stockholders. The C-Port board of directors recommends that the C-Port stockholders adopt the merger agreement and the merger. The C-Port board of directors considered and reviewed with management the positive factors listed below, among other factors, in reaching its decision to approve the merger agreement and the merger:

  . to enable C-Port to capitalize on Motorola's extensive international and domestic sales, marketing, and distribution expertise and resources, thereby increasing the visibility and accessibility of C-Port's products;

  . to utilize Motorola's research and development resources to enable C-Port to accelerate its development activities;

  . the strategic fit of combining C-Port's Communications Processor expertise with that of Motorola's as well as Motorola's extensive product lines in host processors, memories, and other semiconductor products allowing C-Port's OEM customers an easier design capability for their products and to quickly deliver them to market;

  . to access additional financial resources to accelerate C-Port's growth and access to the public markets to raise further capital;

  . the fact that the merger was structured as a reorganization for federal income tax purposes;

  . the benefit to the stockholders of C-Port without enduring the time, expense and uncertainty involved in an initial public offering; and

  . the liquidity that the transaction would provide in light of the consideration being shares of Motorola common stock, which are publicly traded securities on the New York Stock Exchange and are more readily marketable than shares of C-Port stock.

   In the course of its deliberations, the C-Port board of directors reviewed with C-Port management and C-Port's legal and financial advisers a number of additional factors that the C-Port board of directors deemed relevant to the merger, including, but not limited to:

  . the strategic importance to C-Port of the proposed merger;

  . the consideration to be received by C-Port stockholders in the merger;

  . information concerning C-Port's and Motorola's respective businesses, prospects, strategic business plans, financial performance and condition, results of operations, technology positions, management and competitive positions;

  . C-Port management's view as to the financial condition, results of operations and business of C-Port before and after giving effect to the merger;

  . C-Port management's view as to the prospects of C-Port's continuing as an independent company;

  . C-Port management's view as to C-Port's ability to gain access to the necessary capital to meet its strategic business goals in both the near term and the long term as well as the relative costs associated with obtaining the capital;

  . current financial conditions and historical market prices, volatility and trading information with respect to Motorola common stock;

  . C-Port management's view as to the effect of the merger on the core business of C-Port, including its research and development efforts, potential synergy of Motorola's technologies with C-Port's technologies, the breadth of Motorola's product offerings, and sales and marketing infrastructure;

  . the impact of the merger on C-Port's strategic marketing partners, employees and customers; and

  . the compatibility of the managements of C-Port and Motorola.

   During the course of its deliberations concerning the merger, the C-Port board of directors also identified and considered a variety of potentially negative factors that could materialize as a result of the merger, including, but not limited to:

  . the risk that the potential benefits sought in the merger might not be fully realized;

  . the transaction costs involved in connection with closing the merger;

  . the possibility that the merger might not be consummated and the effect of the public announcement of the merger on C-Port's partners, customers and employees;

  . the risks associated with obtaining the necessary approvals required to complete the merger;

  . the effects of the diversion of management resources necessary to respond to due diligence inquiries and the negotiation and consummation of the merger; and

  . the other risks described on pages 14-16 above under "Risk Factors."

   The foregoing factors are not intended to be an exhaustive list of all factors considered. In view of the variety of factors considered, the C-Port board found it impractical to and did not quantify or otherwise assign relative weights to the specific factors discussed above.

Recommendation of the C-Port Board of Directors

   After extensive discussion among the members of the board of directors, the C-Port board of directors concluded that the risks associated with the merger were outweighed by the potential benefits of the merger and unanimously determined that the merger is fair to, and in the best interests of, C-Port and its stockholders. Some directors of C-Port may be deemed to have a conflict of interest in the C-Port board of directors' approval of the merger and its recommendation that the C-Port stockholders approve the merger. See "The Merger--Interests of C-Port Directors and Officers in the Merger" on page 31.

Opinion of Financial Advisor to C-Port

   Deutsche Bank Securities Inc. has acted as financial advisor to C-Port in connection with the merger. At the February 17, 2000 meeting of the C-Port board of directors, Deutsche Bank delivered its oral opinion, subsequently confirmed in writing as of the same date, to the effect that, as of the date of such opinion, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Deutsche Bank, the exchange ratio between C-Port and Motorola was fair, from a financial point of view, to C-Port stockholders.

   The full text of Deutsche Bank's written opinion, dated February 17, 2000 (the "Deutsche Bank Opinion"), which includes the assumptions made, matters considered and limits on the review undertaken by Deutsche Bank in connection with its opinion, is attached as Appendix B to this proxy statement/prospectus and is incorporated herein by reference. C-Port stockholders are urged to read the Deutsche Bank opinion in its entirety. The summary of the Deutsche Bank opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the Deutsche Bank opinion.

   In connection with Deutsche Bank's role as financial advisor to C-Port, and in arriving at its opinion, Deutsche Bank has, among other things:

  . reviewed certain publicly available financial information and other information concerning C-Port and Motorola and certain internal analyses and other information furnished to it by C-Port;

  . held discussions with members of the managements of C-Port and Motorola regarding the businesses and prospects of their respective companies and the joint prospects of a combined enterprise;

  . reviewed the reported prices and trading activity for the common stock of Motorola;

  . compared certain financial information for C-Port, and certain financial and stock market information for Motorola, with similar information for selected companies whose securities are publicly traded;

  . reviewed the financial terms of selected recent business combinations which it deemed comparable in whole or in part;

  . reviewed the terms of the merger agreement and certain related documents;
    and

  . performed such other studies and analyses and considered such other factors as it deemed appropriate.

   In preparing its opinion, Deutsche Bank did not independently verify any information concerning C-Port or Motorola, including any financial information, forecasts or projections, considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank assumed and relied upon the accuracy and completeness of all such information. Deutsche Bank did not conduct a physical inspection of any of the properties or assets, and did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of C-Port or Motorola.

   With respect to the financial forecasts and projections made available to Deutsche Bank and used in its analysis, Deutsche Bank assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of C-Port. In rendering its opinion, Deutsche Bank expressed no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based.

   The Deutsche Bank opinion was necessarily based upon economic, market and other conditions as in effect on, and the information made available to Deutsche Bank as of, the date of such opinion.

   For purposes of rendering its opinion, Deutsche Bank assumed that, in all respects material to its analysis:

  . the representations and warranties of C-Port and Motorola contained in the merger agreement were and are true and correct;

  . C-Port and Motorola will each perform all of the covenants and agreements to be performed by it under the merger agreement and all conditions to the obligation of each of C-Port and Motorola to consummate the merger will be satisfied without any waiver thereof;

  . all material governmental, regulatory or other approvals and consents required in connection with the consummation of the transactions contemplated by the merger agreement will be obtained;

  . in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either C-Port or Motorola is a party, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on C-Port or Motorola or materially reduce the contemplated benefits of the merger; and

  . the shares held in escrow pursuant to the merger agreement and the escrow agreement will be released to the stockholders of C-Port on the first anniversary of the closing of the transaction without any deduction for any indemnification obligation.

   In addition, Deutsche Bank was advised by C-Port, and accordingly assumed for purposes of its opinion, that the merger will qualify as a reorganization for federal income tax purposes and that the merger will be accounted for as a purchase.

   Set forth below is a brief summary of certain financial analyses performed by Deutsche Bank in connection with its opinion and reviewed with the C-Port board of directors at its meeting on February 17, 2000.

   Historical Stock Performance. Deutsche Bank reviewed and analyzed recent and historical market prices for Motorola common stock and compared such market prices to certain stock market and industry indices. On the basis of this analysis, Deutsche Bank calculated that, as of the close of trading on February 16, 2000, the per share price of Motorola common stock was:

  . 17.8% above its 90-day closing average;

  . 7.8% above its 60-day closing average;

  . 3.4% above its 30-day closing average;

  . 8.4% below its 52-week high; and

  . 133.6% above its 52-week low.

   Analysis of Selected Publicly Traded Companies. Deutsche Bank compared certain financial information and commonly used valuation measurements for Motorola and C-Port to corresponding information and measurements for selected groups of publicly traded companies with operations in markets similar to their own. Those companies are as follows:

    C-Port Comparable Companies   Motorola Comparable Companies
    ---------------------------   -----------------------------
   . Applied Micro Circuits       .ADC Telecommunications, Inc.

   . Broadcom Corporation         .Alcatel Alsthom

   . Galileo Technology           .Ericsson, Inc.

   . HI/FN                        .Lucent Technologies, Inc.

   . Maker Communications         .Nokia Corporation

   . MMC Networks Inc.            .Nortel Networks

   . PMC-Sierra, Inc.             .Qualcomm, Inc.

   . Transwitch Corp.             .Siemens AG

   . Vitesse Semiconductor Corp.  .Tellabs, Inc.

                                  .Texas Instruments, Inc.

   The financial information and valuation measurements analyzed by Deutsche Bank included:

  . common equity market value;

  . operating performance;

  . ratios of common equity market value as adjusted for debt and cash
    ("Enterprise Value") to revenues; and

  . ratios of common equity market prices per share ("Equity Value") to earnings per share ("EPS").

   To calculate the trading multiples for Motorola and the comparable companies, Deutsche Bank used publicly available information concerning historical and projected financial performance, including earnings estimates reported by the Institutional Brokers Estimate System ("IBES") or by individual securities firms' equity research departments, including in certain cases research from Deutsche Bank. IBES is a data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors.

   The following table summarizes the Enterprise Value to Revenue and EBIT multiples that Deutsche Bank calculated for C-Port (taking the exchange ratio into effect), Motorola and their respective comparable companies:

                                                         Enterprise Value to:
                                                      --------------------------
                                                      Trailing   2000     2001
      C-Port                                          Revenues Revenues Revenues
      ------                                          -------- -------- --------
      Comparable Companies
        High.........................................  104.0x   66.3x    64.8x
        Mean.........................................   54.3x   35.1x    26.6x
        Median.......................................   46.3x   31.2x    21.3x
        Low..........................................    9.0x    6.4x     4.8x
      C-Port.........................................      *    86.0x    18.7x

--------
*Indicates a negative or not meaningful value.

                                                         Enterprise Value to:
                                                      --------------------------
                                                      Trailing   2000     2001
      Motorola                                        Revenues Revenues Revenues
      --------                                        -------- -------- --------
      Comparable Companies
        High.........................................  21.7x    20.5x    18.0x
        Mean.........................................   8.2x     7.1x     5.9x
        Median.......................................   7.3x     6.2x     5.2x
        Low..........................................   1.4x     1.3x     1.1x
      Motorola.......................................   3.6x     2.9x     2.4x

   The following table summarizes the Equity Value to EPS multiples that Deutsche Bank calculated for C-Port, Motorola and the comparable companies:

                                                           Enterprise Value to:
                                                          ----------------------
                                                          Trailing  2000   2001
      C-Port                                              Revenues  EPS    EPS
      ------                                              -------- ------ ------
      Comparable Companies
        High.............................................  413.7x  262.3x 243.6x
        Mean.............................................  204.6x  148.0x 122.6x
        Median...........................................  138.7x  145.9x 107.0x
        Low..............................................   32.5x   26.3x  20.6x
      C-Port.............................................      *       *      *

--------
*Indicates a negative or not meaningful value.

                                                           Enterprise Value to:
                                                           ---------------------
                                                           Trailing  2000  2001
      Motorola                                             Revenues  EPS    EPS
      --------                                             -------- ------ -----
      Comparable Companies
        High..............................................  116.5x  115.0x 90.8x
        Mean..............................................   64.0x   59.4x 48.6x
        Median............................................   54.5x   52.1x 42.0x
        Low...............................................   37.7x   29.5x 26.9x
      Motorola............................................   71.4x   46.2x 33.6x

   None of the comparable companies is identical to Motorola or C-Port. Accordingly, Deutsche Bank believes the analysis of publicly traded comparable companies is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in Deutsche Bank's opinion, concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies.

   Analysis of Selected Precedent Transactions. Deutsche Bank reviewed the financial terms, to the extent publicly available, of 30 proposed, pending or completed mergers and acquisition transactions since 1998 involving target companies in the communications integrated circuit industry.

   For the precedent transactions, Deutsche Bank calculated various financial multiples based on publicly available information for each of the selected transactions. Deutsche Bank then compared these financial multiples to the corresponding financial multiples for the merger, based on the exchange ratio. Of the precedent transactions, seven had publicly available financial data and 27 had publicly available headcount information, with respect to which Deutsche Bank calculated the following multiples:

                                                       Enterprise Value to:
                                                   ----------------------------
                                                   Trailing Trailing  Headcount
                                                   Revenues   EBIT   ($millions)
                                                   -------- -------- ----------
      Precedent Transactions
        High......................................  67.7x    282.3x     13.9
        Mean......................................  18.0x    109.6x      4.4
        Median....................................   9.5x     55.0x      3.8
        Low.......................................   2.4x     46.0x      0.6
      Merger......................................     *         *       4.8

--------
*Indicates a negative or not meaningful value.

   All multiples for the precedent transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the two-year period during which the precedent transactions occurred.

   Because the reasons for, and circumstances surrounding, each of the precedent transactions analyzed were so diverse, and due to the inherent differences between the operations and financial conditions of Motorola and C-Port and the companies involved in the precedent transactions, Deutsche Bank believes that a comparable transaction analysis is not simply mathematical. Rather, such analysis involves complex considerations and qualitative judgments, reflected in Deutsche Bank's opinion, concerning differences between the characteristics of these transactions and the merger that could affect the value of the subject companies and businesses and Motorola and C-Port.

   Contribution Analysis. Deutsche Bank analyzed the relative contributions of Motorola and C-Port to the pro forma income statement of the combined company, based on published earnings estimates for Motorola and management projections for C-Port, as compared to C-Port's relative ownership of approximately 0.4% of the outstanding capital of the combined company. This analysis showed that on a pro forma combined basis (excluding the effect of any synergies that may be realized as a result of the Merger and any non-recurring expenses relating to the Merger), based on the 12-month period ending December 31, 2000:

  . Motorola would account for approximately 100.0%, and C-Port would account for approximately 0.0%, of the combined company's pro forma revenue; and

  . Motorola would account for approximately 100.4%, and C-Port would account for approximately -0.4%, of the combined company's pro forma net income.

   Initial Public Offering Valuation Analysis. Deutsche Bank analyzed various initial public offering valuation scenarios for C-Port based on the trading characteristics of the comparable companies and financial projections provided by management. Deutsche Bank assumed that an initial public offering would not take place before the first quarter of 2001 and therefore determined that any estimate of C-Port's value derived from such an analysis was purely speculative.

   The foregoing summary describes all analyses and factors that Deutsche Bank deemed material in its presentation to the C-Port board of directors, but is not a comprehensive description of all analyses performed and factors considered by Deutsche Bank in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances is not readily susceptible to summary description. Deutsche Bank believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying the opinion. In arriving at its fairness determination, Deutsche Bank did not assign specific weights to any particular analyses.

   In conducting its analyses and arriving at its opinions, Deutsche Bank utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling Deutsche Bank to provide its opinion to the C-Port board of directors as to the fairness to the stockholders of C-Port of the exchange ratio. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. In connection with its analyses, Deutsche Bank made, and was provided by C-Port management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond C-Port's or Motorola's control. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of C-Port, Motorola or their respective advisors, neither C-Port nor Deutsche Bank nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

   The terms of the merger were determined through negotiations between C-Port and Motorola and were approved by the C-Port board of directors. Although Deutsche Bank provided advice to C-Port during the course of these negotiations, the decision to enter into the merger was solely that of the C-Port board of directors. As described above, the opinion and presentation of Deutsche Bank to the C-Port board of directors were only one of a number of factors taken into consideration by the C-Port board of directors in making its determination to approve the merger agreement and the merger. Deutsche Bank's opinion was provided to the C-Port board of directors to assist it in connection with its consideration of the merger agreement and the merger and does not constitute a recommendation to any stockholder of C-Port as to how to vote with respect to the merger agreement and the merger.

   C-Port selected Deutsche Bank as financial advisor in connection with the merger based on Deutsche Bank's qualifications, expertise, reputation and experience in mergers and acquisitions. C-Port retained Deutsche Bank pursuant to a letter agreement dated January 4, 2000. As compensation for Deutsche Bank's services in connection with the merger, C-Port agreed to pay Deutsche Bank a cash fee of $375,000 upon the delivery of its opinion and an additional cash fee that would total $3,450,000 if the merger were consummated at the value implied by the exchange ratio on the announcement date. Regardless of whether the merger is consummated, C-Port has agreed to reimburse Deutsche Bank for reasonable fees and disbursements of its counsel and all of its reasonable travel and other out-of-pocket expenses. C-Port has also agreed to indemnify Deutsche Bank and certain related persons to the fullest extent lawful against certain liabilities, including certain liabilities under the federal securities laws arising out of its engagement or the merger.

   Deutsche Bank is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. Deutsche Bank has in the past provided investment banking services to Motorola. Deutsche Bank and its affiliates may actively trade securities of Motorola for their own account or the account of their customers and, accordingly, may from time to time hold a long or short position in such securities.

Accounting Treatment

   We anticipate that the merger will be accounted for as a purchase for financial reporting and accounting purposes, under generally accepted accounting principles. Under the purchase method of accounting, the purchase price paid by Motorola for C-Port (including direct costs of the merger) will be allocated to the identifiable assets and liabilities of C-Port based upon the fair value of C-Port's identifiable assets and liabilities as of the effectiveness of the merger and in process research and development, with the excess of the purchase price over the fair value of net identifiable assets and in process research and development being allocated to goodwill. After the merger, the financial condition and results of operations of C-Port will be included (but not separately reported) in the consolidated financial condition and results of operations of Motorola.

Effectiveness of Merger

   The merger will become effective upon the filing of a certificate of merger with the Delaware secretary of state, or at such later time as is stated in the certificate of merger. The filing of a certificate of merger will occur as soon as practicable, but no later than the third business day after satisfaction or waiver of the conditions to the completion of the merger described in the merger agreement.

Merger Consideration

   At the effective time of the merger, each issued and outstanding share of C-Port stock (other than shares as to which dissenters' rights to appraisal have been perfected) will be converted into the right to receive 0.1022485 of a share of Motorola common stock for each share of C-Port common stock. As previously announced by Motorola, on February 29, 2000 Motorola's board of directors approved a three-for-one stock split of its common stock payable on June 1, 2000 in the form of a stock dividend to its common stockholders of record as of the close of business on May 15, 2000. If the effective time of the merger occurs after May 15, 2000, the 0.1022485 exchange ratio will automatically adjust under the merger agreement to 0.3067455 to reflect the stock split.

   Shares of treasury stock held by C-Port will be cancelled. Former C-Port stockholders will receive cash for any fractional Motorola shares which they would have otherwise received in the merger. As of the effective time of the merger, all shares of C-Port stock will no longer be outstanding, will automatically be cancelled and will cease to exist. At that time, each holder of a certificate representing shares of C-Port stock (other than shares as to which dissenters' rights to appraisal have been perfected) will cease to have any rights as a stockholder except the right to receive Motorola common stock, the right to any dividends or other distributions in accordance with the merger agreement and the right to receive cash for any fractional share of Motorola common stock otherwise issuable in the merger. The exchange ratio was determined through arm's-length negotiations between Motorola and C-Port.

Treatment of C-Port Stock Options and Restricted Stock

   Under the merger agreement, at the effective time of the merger, Motorola will assume C-Port's 1997 stock incentive plan and all stock options granted under the plan to acquire shares of C-Port common stock. Each stock option under the plan will be converted into a stock option to acquire Motorola common stock on the same terms and conditions. The number of shares of Motorola common stock to be subject to any such option will be equal to the number of shares of C-Port common stock subject to that C-Port stock option multiplied by the
0.1022485 exchange ratio and rounded down to the nearest whole share. The exchange ratio will be adjusted to give effect to any reclassification, stock split, stock dividend, reorganization or other similar exchange with respect to Motorola or C-Port common stock occurring before the merger. The exercise price per share of Motorola common stock under any stock option will be equal to the exercise price per share of C-Port common stock subject to that C-Port stock option divided by the exchange ratio and rounded up to the nearest whole cent. The merger agreement provides that, prior to the effective time of the merger, the C-Port board of directors will adopt, by resolution, an amendment, subject to C-Port stockholder approval (as described in the following sentence), to the C-Port 1997 stock incentive plan, the form of which will be approved by Motorola, to provide that one-half of the C-Port stock options that are unvested as of the effective time of the merger and held by any person providing services to C-Port at the effective time of the merger shall become fully vested and exercisable at the effective time of the merger and the other one-half of the C-Port stock options shall become fully vested over the 12-month period following the effective date of the merger on a pro-rata basis. C-Port will also request, in a separate written action, that its stockholders consent to the acceleration with respect to those option holders who may be disqualified individuals within the meaning of Section 280G of the Internal Revenue Code. This consent is expected to be obtained in a manner consistent with the stockholder approval requirements of Section 280G of the Internal Revenue Code.

   Pursuant to their restricted stock agreements with C-Port, in the event of a transaction such as the merger, holders of C-Port restricted stock are entitled to acceleration of one-half of the unvested portion of their restricted stock and vesting of the remaining one-half over the 12-month period following such transaction. Prior to the stockholder approval described in the following sentence, holders of C-Port restricted stock who may be disqualified individuals within the meaning of Section 280G of the Internal Revenue Code may elect to waive this preexisting right to acceleration of vesting upon the merger. Thereafter, C-Port will request, in a separate written action, the approval of its stockholders of the reinstatement of any waived acceleration of vesting of the C-Port restricted stock in a manner intended to comply with the stockholder approval requirements of Section 280G of the Internal Revenue Code.

   As long as the approval requirements of Section 280G of the Internal Revenue Code are complied with, the value of the acceleration of the vesting of C-Port stock options and restricted stock should not be considered an "excess parachute payment" subject to Sections 280G and 4999 of the Internal Revenue Code.

   No later than 15 calendar days after the effective time of the merger, Motorola will prepare and file with the SEC a registration statement on Form S-8 under the Securities Act of 1933 registering the shares of Motorola common stock subject to the assumed C-Port stock options. That registration statement will be kept effective (and the current status of the prospectus required by the SEC shall be maintained in accordance with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934) for so long as any assumed C-Port options remain outstanding. See "The Merger Agreement-- Treatment of C-Port Stock Options" on page 40.

Interests of C-Port Directors and Officers in the Merger

   In considering the recommendation of the C-Port board of directors in favor of the merger agreement and the merger, you should be aware that certain directors and executive officers of C-Port have interests in the merger that are different from or in addition to, the interests of stockholders of C-Port. These interests relate to or arise from, among other things:

  . the continued indemnification of current directors and officers of C-
    Port; and

  . the retention of certain current officers of C-Port following the merger.

   These interests are described below, to the extent material, and except as described below, those persons have, to the knowledge of C-Port, no material interest in the merger apart from those of stockholders generally. The C-Port board of directors was aware of, and considered the interests of, themselves and C-Port's executive officers in approving the merger agreement and the merger. You should also read the section entitled "Certain Information Concerning C-Port" beginning on page 59.

   Indemnification. The merger agreement provides that Motorola will, for a period of two years following the effective date of the merger, fulfill and honor in all respects the obligations of C-Port to indemnify each person who is or was a director or officer of C-Port pursuant to any indemnification provision contained in C-Port's charter or by-laws as each was in effect on the date of the merger agreement.

   Ownership and Voting of C-Port Stock. As of April 5, 2000, the directors and executive officers of C-Port collectively owned directly approximately 4,330,000 shares of C-Port common stock and 377,518 shares of C-Port preferred stock. As of April 5, 2000, directors and officers of C-Port and their affiliates may be deemed to have beneficial ownership of approximately 4,330,000 shares of C-Port's issued and outstanding common stock, and 9,253,554 shares of C-Port's issued and outstanding preferred stock. These officers and directors may be deemed to have beneficial ownership either by themselves or with others. Certain of the C-Port directors have agreed to vote their issued and outstanding shares over which they have voting control in favor of the merger agreement and the merger. See also "Certain Information Concerning C-Port" on page 59.

   Employment Agreements. It is a condition to the merger that employment agreements be entered into between Motorola and each of Laurence G. Walker, David Husak, Peter Morris, Richard Hollingsworth, Kurt Hoff, Clint Ramsay and John Burnham, each a current employee of C-Port. The term of each employment agreement will be two years from the effective date of the merger, except for Dr. Walker's employment agreement, which will have a term of three years following the effective date of the merger. If, before the end of the applicable term, the employee is terminated without cause, or the employee terminates employment for good reason, he will be entitled to a severance payment from Motorola equal to 50% of the annual salary that would have been payable under the employment agreement. Each employment agreement provides that Motorola will grant to the applicable employee options to purchase shares of Motorola common stock. The Motorola stock options, the exercise price of which will be set as of the date the option certificate is issued to each applicable employee, will vest over a four year period, with 25% of the options vesting on each of the first four anniversaries of the grant date of the stock options. In order to exercise the options, the employee must be employed by Motorola or its C-Port subsidiary on the date of exercise. In addition, each employment agreement requires Motorola to grant shares of Motorola restricted stock to the applicable employee within 30 days after such employee's first date of employment under the employment agreement. Each employee's rights in the restricted stock will vest on the fourth anniversary of the grant date. Finally, each employment agreement requires that Motorola pay to the applicable employee a retention bonus within 30 days after the employee completes 24 months of consecutive employment with Motorola or with C-Port following the merger. Dr. Walker's employment agreement will require that he return the retention bonus paid to him if he terminates his employment with C-Port voluntarily prior to the end of the three year term of his employment agreement. Each employment agreement will also contain non-competition and non-solicitation covenants.

   You should also read the matters described under "Certain Information Concerning C-Port" on page 59.

Material Federal Income Tax Consequences of the C-Port Merger

   In the opinion of Winston & Strawn, tax counsel to Motorola, and Hale and Dorr LLP, tax counsel to C-Port, the following is a summary of the material United States federal income tax consequences of the merger to C-Port stockholders who exchange their C-Port shares for Motorola shares and, as applicable, cash in lieu of fractional shares of Motorola stock pursuant to the merger agreement. This discussion addresses only stockholders who hold their C-Port shares as a capital asset and does not address all of the United States federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to stockholders who are subject to special rules (including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, foreign holders, persons who hold their C-Port shares as a hedge against currency risk, a constructive sale, or conversion transaction, or holders who acquired their shares pursuant to the exercise of an employee stock options or otherwise as compensation). The following summary is not binding on the Internal Revenue Service or a court. It is based upon the Internal Revenue Code, laws, regulations, rulings, and decisions in effect on the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local, and foreign laws are not addressed.

   The following discussion is not intended to be a complete analysis or description of all potential United States federal income tax consequences or any other tax consequences of the merger. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, your individual circumstances. C-Port stockholders are strongly urged to consult their own tax advisors as to the specific tax consequences to them of the merger, including the applicability and effect of federal, state, local, and foreign income and other tax laws on their particular circumstances.

   No ruling has been, or will be, sought from the Internal Revenue Service as to the United States federal income tax consequences of the merger. It is a condition to the consummation of the merger that Motorola receive an opinion from its counsel, Winston & Strawn, and that C-Port receive an opinion from its counsel, Hale and Dorr LLP, stating that the merger will be treated for United States federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code. The issuance of such opinions will be conditioned on customary assumptions and representations made by Motorola, CP Acquisition Corp. and C-Port. An opinion of counsel is not binding on the Internal Revenue Service or a court. As a result, neither Motorola nor C-Port can assure you that the tax considerations and opinions contained in this discussion will not be challenged by the Internal Revenue Service or sustained by a court if challenged by the Internal Revenue Service.

   Assuming the merger qualifies as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code, C-Port stockholders who exchange their C-Port shares for Motorola shares will not recognize gain or loss for United States federal income tax purposes, except with respect to cash, if any, they receive in lieu of fractional shares of Motorola stock. The aggregate tax basis of a C-Port stockholder in the Motorola shares received in exchange for C-Port shares pursuant to the merger will be the same as such holder's aggregate tax basis in the C-Port shares surrendered in the merger, decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received. The holding period of the Motorola shares received in the merger by a C-Port stockholder will include the holding period of the C-Port shares surrendered in the merger.

   C-Port stockholders who receive cash in lieu of fractional shares of Motorola stock in the merger generally will recognize gain or loss equal to the difference between the amount of cash received and their tax basis in C-Port shares that is allocable to the fractional shares. The gain or loss generally will be capital gain or loss. In the case of an individual stockholder, capital gain is subject to a maximum tax rate of 20% if the individual held his or her C-Port shares for more than 12 months at the effective time of the merger. The deductibility of capital losses is subject to limitations for both individuals and corporations.

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

   C-Port stockholders who exchange C-Port shares for Motorola shares should be treated as receiving the escrowed Motorola shares at the time of the merger and should be treated as owners of such shares. Until such shares are released, the interim basis of the Motorola stock received by a C-Port stockholder will be determined as if such stockholder received the maximum number of Motorola shares. No federal income tax consequences should result from the receipt of any shares upon the termination of the escrow. It is the Internal Revenue Service's position that the former C-Port stockholders would recognize capital gain or loss to the extent the escrowed Motorola shares are used to satisfy a claim. The amount of the gain or loss recognized should equal the difference between the stockholder's basis in the escrowed Motorola shares used to satisfy the claim and the fair market value of those shares. The value of such returned shares will be added back to the tax basis of the Motorola stock retained by the stockholder.

   C-Port stockholders will be required to attach a statement to their tax returns for the year of the merger that contains the information listed in Treasury Regulation Section 1.368-3(b). Such statement must include the stockholder's tax basis in the stockholder's C-Port stock and a description of the Motorola common stock received therefor. C-Port stockholders are urged to consult their tax advisors with respect to this statement and any other tax reporting requirements.

   The opinions described above do not apply to stockholders who exercise appraisal rights. A C-Port stockholder who exercises appraisal rights with respect to the merger and receives cash for shares of C-Port stock will generally recognize capital gain (or loss) measured by the difference between the amount of cash received and the stockholder's basis in those shares, provided that the payment is not treated as a dividend pursuant to Section 302 of the Internal Revenue Code or otherwise. A sale of shares based on an exercise of appraisal rights will not be treated as a dividend if the stockholder exercising appraisal rights owns no shares of C-Port immediately after the merger, after giving effect to the constructive ownership rules pursuant to the Internal Revenue Code. The capital gain or loss will be long-term capital gain or loss if the holder's holding period for the shares is more than one year.

   If the merger were not a tax-free reorganization, each C-Port stockholder would recognize taxable gain (or loss) with respect to the C-Port stock surrendered, measured by the difference between (i) the fair market value, as of the time of the merger, of the Motorola common stock received in the merger, and (ii) the stockholder's tax basis in the C-Port stock surrendered therefor in the merger. In such event, a stockholder's aggregate basis in the Motorola common stock so received would equal its fair market value as of the time of the merger and the holding period for such stock would begin the day after the merger.

   A noncorporate C-Port stockholder may be subject to backup withholding at a rate of 31% on cash payments received in lieu of a fractional share of Motorola stock or upon the exercise of appraisal rights. Backup withholding will not apply, however, to a stockholder who (1) furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on the substitute W-9 or successor form included in the letter of transmittal to be delivered to C-Port stockholders following the completion of the merger, (2) provides a certification of foreign status on Form W-8BEN or successor form, or (3) is otherwise exempt from backup withholding.

Regulatory Matters

   Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the merger may not be completed until notifications have been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice and specified waiting period requirements have been satisfied. C-Port and Motorola each filed a pre-merger notification and report form with the FTC and the Antitrust Division on or about March 17, 2000 and March 13, 2000, respectively. These filings commenced a 30-day waiting period with respect to which each of Motorola and C-Port requested and was granted early termination on March 27, 2000.

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


   Despite the receipt of early termination, at any time before the effective time of the merger, the FTC, the Antitrust Division, state attorneys general or a private person or entity could seek under antitrust laws, among other things, to enjoin the merger and, any time after the effective time of the merger, to cause Motorola to divest itself, in whole or in part, of the surviving corporation of the merger or of certain businesses conducted by the surviving corporation. There can be no assurance that a challenge to the merger will not be made or that, if such a challenge is made, Motorola will prevail.

Statutory Appraisal Rights

   The Delaware General Corporation Law grants appraisal rights in the merger to the holders of C-Port common stock and preferred stock. Under the Delaware General Corporation Law, C-Port stockholders may object to the merger, and demand in writing that C-Port pay the fair value of their shares. Fair value takes into account all relevant factors but excludes any appreciation or depreciation in anticipation of the applicable merger. Stockholders who elect to exercise appraisal rights must comply with all of the procedures to preserve those rights. We have attached a copy of Section 262 of the Delaware General Corporation Law (which sets forth the appraisal rights) as Appendix D to this proxy statement/prospectus.

   Section 262 sets forth the required procedure a stockholder requesting appraisal must follow. Making sure that you actually perfect your appraisal rights can be complicated. The procedural rules are specific and must be followed completely. Failure to comply with the procedure may cause a termination of your appraisal rights. We are providing you only a summary of your rights and the procedure. The following information is qualified in its entirety by the provisions of Section 262, a copy of which is attached as Appendix D to this proxy statement/prospectus. Please review Section 262 for the complete procedure. C-Port will not give you any notice other than as described in this proxy statement/prospectus and as required by the Delaware General Corporation Law.

Appraisal Rights Procedures

   If you are a C-Port stockholder and you wish to exercise your appraisal rights, you must satisfy the provisions of Section 262 of the Delaware General Corporation Law. Section 262 requires the following:

   You Must Make a Written Demand for Appraisal. You must deliver a written demand for appraisal to C-Port before the vote on the merger agreement and the merger is taken at the special meeting. This written demand for appraisal must be separate from your proxy. In other words, a vote against the C-Port merger agreement and the merger will not alone constitute demand for appraisal.

   You Must Refrain from Voting for Approval of the Merger. You must not vote for approval of the merger agreement and the merger. If you vote, by proxy or in person, in favor of the merger agreement and the merger, this will terminate your right to appraisal. You can also terminate your right to appraisal if you return a signed proxy and (1) fail to vote against approval of the merger agreement and the merger or (2) fail to note that you are abstaining from voting. Your appraisal rights will be terminated even if you previously filed a written demand for appraisal.

   You Must Continuously Hold Your C-Port Shares. You must continuously hold your shares of C-Port stock, from the date you make the demand for appraisal through the closing of the merger. If you are the record holder of C-Port stock on the date the written demand for appraisal is made but thereafter transfer the shares prior to the merger, you will lose any right to appraisal in respect of those shares. You should read the paragraphs below for more details on making a demand for appraisal.

   A written demand for appraisal of C-Port stock is only effective if it is signed by, or for, the stockholder of record who owns such shares at the time the demand is made. The demand must be signed as the stockholder's name appears on his/her/its C-Port stock certificate(s).

   If you own C-Port stock in a fiduciary capacity, such as a trustee, guardian or custodian, you must disclose the fact that you are signing the demand for appraisal in that capacity.

   If you own C-Port stock with more than one person, such as in a joint tenancy or tenancy in common, all of the owners must sign, or have signed for them, the demand for appraisal. An authorized agent, which could include one or more of the joint owners, may sign the demand for appraisal for a stockholder of record; however, the agent must expressly disclose who the stockholder of record is and that the agent is signing the demand as that stockholder's agent.

   If you are a C-Port stockholder who elects to exercise appraisal rights, you should mail or deliver a written demand to:

  C-Port Corporation
  One High Street
  North Andover, Massachusetts 01845
  Attention: Secretary

   It is important that C-Port receive all written demands before the vote concerning the merger agreement and the merger is taken at the special meeting. As explained above, this written demand should be signed by, or on behalf of, the stockholder of record. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of stock owned, and that the stockholder is thereby demanding appraisal of that stockholder's shares.

   If you fail to comply with any of these conditions and the merger becomes effective, you will only be entitled to receive the merger consideration provided in the merger agreement.

   Written Notice. Within ten days after the closing of the merger, C-Port must give written notice that the merger has become effective to each stockholder who has fully complied with the conditions of Section 262.

   Petition with the Chancery Court. Within 120 days after the merger, either the surviving corporation or any stockholder who has complied with the conditions of Section 262, may file a petition in the Delaware Court of Chancery. This petition should request that the chancery court determine the value of the shares of stock held by all of the stockholders who are entitled to appraisal rights. If you intend to exercise your rights of appraisal, you should file such a petition in the chancery court. C-Port has no intention at this time to file such a petition. Because C-Port has no obligation to file such a petition, if you do not file such a petition within 120 days after the closing, you will lose your rights of appraisal.

   Withdrawal of Demand. If you change your mind and decide you no longer want appraisal rights, you may withdraw your demand for appraisal rights at any time within 60 days after the closing of the merger. You may also withdraw your demand for appraisal rights after 60 days after the closing of the merger, but only with the written consent of C-Port. If you effectively withdraw your demand for appraisal rights, you will receive the merger consideration provided in your merger agreement.

   Request for Appraisal Rights Statement. If you have complied with the conditions of Section 262, you are entitled to receive a statement from C-Port. This statement will set forth the number of shares that have demanded appraisal rights, and the number of stockholders who own those shares. In order to receive this statement, you must send a written request to C-Port within 120 days after the merger. After the merger, C-Port has ten days after receiving a request to mail you the statement.

   Chancery Court Procedures. If you properly file a petition for appraisal in the chancery court and deliver a copy to C-Port, C-Port will then have 20 days to provide the chancery court with a list of the names and addresses of all stockholders who have demanded appraisal rights and have not reached an agreement with C-Port as to the value of their shares. The chancery court will then send notice to all of the stockholders who have demanded appraisal rights. If the chancery court believes it is appropriate, it has the power to conduct a hearing to determine whether the stockholders have fully complied with Section 262 of the Delaware General Corporation Law and whether they are entitled to appraisal rights under that section. The chancery court may also require you to submit your stock certificates to the Registry in Chancery so that it can note on the certificates that an appraisal proceeding is pending. If you do not follow the chancery court's directions, you may be dismissed from the proceeding.

   Appraisal of Shares. After the chancery court determines which stockholders are entitled to appraisal rights, the chancery court will appraise the shares of stock. To determine the fair value of the shares, the chancery court will consider all relevant factors except for any appreciation or depreciation due to the anticipation or accomplishment of the merger. After the chancery court determines the fair value of the shares, it will direct C-Port to pay that value to the stockholders who are entitled to appraisal rights. The chancery court can also direct C-Port to pay interest, simple or compound, on that value if the chancery court determines that interest is appropriate. In order to receive your fair value for your shares, you must then surrender your stock certificates to C-Port.

   The chancery court could determine that the fair value of shares of stock is more than, the same as, or less than the merger consideration. In other words, if you demand appraisal rights, you could receive less consideration than you would under the merger agreement. You should also be aware that an opinion of an investment banking firm that the merger is fair is not an opinion that the merger consideration is the same as the fair value under Section 262.

   Costs and Expenses of Appraisal Proceeding. The costs and expenses of the appraisal proceeding may be assessed against C-Port and the stockholders participating in the appraisal proceeding, as the chancery court deems equitable under the circumstances. You can request that the chancery court determine the amount of interest, if any, C-Port should pay on the value of stock owned by stockholders entitled to the payment of interest. You may also request that the chancery court allocate the expenses of the appraisal action incurred by any stockholder pro rata against the value of all of the shares entitled to appraisal.

   Loss of Stockholder's Rights. If you demand appraisal rights, after the closing of the merger you will not be entitled to:

  . vote your shares of stock, for any purpose, for which you have demanded appraisal rights;

  . receive payment of dividends or any other distribution with respect to such shares, except for dividends or distributions, if any, that are payable to holders of record as of a record date prior to the effective time of the merger; or

  . receive the payment of the consideration provided for in the merger agreement (unless you properly withdraw your demand for appraisal).

   If no petition for an appraisal is filed within 120 days after the closing of the merger, your right to an appraisal will cease. You may withdraw your demand for appraisal and accept the merger consideration by delivering to C-Port a written withdrawal of your demand, except that (1) any attempt to withdraw made more than 60 days after the closing of the merger will require the written approval of C-Port and (2) an appraisal proceeding in the chancery court cannot be dismissed unless the chancery court approves.

   If you fail to comply strictly with the procedures described above you will lose your appraisal rights. Consequently, if you wish to exercise your appraisal rights, we strongly urge you to consult a legal advisor before attempting to exercise your appraisal rights.

Resale of Motorola Common Stock

   The issuance of the shares of Motorola common stock to C-Port stockholders in the merger will have been registered under the Securities Act of 1933. Upon issuance, these shares may be traded freely and without restriction by those stockholders not deemed to be "affiliates" of C-Port as that term is defined for purposes of

Rule 145 under the Securities Act. An "affiliate" of C-Port for this purpose is a person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, C-Port. Any subsequent transfer by an affiliate of C-Port must be one permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 promulgated under the Securities Act, in the case of any persons who become affiliates of Motorola) or as otherwise permitted under the Securities Act. These restrictions are expected to apply to the directors, executive officers and holders of 10% or more of the C-Port shares (as well as to certain other related individuals or entities).

   This proxy statement/prospectus does not cover resales of Motorola common stock to be received by the stockholders of C-Port in the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any such resale.

Management and Operations of C-Port after the Merger

   After the merger, Motorola expects to operate C-Port as part of Motorola's Networking and Computing Systems Group within Motorola's Semiconductor Products Sector. Motorola expects that Laurence G. Walker will continue as C-Port's President and Chief Executive Officer after the merger and that other members of current C-Port management will remain at C-Port. The headquarters of C-Port is expected to remain at C-Port's current headquarters in North Andover, Massachusetts.

                              THE MERGER AGREEMENT

   The following is a summary, and is qualified in its entirety by, the terms of the merger agreement. The following does not purport to describe all the terms of the merger agreement. The full text of the merger agreement is attached as Appendix A to this proxy statement/prospectus and is incorporated herein by reference. We urge you to read the merger agreement in its entirety.

The Merger

   Following the adoption of the merger agreement and approval of the merger by C-Port stockholders and the satisfaction or waiver of the other conditions to the merger, CP Acquisition Corp., a wholly owned subsidiary of Motorola, will merge into C-Port. C-Port will survive the merger as a wholly owned subsidiary of Motorola. If all conditions to the merger are satisfied or waived, the merger will become effective at the time of the filing by the surviving corporation of a duly executed certificate of merger with the Delaware secretary of state or at such other time as may be specified in the certificate of merger.

   In addition, following the merger:

  . the charter and by-laws of CP Acquisition Corp. will become the charter and by-laws of C-Port; and

  . the directors and officers of CP Acquisition Corp. will become the directors and officers of C-Port.

Treatment of C-Port Common Stock

   The merger agreement provides that, at the effective time of the merger, generally, each issued and outstanding share of C-Port common stock will be converted into the right to receive the following merger consideration:

  . in the event that at least 55% of C-Port's preferred stockholders decide to be treated as if they had converted each of their shares of preferred stock into C-Port common shares immediately prior to the merger,
    0.1022485 of a share of Motorola common stock for each share of C-Port common stock; and

  . in the event that at least 55% of C-Port's preferred stockholders decide that the merger should be treated as a "liquidation, dissolution or winding up" of C-Port as described in C-Port's charter, 0.2446233 of a share of Motorola common stock for each share of C-Port common stock as of February 17, 2000.

See "--Treatment of C-Port Preferred Stock" on page 38. All shares of C-Port common stock held in treasury by C-Port will be cancelled without conversion. Motorola will adjust the exchange ratio to provide for any reclassification, stock split, stock dividend, reorganization or other similar exchange with respect to Motorola or C-Port common stock occurring before the merger.

   Because the holders of at least 55% of the issued and outstanding shares of C-Port preferred stock approved and adopted, by written consent in lieu of a meeting, a resolution electing not to treat the merger as a "liquidation, dissolution or winding up" of C-Port under the provisions of C-Port's charter, based on an exchange ratio of 0.1022485, and based on the number of shares of C-Port common stock and options and warrants to purchase C-Port common stock outstanding as of April 5, 2000, a total of approximately 2,817,985 shares of Motorola common stock will be issued to the holders of C-Port common stock in the merger, assuming that none of the outstanding stock options under C-Port's 1997 stock incentive plan are exercised prior to the effective time of the merger. If the merger occurs after May 15, 2000, the record date for the three-for-one stock split of Motorola's common stock approved by the Motorola board of directors on February 29, 2000, approximately 8,453,955 shares of Motorola common stock will be issued to the holders of C-Port common stock in the merger, assuming that none of the outstanding stock options under C-Port's 1997 stock incentive plan are exercised prior to the effective time of the merger.

Treatment of C-Port Preferred Stock

   The merger agreement provides that the per share merger consideration to be paid to holders of C-Port preferred stock depends upon whether or not the holders of 55% of the preferred stock of C-Port voting as a single class on an as converted basis elect not to treat the merger as a "liquidation, dissolution or winding up" of C-Port for purposes of Article Fourth of C-Port's charter. The holders of approximately 64% of the issued and outstanding shares of C-Port preferred stock, voting as a single class, approved and adopted, by a written consent in lieu of a meeting dated March 14, 2000, a resolution electing not to treat the merger as a "liquidation, dissolution or winding up" of C-Port.

   If the holders of 55% of the preferred stock of C-Port voting as a single class had not enacted the proposal that the merger not be treated as a "liquidation, dissolution or winding up" of C-Port, then the preferred stockholders would have received the following consideration:

  . in the case of each share of Series A preferred stock of C-Port:

    . a fraction of a share of Motorola common stock equal to (a) the Series A Convertible Preferred Liquidation Amount (as defined in the C-Port charter) divided by $147.875, and divided by (b) the aggregate number of shares of Series A preferred stock outstanding at the effective time and (y) a fraction of a share of Motorola common stock equal to (A) the difference of three times the Original Purchase Price (as defined in the C-Port charter) of the Series A preferred stock minus the Series A Convertible Preferred Liquidation Amount (as defined in the C-Port charter), divided by $147.875, divided by (B) the number of outstanding shares of Series A preferred stock of C-Port at the effective time of the merger;

  . in the case of each share of Series B preferred stock of C-Port:

    . a fraction of a share of Motorola common stock equal to (a) the Series B Convertible Preferred Liquidation Amount (as defined in the C-Port charter) divided by $147.875, and divided by (b) the aggregate number of shares of Series B preferred stock of C-Port outstanding at the effective time and (y) a fraction of a share of Motorola common stock equal to (A) the difference of three times the Original Purchase Price (as defined in the C-Port charter) of the Series B preferred stock minus the Series B Convertible Preferred Liquidation Amount (as defined in the C-Port charter), divided by $147.875, divided by (B) the number of outstanding shares of Series B preferred stock of C-Port at the effective time of the merger; and

  . in the case of each share of Series C preferred stock of C-Port:

    . a fraction of a share of Motorola common stock equal to (a) the Series C Convertible Preferred Liquidation Amount (as defined in the C-Port charter) divided by $147.875, and divided by (b) the aggregate number of shares of Series C preferred stock of C-Port outstanding at the effective time and (y) a fraction of a share of Motorola common stock equal to (A) the difference of three times the Original Purchase Price (as defined in the C-Port charter) of the Series C preferred stock minus the Series C Convertible Preferred Liquidation Amount (as defined in the C-Port charter), divided by $147.875, divided by (B) the number of outstanding shares of Series C preferred stock of C-Port at the effective time of the merger.

Because the holders of at least 55% of the issued and outstanding shares of C-Port preferred stock have elected not to treat the merger as a "liquidation, dissolution or winding up" of C-Port under the provisions of C-Port's charter, and have further elected, immediately prior to the effective time, to voluntarily convert each outstanding share of C-Port preferred stock into C-Port common stock, the preferred stockholders will become holders of C-Port common stock immediately prior to the merger and will therefore receive the same consideration as the C-Port common stockholders. See "--Treatment of C-Port Common Stock" on page 38. If, after having elected not to treat the merger as a "liquidation, dissolution or winding up" of C-Port, the preferred stockholders had not elected to convert their shares of C-Port preferred stock into C-Port common stock immediately prior to the merger, the merger agreement provides that the C-Port preferred stockholders would have received the following merger consideration:

  . in the case of each share of Series A preferred stock of C-Port:

    . a fraction of a share of Motorola common stock equal to 0.1022485 times the number of shares of common stock of C-Port into which such share of Series A preferred stock is then convertible pursuant to the C-Port charter;

  . in the case of each share of Series B preferred stock of C-Port:

    . a fraction of a share of Motorola common stock equal to 0.1022485 times the number of shares of common stock of C-Port into which such share of Series B preferred stock is then convertible pursuant to the C-Port charter; and

  . in the case of each share of Series C preferred stock of C-Port:

    . a fraction of a share of Motorola common stock equal to 0.1022485 times the number of shares of common stock of C-Port into which such share of Series C preferred stock is then convertible pursuant to the C-Port charter.

   The merger agreement requires Motorola to adjust the exchange ratio to provide for any reclassification, stock split, stock dividend, reorganization or other similar exchange with respect to Motorola or C-Port common stock occurring before the merger.

Treatment of C-Port Stock Options

   At the effective time of the merger, Motorola will assume each unexpired and unexercised option to purchase shares of C-Port common stock under C-Port's 1997 stock incentive plan and convert it into an option to purchase shares of Motorola common stock subject to the same terms and conditions as were applicable prior to the effective time of the merger. The number of shares of Motorola common stock to be subject to each C-Port stock option assumed by Motorola will be equal to the number of shares of C-Port common stock subject to the C-Port stock option immediately prior to the merger multiplied by the
0.1022485 exchange ratio. Any fractional shares of Motorola common stock resulting from such adjustment will be rounded down to the nearest whole number of shares of Motorola common stock. The exercise price per share of Motorola common stock issuable under each C-Port stock option will equal the per share exercise price of the C-Port common stock specified under the C-Port option divided by the 0.1022485 exchange ratio. The exercise price will be rounded up to the nearest whole cent. Motorola will adjust this exchange ratio to provide for any reclassification, stock split, stock dividend, reorganization or other similar exchange with respect to Motorola or C-Port common stock occurring before the merger.

   At the effective time of the merger, Motorola will take all necessary actions to assume C-Port's 1997 stock incentive plan. No later than 15 calendar days following the effective time of the merger, Motorola will prepare and file with the SEC a registration statement on Form S-8 registering the shares of Motorola common stock subject to the assumed C-Port stock options. That registration statement will be kept effective (and the current status of the prospectus required by that registration statement will be maintained in accordance with the relevant requirements of the Securities Act and the Exchange Act) at least for so long as any assumed C-Port stock options remain outstanding.

Treatment of C-Port Restricted and Founders Stock

   At the effective time of the merger, each outstanding restricted share of C-Port common stock issued by C-Port pursuant to a restricted stock agreement or a founders stock agreement will be converted into restricted shares of Motorola common stock based on the 0.1022485 exchange ratio and will remain subject to the same terms, forfeiture and repurchase restrictions and vesting schedules as were applicable prior to the effective time of the merger, unless otherwise agreed to by Motorola and the holder of such shares. Motorola will adjust the exchange ratio to provide for any reclassification, stock split, stock dividend, reorganization or other similar exchange with respect to Motorola or C-Port common stock occurring before the merger. Motorola will assume any rights C-Port held prior to the effective time of the merger to repurchase these unvested shares.

Fractional Shares

   Motorola will not issue any fractional shares in the merger. In lieu of any fractional Motorola shares, each C-Port stockholder who would otherwise have been entitled to a fraction of a Motorola share pursuant to the merger agreement will be paid an amount in cash, without interest, equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market of the aggregate fractional Motorola shares, if any, that would have been issued in the merger. Harris Trust and Savings Bank or another bank or trust company selected by Motorola to act as its exchange agent will sell such aggregate fractional shares at the then prevailing prices on the New York Stock Exchange. These sales will be executed through one or more member firms of the New York Stock Exchange and will be executed in round lots to the extent practicable. C-Port will pay all commissions, transfer taxes and other out-of-pocket transaction costs of Motorola's exchange agent, including the expenses and compensation of Motorola's exchange agent, incurred in connection with the sale of fractional shares.

Exchange of Certificates

   Promptly after the merger, Harris Trust and Savings Bank, Motorola's exchange agent, will mail to each holder of record of certificates that immediately prior to the merger represented outstanding C-Port shares both a letter of transmittal and instructions for surrendering their C-Port stock certificates. The letter of transmittal and instructions are for use by each holder of record in surrendering C-Port stock certificates in exchange for certificates representing that number of Motorola shares and cash for any fractional shares thereof to which such holder would otherwise be entitled. We request that you not surrender your C-Port stock certificates for exchange until you receive the letter of transmittal and instructions. At and after the merger and until so surrendered, the C-Port stock certificates will represent only the right to receive the merger consideration described above. No dividends or other distributions declared or made after the merger with respect to Motorola shares will be paid to the holder of record of any unsurrendered C-Port stock certificates. However, following surrender of any such C-Port stock certificates, the holder of record will be paid, without interest, with respect to each whole share of Motorola common stock which such person is entitled to receive in the merger, (1) the amount of any dividends or other distributions with a record date after the merger but a payment prior to surrender of such C-Port stock certificates and (2) at the appropriate payment date, the amount of dividends or distributions with a record date after the merger but prior to surrender of such C-Port stock certificates and a payment after the surrender of such C-Port stock certificates. No transfers of C-Port shares shall be made after the merger.

   If any C-Port stock certificate is lost, stolen or destroyed, a C-Port stockholder must provide an appropriate affidavit of that fact. Motorola may require a C-Port stockholder to deliver a bond as indemnity against any claim that may be made against Motorola with respect to any lost, stolen or destroyed certificate.

Listing of Motorola Common Stock

   Motorola has agreed to prepare and submit to the New York Stock Exchange a listing application covering the shares of Motorola common stock to be issued in the merger and to use reasonable best efforts to cause such shares to be approved for listing on such exchange, subject to official notice of issuance, prior to the effective time of the merger. Approval for listing on the New York Stock Exchange of the Motorola shares issuable to the C-Port stockholders in the merger, subject only to official notice of issuance, is a condition to the obligations of Motorola, CP Acquisition Corp. and C-Port to complete the merger. See "--Conditions to the Merger" on page 45.

Representations and Warranties of C-Port

   The merger agreement includes customary representations and warranties by C-Port to Motorola, including representations and warranties as to:

  . corporate organization, standing       . accounting and tax matters;
    and power of C-Port;
                                           . contracts, leases, agreements, or
  . compliance with its charter and          understandings of C-Port;
    by-laws;

  . capitalization of C-Port;              . pending or threatened litigation;

  . power and authority of C-Port to       . environmental matters;
    execute and deliver the merger
    agreement and to perform its           . intellectual property matters;
    obligations under, and to
    complete the transactions              . taxes;
    contemplated by, the merger
    agreement;                             . labor matters;

  . no conflict with its charter or        . insurance matters;
    by-laws, laws and orders and
    required consents and                  . the required vote of C-Port
    authorizations of governmental           stockholders;
    entities and third parties;

  . possession and validity of             . brokers, finders or investment
    necessary government permits and         bankers employed by C-Port;
    compliance with applicable laws;

  . C-Port's financial statements;         . year 2000 compliance;

  . the absence of certain changes in      . related party transactions;
    C-Port's business since December
    31, 1998;                              . capital expenditures; and

  . C-Port's employee benefit plans        . undisclosed liabilities.
    and executive compensation;

Representations and Warranties of Motorola and CP Acquisition Corp.

   The merger agreement also contains customary representations and warranties by Motorola and CP Acquisition Corp. to C-Port, including representations and warranties as to:

  . corporate organization, standing       . Motorola's financial statements
    and power of Motorola and CP             and reports filed with the SEC;
    Acquisition Corp.;

  . compliance with the charter and        . the absence of any event or
    by-laws of Motorola;                     development since September 30,
                                             1999 which would reasonably be
  . capitalization of Motorola;              expected to have a material
                                             adverse effect on Motorola or
  . power and authority of Motorola          prevent or materially delay
    to execute and deliver the merger        Motorola's performance under the
    agreement and to perform its             merger agreement;
    obligations under, and to
    complete the transactions              . ownership, activities and assets
    contemplated by, the merger              of CP Acquisition Corp.;
    agreement;

  . authorization and validity of the      . brokers, finders or investment
    Motorola shares to be issued             bankers employed by Motorola; and
    pursuant to the merger agreement;

  . no conflict with organization          . New York Stock Exchange
    documents, laws and orders and           requirements.
    required consents and
    authorizations of governmental
    entities and third parties;

Certain Covenants and Agreements

   Conduct of Business of C-Port Pending the Merger. Prior to the effective time of the merger, C-Port has agreed to conduct its business in the ordinary course consistent with past practice and to use its reasonable best efforts to keep available the services of its current officers, consultants and key employees and to preserve its current relationships with customers, suppliers and others having significant business relations as is reasonably necessary in order to preserve substantially intact its business organization. C-Port has agreed that prior to the effective time of the merger it will not, in general terms, do any of the following without Motorola's consent:

  . amend or change its charter or         . make or authorize any capital
    by-laws;                                 expenditure in excess of its
                                             budget, except capital
  . sell or issue new stock or borrow        expenditures that are not, in the
    against its stock, other than the        aggregate, in excess of $1
    issuance of C-Port common stock          million, subject to certain
    upon the exercise of options or          exceptions;
    warrants;

  . sell, lease or license any             . enter into or amend any contract,
    material property or assets, or          agreement, commitment or
    pledge them as security;                 arrangement that, if fully
                                             performed, would not be permitted
  . pay dividends or other                   under this section;
    distributions on, split,
    repurchase or redeem its stock;        . make any change in accounting
                                             policies or procedures, other
  . engage in any business                   than as required by GAAP or a
    combination or acquire any               governmental entity;
    business or other person;
                                           . make any material tax election or
  . borrow money, guaranty an                settle or compromise any material
    obligation or make a loan, except        federal, state, local or foreign
    that Motorola may not                    income tax liability;
    unreasonably withhold its consent
    to allow C-Port to borrow up to        . waive, release, assign, settle or
    $3 million to fund its ongoing           compromise any material claims,
    operations;                              or any material litigation or
                                             arbitration;
  . terminate, cancel or request any
    material change in, or agree to        . modify, terminate or waive any
    any material change in, a                material rights under any
    material contract, except in the         confidentiality or standstill
    ordinary course of business              agreements;
    consistent with past practice;
                                           . write up, write down or write off
  . except as may be required by             the book value of any assets,
    certain contractual commitments          individually or in the aggregate,
    or corporate policies of C-Port          in excess of $75,000, except for
    with respect to severance or             depreciation and amortization in
    termination pay:                         accordance with GAAP consistently
                                             applied or any exception GAAP may
    . increase the compensation              require;
      payable or to become payable
      to its officers or employees         . take any action that will cause
      except in certain specified            the merger agreement to become
      circumstances, except salary           subject to any state anti-
      increases consistent with              takeover law;
      past practice which are not
      across the board increases;          . take any action that is intended
                                             or would reasonably be expected
    . grant any rights to severance          to result in any of the
      or termination pay to, or              conditions to the merger not
      enter into any employment or           being satisfied, except as may be
      severance agreement with, any          required by applicable law;
      of its directors, officers or
      other employees;                     . enter into any agreement to
                                             provide a customer more than
    . establish, adopt, enter into           2,500 processor pieces without
      or amend any collective                providing Motorola three business
      bargaining agreement or                days' notice; or
      employee benefit arrangement;
      or                                   . authorize or enter into any
                                             agreement or otherwise make any
    . take any action to accelerate          commitment to do any of the
      the vesting of any stock-              foregoing.
      based compensation;

   No Solicitation. The merger agreement provides that C-Port will not, directly or indirectly, and will not authorize or permit any of its representatives or affiliates to encourage, solicit, initiate or facilitate any acquisition proposal, enter into any agreement with respect to any acquisition proposal, participate in any discussion or negotiation regarding any acquisition proposal or furnish information to any person to facilitate any inquiries or the making of any proposal that could constitute an acquisition proposal. C-Port will as promptly as practicable advise Motorola of its receipt of and of the terms of any acquisition proposal and inquiries with respect to any acquisition proposal.

   An acquisition proposal means any offer or proposal concerning any:

  . merger, consolidation, business combination or similar transaction involving C-Port;

  . sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise of assets of C-Port representing 10% or more of the assets of C-Port;

  . issuance, sale or other disposition of securities representing 10% or more of the voting power of C-Port; or

  . transaction in which any person or "group" (as such term is defined under the Securities Exchange Act of 1934) shall acquire beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 10% of more of the outstanding voting stock of C-Port.

   Proxy Statement and Registration Statement. C-Port has agreed to prepare, file and mail a proxy statement relating to the C-Port special meeting of stockholders which will include the recommendation of the C-Port board of directors to its stockholders to vote in favor of the merger agreement and the merger.

   Stockholders' Meeting. C-Port has agreed to call and hold a meeting of its stockholders relating to the required stockholder approval of the merger as promptly as possible and to use its best efforts to hold such meeting as soon as practicable after the Motorola registration statement of which this proxy statement/prospectus is a part becomes effective.

   Appropriate Action; Consents and Filings. The merger agreement provides that C-Port and Motorola will use their reasonable best efforts to:

  . take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to complete the transactions contemplated by the merger agreement as promptly as practicable;

  . obtain any consents, licenses, approvals or other items from any governmental entities that are required to be obtained, or to avoid any action or proceeding by any governmental entity, in connection with the merger agreement and the completion of the transactions contemplated by the merger agreement; and

  . make all necessary filings with respect to the merger agreement and the merger required under applicable law.

   Regardless of the agreements described in the preceding sentence, Motorola is not obligated under the merger agreement to agree to the imposition of conditions, the requirement of divestiture, or the requirement of expenditure of money by Motorola to a third party in exchange for any such consent that, in any case, would be materially adverse to Motorola, C-Port and their subsidiaries, taken as a whole.

   Plan of Reorganization. Each of Motorola, CP Acquisition Corp. and C-Port have agreed to use its reasonable best efforts to cause the merger to qualify, and will not knowingly take any action or cause any action to be taken that could reasonably be expected to prevent the merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code. After the effective time of the merger, Motorola, the surviving corporation in the merger and their affiliates will not knowingly take any action or knowingly cause any action to be taken that could reasonably be expected to cause the merger to fail to qualify as a reorganization under Section 368(a) of the Code.

   Conduct of Business of Motorola Pending the Merger. Motorola has agreed, with certain exceptions, that it will not (unless required by applicable laws or New York Stock Exchange regulations), and will not permit CP Acquisition Corp. (unless required by applicable laws or New York Stock Exchange regulations) to, between the date of the merger agreement and the effective time of the merger, directly or indirectly take any action, without the consent of C-Port, that is intended or could reasonably be expected to result in any of the conditions to the merger not being satisfied.

Conditions to the Merger

   Neither Motorola nor C-Port will be obligated to complete the merger unless certain conditions are satisfied or are waived, including the following:

  . the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, must become effective under the Securities Act of 1933 and must not be the subject of any stop order or proceedings seeking a stop order;

  . approval of the merger agreement and the merger by the requisite vote of the C-Port stockholders;

  . receipt of certain consents, approvals and authorizations of governmental entities and other persons necessary to complete the merger (in each case, without the imposition of conditions, the requirement of divestiture or the expenditure of money by Motorola or C-Port to a third party in exchange for any such consent that, in any such case, would be materially adverse to Motorola and its subsidiaries or C-Port) unless the failure to obtain such consents would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on C-Port or on Motorola after the merger;

  . approval of Motorola common stock issuable to C-Port stockholders in the merger for listing on the New York Stock Exchange, subject to official notice of issuance;

  . employment agreements must have been entered into between Motorola and each of Laurence G. Walker, David Husak, Peter Morris, Richard Hollingsworth, Kurt Hoff, Clint Ramsay, and John Burnham;

  . no law, judgment, regulation, injunction, arbitration award, decree or order may be in effect for either party that prevents or prohibits the merger;

  . the waiting period under applicable federal antitrust laws, and any extension, must have expired or been terminated; and

  . each of Motorola and C-Port must have received an opinion of its tax counsel, Winston & Strawn and Hale and Dorr LLP, respectively, stating that for United States federal income tax purposes the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

Additional Conditions to the Obligations of Motorola and CP Acquisition Corp.

   Neither Motorola nor CP Acquisition Corp. is obligated to complete the merger unless the following additional conditions are satisfied or waived by C-
Port:

  . C-Port's representations and warranties must remain true and correct in all material respects on the closing date of the merger;

  . C-Port must have performed in all material respects all of its obligations and covenants required to be performed prior to the effective time of the merger and must have delivered an officer's certificate to such effect; and

  . Motorola must have received "cold comfort" letters from PricewaterhouseCoopers LLP dated the date on which the Registration Statement on Form S-4, of which this proxy statement/prospectus forms a part, becomes effective and a date at least two days prior to the effective date of the merger.

Additional Conditions to the Obligations of C-Port

   C-Port is not obligated to complete the merger unless the following additional conditions are satisfied or waived by C-Port:

  . the representations and warranties of Motorola must remain true and correct in all material respects on the closing date of the merger;

  . Motorola must have performed in all material respects all its obligations; and covenants required to be performed prior to the effective time of the merger and must have delivered an officer's certificate to such effect; and

  . all shares of Motorola common stock issuable to the stockholders of C-
    Port shall have been registered under the Securities Act of 1933, as amended.

   Each of the foregoing conditions is waivable by Motorola or C-Port, as the case may be, to the extent legally permissible.

Termination

   The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after approval and adoption of the merger agreement and the merger by the C-Port stockholders:

  . by mutual consent of Motorola and C-Port;

  . by either Motorola or C-Port if:

    . the company seeking to terminate under this provision is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement;

    . there has been a breach by the other company of any of its representations, warranties, covenants or agreements contained in the merger agreement or any of its representations and warranties becomes untrue;

    . such breach or condition would prevent the satisfaction of the closing conditions described under "--Conditions to the Merger," "-- Additional Conditions to the Obligations of Motorola and CP
      Acquisition Corp." and "--Additional Conditions to the Obligations of C-Port" on pages 45-46; and

    . such breach or condition has not been promptly cured within 30 days following receipt by such company of written notice of its breach;

  . by either Motorola or C-Port if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction, any arbitrator or any governmental entity preventing or prohibiting the completion of the merger shall have become final and nonappealable, so long as the party seeking termination is not in breach of its obligation to use its reasonable best efforts to take appropriate action, obtain the necessary consents and make all necessary filings in connection with the merger agreement and the merger; or

  . by either Motorola or C-Port if the merger has not been completed before May 31, 2000 (subject to extension by either party to June 30, 2000 so long as the party requesting extension is not then in material breach of any representation, warranty or covenant in the merger agreement).

   Effect of Termination. The merger agreement provides that no termination of the merger agreement shall release any party of any liabilities under the merger agreement for any breaches of the merger agreement prior to the termination or intentional misrepresentations made in the merger agreement.

Fees and Expenses

   Whether or not the merger is completed, each of Motorola and CP Acquisition Corp. will pay its own fees, expenses and disbursements incurred by it in connection with the negotiation and preparation of the merger agreement and its performance and compliance thereunder. If the merger is completed, the C-Port stockholders shall pay, from the escrow fund, the fees, expenses and disbursements of C-Port and the C-Port stockholders, in excess of $2.5 million in the aggregate for all such fees, expenses and disbursements, incurred by them in connection with the negotiation and preparation of the merger agreement and their performance and compliance thereunder.

   If the merger is not completed, C-Port shall pay all of the fees, expenses and disbursements incurred by C-Port and the C-Port stockholders in connection with the negotiation and preparation of the merger agreement and their performance and compliance thereunder.

Amendment

   The merger agreement may be amended, either before or after the stockholders of C-Port vote on the merger, by an instrument in writing signed by the parties. However, after the stockholders of C-Port approve the merger, any later amendment which by law requires stockholder approval may only be made with such approval.

Waiver

   The merger agreement provides that, at any time prior to the effective time of the merger, Motorola, CP Acquisition Corp. or C-Port may:

  . extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement;

  . waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered pursuant to the merger agreement;

  . waive compliance by another party with any of the agreements or conditions contained in the merger agreement; and

  . any such extension or waiver will be valid only if it is set forth in a written instrument signed by the party or parties to be bound thereby. Such extension or waiver or failure to insist on strict compliance with an obligation, agreement or condition will not operate as a waiver of, or bar any claim with respect to, any subsequent or other failure.

Voting Agreement

   On February 17, 2000, in connection with the merger agreement, Laurence G. Walker, Bruce Sachs, Thomas Brightman, Robi Soni, Charles River Partnership VIII, A Limited Partnership, Charles River VIII-A LLC, Bessemer Venture Investors IV LP, Bessemer Venture Investors L.P., BVP IV Special Situations L.P., Bessec Ventures IV L.P., Benchmark Capital Partners II, L.P., Robert H. Buescher, the other stockholders of C-Port named therein, C-Port and Motorola entered into a voting agreement pursuant to which the C-Port stockholders parties to the voting agreement agreed to vote all of the C-Port shares that they will beneficially own at the record date of the special meeting of C-Port stockholders for the approval and adoption of the merger agreement, the merger and the other transactions contemplated by the merger agreement, including the appointment of Laurence G. Walker as stockholder representative under the merger agreement. As of the date of the voting agreement, the stockholders represented that they collectively held approximately 1,878,000 C-Port common shares, 4,832,850 C-Port Series A preferred shares, 5,192,962 C-Port Series B preferred shares and 3,327,551 Series C preferred shares, representing approximately 55.7% of the C-Port common and preferred stock, taken together as a single class, and approximately 69.8% of the C-Port Series A preferred stock, Series B preferred stock and Series C voting stock, taken together as a single class.

   In the voting agreement, a copy of which is attached as Appendix C to this proxy statement/prospectus, the stockholders agreed to cooperate fully with Motorola and C-Port in connection with the merger agreement and the transactions contemplated by the merger agreement. The stockholders also agreed to not initiate, solicit or facilitate any discussions, inquiries or proposals with any third party that constitute or may reasonably be expected to lead to an acquisition of C-Port.

   The voting agreement also provides that each stockholder that is a party to it will not, and will not agree to, contract to or sell or otherwise transfer or dispose of any of his or its C-Port shares, or any interest in those shares, or convertible securities, or any shares obtained upon the exercise of convertible securities, or any other securities convertible into or exchangeable for C-Port common stock or any voting rights with respect thereto, other than:

  . pursuant to the merger; or

  . with the prior written consent of Motorola.

   The voting agreement is intended to bind each stockholder that is a party to it only with respect to the specific matters set forth in the voting agreement, and shall not prohibit such stockholders from acting in accordance with their fiduciary duties as officers and/or directors of C-Port.

   The voting agreement is terminable at the option of any party at any time after the earlier of:

  . the termination of the merger agreement; and

  . the day following the effective time of the merger.

Appointment of Stockholder Representative

   Pursuant to the terms of the merger agreement, each holder of shares of C-Port common stock who votes in favor of the merger or who receives or accepts shares of Motorola common stock as the merger consideration will be deemed to have appointed Laurence G. Walker as stockholder representative and will be deemed to have consented to the performance by the stockholder representative of all rights and obligations conferred on the stockholder representative under the merger agreement and the escrow agreement. The stockholder representative is not liable to the C-Port stockholders with respect to any action or inaction taken or suffered by him, in the absence of willful misconduct or gross negligence on the part of the stockholder representative. For more information on the escrow agreement, see "--Indemnification of Motorola; Escrow Agreement" on page 48.

Indemnification of Motorola; Escrow Agreement

   The merger agreement provides that 290,786 shares of Motorola common stock to be issued in connection with the merger will be deposited in escrow with an escrow agent as soon as practicable after the closing date of the merger. If the merger occurs after May 15, 2000, the record date for the three-for-one stock split of Motorola's common stock approved by the Motorola board of directors on February 29, 2000, the number of shares to be deposited in escrow will increase to 872,358 in order to reflect the stock split. This represents 10% of the shares of Motorola common stock the stockholders would otherwise be entitled to receive in the merger. The escrow account is the only source available to compensate Motorola for the indemnification obligations of each C-Port stockholder under the merger agreement, except that Motorola may elect not to have recourse to the escrow account for any claim of fraud. Shares of Motorola stock subject to issuance upon the exercise of stock options issued under C-Port's 1997 stock incentive plan will not be included in the escrow account.

   The C-Port stockholders have agreed to indemnify Motorola and its directors, officers, employees, agents and advisors, from and against any and all losses, claims, liabilities, costs and expenses (including reasonable legal fees) arising out of:

  . any inaccuracy in any representation or warranty made by C-Port in the merger agreement or in the disclosure schedule to the merger agreement;

  . the failure of C-Port to perform any of the covenants or agreements given or made by it in the merger agreement;

  . certain fees, expenses and disbursements incurred by C-Port in connection with the merger in excess of $2.5 million;

  . any governmental action, order or directive, administrative proceeding or ruling;

  . personal or bodily injuries or damage to any premises;

  . any violation or alleged violation of environmental laws existing prior to the effective time of the merger; and

  . certain other matters described in the disclosure schedule to the merger agreement.

With respect to claims for indemnification, Motorola may not seek indemnification from the C-Port stockholders until the aggregate amount of all damages for which Motorola is seeking indemnification, exclusive of legal fees incurred in pursuing Motorola's claim and certain other amounts described in the merger agreement, is at least $100,000.

   The escrow fund will terminate on the first anniversary of the closing date of the merger. On the first anniversary, all shares of Motorola common stock remaining in the escrow fund will be released, except for shares as to which Motorola has made a claim before the first anniversary and which claim is unresolved. If Motorola has made a claim for indemnification prior to such date, the escrow agent will retain in escrow shares and dividends that have a value of 125% of the claimed amount. Escrowed shares that are released from the escrow fund will be promptly delivered by the escrow agent to the C-Port stockholders in accordance with each stockholder's percentage of the escrow fund.

   The merger agreement provides that Laurence G. Walker is appointed as representative of, for and on behalf of C-Port stockholders to take all actions necessary or appropriate in his judgment for the accomplishment of the terms of the merger agreement. Notices of communications to or from the stockholders' representative will constitute notice to or from each of the C-Port stockholders. If the stockholders' representative dies or is otherwise no longer able or willing to serve as the stockholder representative, a new stockholder representative will be chosen by C-Port stockholders holding a majority of Motorola common stock issued in connection with the merger.

   The stockholder representative will not be liable for any act done or omitted in the absence of willful misconduct or gross negligence pursuant to the advice of counsel.

   The stockholder representative has full power and authority to represent the C-Port stockholders and their successors with respect to all matters under the escrow agreement. All actions taken by the stockholder representative under the escrow agreement will be binding upon the C-Port stockholders and their successors. The escrow agent may rely on the stockholder representative as your exclusive agent under the escrow agreement and will not incur any liability to any party in so relying.

   Any dividends distributed on the escrowed shares are to be held in the escrow fund. Additionally, the stockholder representative has the right to direct the escrow agent to exercise the voting rights of the escrow shares in his sole discretion.

   The value of the escrowed shares is the average of the last reported sale price per share of Motorola common stock over the five consecutive trading days preceding the date of distribution of the escrow shares. Motorola will pay the fees and expenses of the escrow agent.

                     DESCRIPTION OF MOTOROLA CAPITAL STOCK

   The following description of certain terms of the capital stock of Motorola does not purport to be complete and is qualified in its entirety by reference to the Motorola charter. For more information as to how you can obtain the Motorola charter, see "Where You Can Find More Information" on page 67.

Motorola Common Stock

   The Motorola charter authorizes Motorola to issue up to 1.4 billion shares of Motorola common stock, par value $3.00 per share. On May 1, 2000, the Motorola stockholders will be asked to consider and approve an amendment to Motorola's charter increasing the number of authorized shares of Motorola common stock from 1.4 billion shares to 4.2 billion shares in order to provide for, among other things, shares of Motorola common stock to be issued on June 1, 2000 to Motorola common stockholders of record as of May 15, 2000 as a dividend in connection with a three-for-one split of Motorola's common stock approved by the Motorola board of directors on February 29, 2000. Each Motorola share is entitled to one vote, in person or by proxy, at any and all meetings of the Motorola stockholders on all propositions before such meetings and on all elections of directors of Motorola. The Motorola charter does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of Motorola preferred stock created by the Motorola board of directors from time to time, the holders of Motorola common stock are entitled to dividends only if, when and as the dividends are declared by the Motorola board of directors and as may be permitted by law, and, upon liquidation, will be entitled to receive pro rata all assets of Motorola available for distribution to such holders. As of April 5, 2000, approximately 718,597,179 Motorola shares were issued and outstanding, held by approximately 49,376 holders of record. For a description of voting requirements and change of control restrictions, see "--Motorola Rights Plan" on pages 51-52 and "Comparison of Certain Rights of Stockholders of Motorola and C-Port" on pages 53-58.

Motorola Preferred Stock

   Motorola is also authorized to issue up to 500,000 shares of preferred stock, par value $100 per share, from time to time in one or more series and with such designation for each such series as determined by the Motorola board of directors. The Motorola board of directors may, without further action by the Motorola stockholders, issue a series of Motorola preferred stock and state and fix the rights and preferences of those shares, including:

  . the voting powers, if any, of the holders of stock of such series;

  . the rate per annum and the times at and conditions upon which the holders of stock of such series will be entitled to receive dividends, and whether such dividends will be cumulative or noncumulative and, if cumulative, the terms upon which such dividends will be cumulative;

  . the price or prices and the time or times at and the manner in which the stock of such series will be redeemable;

  . the right to which the holders of the shares of stock of such series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding-up of Motorola;

  . the terms, if any, upon which shares of stock of such series shall be convertible into, or exchangeable for, shares of any stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

  . any other designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof so far as they are not inconsistent with the provisions of the Motorola certificate of incorporation, as amended, and to the full extent now or hereafter permitted by the laws of Delaware.

   On November 5, 1998, the Motorola board of directors designated a series of Motorola preferred stock, Junior Participating Preferred Stock, Series B (the "Motorola Series B Preferred Stock") and authorized 250,000 shares for issuance in connection with the adoption of the Motorola rights plan. As of April 5, 2000, no shares of Motorola preferred stock of any series were outstanding.

Motorola Rights Plan

   On November 5, 1998, the Motorola board of directors authorized the issuance of one preferred share purchase right (a "Right") for each outstanding Motorola share, pursuant to a Rights Agreement between Motorola and Harris Trust and Savings Bank, as Rights Agent. Each Right entitles the registered holder to purchase from Motorola one ten-thousandth of a share of Motorola Series B Preferred Stock at an exercise price of $200 per one ten-thousandth of a share of Motorola Series B Preferred Stock, subject to adjustment. The Rights become exercisable on the earlier of:

  . the tenth day after a public announcement that a person or group of affiliated or associated persons has acquired or obtained the right to acquire 10% or more of the outstanding Motorola shares (thereby becoming an "Acquiring Person"); and

  . the tenth business day after the commencement or public disclosure of an intention to commence a tender offer or exchange offer by a person other than an exempt person if, upon completion of the offer, such person could become an Acquiring Person.

   A majority of the Motorola board of directors may elect to defer the date on which the Rights become exercisable. The Rights expire on November 20, 2008 unless earlier redeemed or exchanged by Motorola as described below.

   If a person or group becomes an Acquiring Person, each holder of a Right (except those held by the Acquiring Person and its affiliates and associates) will have the right to purchase, upon exercise, Motorola shares (or, in certain circumstances, shares of Motorola Series B Preferred Stock, common stock equivalents or cash) having a value equal to two times the exercise price of the Right. In addition, in the event that, at the time or after a person becomes an Acquiring Person, Motorola is involved in a merger or other business combination in which (1) Motorola is not the surviving corporation, (2) Motorola common stock is changed or exchanged, or (3) 50% or more of Motorola's consolidated assets or earning power are sold, then each Right (other than Rights that are or were owned by the Acquiring Person and certain related persons and transferees, which will thereafter be void) will thereafter be exercisable for a number of shares of common stock of the acquiring company having a market value of two times the exercise price of the Right. In addition, at any time after any person or group becomes an Acquiring Person and before any person acquires 50% or more of the outstanding Motorola shares and before a business combination occurs, the Motorola board of directors may exchange the Rights (other than Rights owned by the Acquiring Person which will have become void), in whole or in part, at an exchange ratio of one Motorola share, or one ten-thousandth of a share of Motorola Series B Preferred Stock (or a common stock equivalent), per Right (subject to adjustment).

   The Motorola board of directors may redeem all, but not less than all, Rights at a redemption price of $.01 per Right at any time prior to the time that a person or a group has become an Acquiring Person. Immediately upon redemption, the right to exercise will terminate, and the only right of holders will be to receive the redemption price. As long as the Rights are redeemable, the terms of the Rights may be amended by the Motorola board of directors in its discretion without the consent of the Rights holders. After that time, no amendment may adversely affect the interests of the Rights holder (other than the Acquiring Person).

   The Rights will not prevent a takeover of Motorola. The Rights, however, may have certain antitakeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire Motorola on terms not approved by the Motorola board of directors or make the acquisition of Motorola substantially more costly, unless the Motorola board of directors redeems the Rights prior to the person becoming an Acquiring

Person. The Rights should not interfere with any merger or other business combination approved by the Motorola board of directors because of the board's ability to redeem the Rights or amend the Motorola rights plan. A description of the Motorola rights plan specifying the terms of the Rights and the Motorola Series B Preferred Stock has been included in reports filed by Motorola under the Securities Exchange Act of 1934, as amended. See "Where You Can Find More Information" on page 67. This summary description is qualified in its entirety by reference to the Motorola rights plan.

   Each share of Motorola common stock issued in the merger will have a corresponding Right attached to it.

Transfer Agent; Registrar and Exchange Agent

   Harris Trust and Savings Bank is the transfer agent and registrar for the Motorola common stock.

             COMPARISON OF CERTAIN RIGHTS OF COMMON STOCKHOLDERS OF
                      MOTOROLA AND STOCKHOLDERS OF C-PORT

   The rights of Motorola and C-Port stockholders are currently governed by the Delaware General Corporation Law, and the respective charter and by-laws of Motorola and C-Port. Upon completion of the merger, the rights of C-Port stockholders who become stockholders of Motorola in the merger will be governed by the Delaware General Corporation Law, Motorola's charter and Motorola's by-laws.

   The following description summarizes the material differences that may affect the rights of common stockholders of Motorola and stockholders of C-Port but does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. You should read carefully the relevant provisions of the Delaware General Corporation Law, Motorola's charter, Motorola's by-laws, C-Port's charter and C-Port's by-laws.

Capitalization

   Motorola. Motorola's authorized capital stock is described above under "Description of Motorola Capital Stock" on page 50.

   C-Port. The authorized capital stock of C-Port consists of 30,000,000 shares of common stock, par value $0.001 per share, and 19,716,667 shares of preferred stock, par value $0.001 per share, of which 5,366,667 shares are designated Series A convertible redeemable preferred stock, 5,900,000 shares are designated Series B convertible redeemable preferred stock, 8,450,000 shares are designated Series C convertible redeemable preferred stock. As of April 5, 2000, 8,198,182 shares of C-Port common stock are issued and outstanding, 5,266,266 shares of series A preferred stock are issued and outstanding, 5,409,736 shares of Series B preferred stock are issued and outstanding and 8,449,944 shares of Series C preferred stock are issued and outstanding and 226,031 shares of Series B preferred stock are issuable upon exercise of rights under warrant agreements.

Voting Stock

   Motorola. The outstanding voting securities of Motorola are the shares of Motorola common stock.

   C-Port. Each holder of C-Port common stock is entitled to one vote for each share held at all meetings of stockholders and written actions in lieu of meetings. C-Port's charter does not provide for cumulative voting. Each holder of C-Port preferred stock is entitled to the number of votes equal to the largest number of whole shares of common stock into which the shares of preferred stock held are then convertible. Except as provided by law, and in certain situations set forth in C-Port's charter, holders of preferred stock vote together with the holders of common stock as a single class.

Number of Directors

   Motorola. The Motorola by-laws provide that the Motorola board of directors shall consist of 16 directors or such other number that the Motorola board of directors may fix. The Motorola board of directors currently consists of 15 directors.

   C-Port. The C-Port by-laws provide that the C-Port board of directors or stockholders have the right to fix the number of directors by resolution, but there must be at least one director. The C-Port board currently consists of five members. The C-Port charter provides that at least 55% of the outstanding preferred shares must approve any increase in the board of directors to more than five directors.

Classification of Board of Directors

   Motorola. Motorola does not have a classified board of directors.

   C-Port. C-Port does not have a classified board of directors.

Quorum for Meeting Directors

   Motorola. The Motorola by-laws state that one-third of the number of directors fixed in accordance with the provisions of the Motorola by-laws shall constitute a quorum at all meetings of the board of directors.

   C-Port. The C-Port by-laws provide that a majority of the C-Port board of directors shall constitute a quorum at all meetings of the board of directors. In the event one or more directors is disqualified to vote at a meeting, the required quorum is reduced by one for each such disqualified person.

Election of Directors

   Motorola. The Motorola by-laws provide that directors shall be elected by the affirmative vote of a plurality of the Motorola shares represented at the meeting and entitled to vote on the election of directors.

   C-Port. The C-Port by-laws provide that directors are elected at the annual meeting of C-Port stockholders by, when a quorum is present, by a plurality of the shares voted at the meeting for the election of directors.

Removal of Directors

   Motorola. The Motorola charter and the Motorola by-laws contain no specific provision regarding removal. Delaware law provides that in the absence of such a provision, directors of a corporation may be removed with or without cause by the holders of a majority of the shares entitled to vote at an election of directors.

   C-Port. The C-Port charter provides that directors may be removed with or without cause by the holders of a majority of the voting power of C-Port capital stock entitled to vote in the election of directors, voting as a single class, except that directors elected by the holders of a particular class or series of stock may be removed without cause only by the vote of a majority of the outstanding shares of such class or series.

Amendments to Charter

   Motorola. Motorola's charter provides that Motorola reserves the right to amend, alter or repeal any provision contained in its charter in accordance with Delaware law.

   C-Port. C-Port's charter may be amended in any manner provided for by law except that any amendment that would materially adversely affect in the same manner any of the rights, preferences, privileges of or limitations of the preferred stock requires the consent of at least 55% of the then outstanding shares of preferred stock voting as a single class on an as converted basis.

Filling Vacancies On The Board Of Directors

   Motorola. A vacancy on the board of directors because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

   C-Port. C-Port's by-laws provide that, unless filled by the C-Port stockholders, vacancies on the board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may be filled by a vote of a majority of directors then in office, although less than a quorum, or by a sole remaining director.

Amendments to By-Laws

   Motorola. The Motorola by-laws provide that the by-laws may be altered, amended or repealed and new by-laws may be adopted at any meeting of the Motorola board of directors by a majority vote of the directors present at the meeting. Delaware law provides that stockholders entitled to vote also have the power to adopt, amend or repeal the by-laws. Amendment of the Motorola by-laws by the Motorola stockholders requires the affirmative vote of holders of a majority of the shares of voting stock represented at the meeting and entitled to vote on that subject matter.

   C-Port. C-Port's charter authorizes the board of directors to adopt, amend or repeal C-Port's by-laws. C-Port's by-laws further provide that the by-laws may be altered, amended or repealed by the vote of a majority of directors present at any regular or special meeting of the board at which a quorum is present. The by-laws may be altered, amended or repealed by the vote of a majority of the issued and outstanding shares of capital stock of C-Port.

Rights Plan

   Motorola. As discussed in "Description of Motorola Capital Stock--Motorola Rights Plan" on pages 51-52, each Motorola share has attached to it one Right issued pursuant to the Motorola rights plan.

   C-Port. C-Port has not adopted a rights plan.

Special Stockholder Meetings

   Motorola. The Motorola by-laws provide that either the Motorola board of directors or its chairman may call a special meeting.

   C-Port. The C-Port by-laws provide that special meetings of the stockholders may be called at any time by either the president or the board of directors of C-Port.

Stockholder Action By Written Consent

   Motorola. Motorola's by-laws do not provide for stockholder action by written consent in lieu of a stockholder meeting.

   C-Port. C-Port's by-laws provide that any action that must or may be required to be taken by stockholders may be taken by a written action in lieu of a meeting of stockholders.

Limitation of Personal Liability of Directors and Indemnification

   Motorola. Motorola's charter provides that a director will not be personally liable to the corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by law, for liability:

  . for any breach of the director's duty of loyalty to the corporation or its stockholders;

  . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  . under Section 174 of the Delaware General Corporation Law regarding unlawful payment of dividends or unlawful stock purchases or redemptions; and

  . for any transaction from which the director derived an improper personal benefit.

   Motorola's charter provides a right to indemnification to directors and officers of Motorola to the fullest extent permitted by the Delaware General Corporation Law.

   In addition, Motorola must indemnify any present or former director or officer of the corporation who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation who has been successful on the merits or otherwise in the defense of any claim or proceeding for expenses (including attorneys' fees) actually and reasonably incurred. Motorola will indemnify in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by Motorola's board of directors.

   C-Port. C-Port's charter provides that a director will not be personally liable to C-Port or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by law. C-Port's charter further provides that C-Port will indemnify each person who was or is a party or is threatened to be made a party to any suit by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer or trustee of another Corporation against all expenses (including attorneys' fees), judgements, and amounts paid in settlements. These expenses incurred by the director or officer will be indemnified only if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company, and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. C-Port will not indemnify in connection with a proceeding initiated by any officer or director unless initiation was approved by the C-Port board of directors. C-Port will indemnify any officer or director who was or is a party to any suit by or in the right of the Company only if he or she acted in good faith and in a manner he reasonably believed to be in the best interests of the Company, except no indemnification will be made if the person is held to be liable to the Company, unless the Delaware court of chancery determines that despite such liability, he is fairly and reasonably entitled to indemnity. C-Port's charter provides that if an indemnitee is successful, on the merits or otherwise, of a suit, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf and sets forth the conditions under which the officer or director shall be considered to have been wholly successful.

   C-Port is entitled to participate at its own expense and to assume the defense with legal counsel reasonably acceptable to the applicable officer or director.

Dividends

   Motorola. Motorola's charter provides that the board of directors may, by resolution, state the conditions upon which the holders of preferred stock shall be entitled to receive dividends. The common stockholders shall be entitled to dividends only if the board of directors declares dividends and as may be permitted by law.

   C-Port. C-Port's charter provides that dividends may be declared and paid on the common stock from funds lawfully available therefor as and when determined by the board of directors, out of assets legally available therefor, subject to any preferential dividend rights of any then outstanding preferred stock. The holders of the preferred stock are entitled, when, as and if declared by the board of directors of C-Port, to dividends out of the corporation's assets legally available therefor at the annual rate of 9.5% of $0.375 on the Series A Preferred Stock; the prime rate plus 1% of $1.13 on the Series B preferred stock; and the prime rate plus 1% of $2.73 on the Series C preferred stock. Dividends may be declared and paid upon the common stock in any fiscal year only if dividends have been paid to or declared and set apart for payment to all shares of preferred stock at such annual rate for such fiscal year. After the holders of preferred stock have received their dividend preference as set forth above, the holders of preferred stock and common stock are entitled, when, as and if declared by the board of directors, to dividends out of C-Port's assets legally available therefor; provided, that no such dividends may be declared or paid on any shares of common stock or preferred stock unless at the same time an equivalent dividend is declared and paid on all outstanding shares of common stock and preferred stock; and provided further that the dividend on each series of preferred stock is payable at the same rate per share as would be payable on the shares of common stock or other securities into which such series of preferred stock is convertible immediately prior to the record date for such dividend. The right to dividends on shares of the preferred stock is cumulative, such that (subject to restrictions set forth in C-Port's charter), if dividends in respect of any previous or current dividend period, have not been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency must first be paid before any dividend or other distribution may be paid on or declared and set apart for the Series A preferred stock. C-Port may not declare or pay any dividends or other distributions on shares of common stock unless the holders of the preferred stock then outstanding simultaneously receives an equivalent dividend on each outstanding share of preferred stock in an amount at least equal to the product of (i) the per share amount, if any, of the dividends or other distributions to be declared, paid or set aside for the common stock, multiplied by (ii) the number of whole shares of common stock into which such share of preferred stock is then convertible.

Liquidation

   Motorola. Motorola's charter provides that the board of directors may, by resolution, state the right to which the preferred stockholders shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation. Holders of Motorola common stock have no preferential rights with respect to liquidation.

   C-Port. C-Port's charter provides that in the event of any voluntary or involuntary liquidation, dissolution or winding up of C-Port, the holders of shares of C-Port preferred stock then outstanding are entitled to be paid out of C-Port's assets available for distribution to its stockholders before any payment may be made to the holders of C-Port common stock by reason of their ownership thereof,

  . an amount equal to the Series A Base Amount (as defined in C-Port's charter) for each share of Series A preferred stock then held by them;

  . an amount equal to the Series B Base Amount (as defined in C-Port's charter) for each share of Series B preferred stock then held by them; and

  . an amount equal to the Series C Base Amount (as defined in C-Port's charter) for each share of Series C preferred stock then held by them,

in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such preferred shares, plus any dividends declared or accrued but unpaid on such preferred shares. In addition, after payment of the Series A Base Amount, Series B Base Amount and Series C Base Amount, the holders of preferred stock are entitled to share ratably with the holders of common stock in the remaining net assets of C-Port, until each of the holders of preferred stock shall received an amount per share equal to three times their original purchase price per share. If upon any liquidation, dissolution or winding up of C-Port the remaining assets of C-Port available for distribution to its stockholders are insufficient to pay the holders of shares of C-Port preferred stock the full amount to which they are entitled, the holders of shares of C-Port preferred stock will share ratably in any distribution of the remaining assets and funds of C-Port in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Conversion

   Motorola. Motorola's charter provides that the board of directors may, by resolution, state the terms upon which shares of preferred stock shall be convertible into, or exchangeable for, shares of stock of any other class or classes of any other series, including the price, the rate of conversion and the terms of adjustment. Holders of Motorola common stock have no rights to convert their shares into any other securities.

   C-Port. Holders of C-Port common stock have no rights to convert their shares into any other securities. Subject to certain terms, conditions, limitations and adjustments set forth in the C-Port's charter, holders of each series of C-Port preferred stock have the right at their option to convert any such shares, without the payment of additional consideration, into the number of fully paid and nonassessable shares of C-Port common stock as is determined by the formulae set forth in the charter. Based on the formula contained in C-Port's charter, each share of C-Port preferred stock is currently convertible into one share of C-Port common stock.

   No fractional shares of common stock or scrip may be issued upon conversion of shares of preferred stock. In lieu of any fractional shares to which the holder would otherwise be entitled, C-Port will pay cash equal to the fair market value of such fractional shares.

                     CERTAIN INFORMATION CONCERNING C-PORT

Executive Officers and Key Employees of C-Port

   The table below sets forth each of the executive officers and other key employees of C-Port together with the respective ages and their expected positions following the closing of the merger:

              Name                 Age             Position with C-Port Post-Merger
              ----                 ---             --------------------------------
      Laurence G. Walker            51             Chief Executive Officer

      David J. Husak                37             Chief Technical Officer

      John Gavin                    40             Chief Financial Officer

      Clint Ramsay                  42             Vice President of Marketing

      Peter J. Morris               38             Vice President of Engineering

      Kurt Hoff                     42             Vice President of Sales

      Richard Hollingsworth         50             Vice President of Manufacturing

      John Burnham                  47             Vice President of Communications

   Laurence G. Walker. Dr. Walker is a co-founder of C-Port and has served as its President and Chief Executive Officer and as a member of the C-Port board of directors since C-Port's inception in November 1997. Following the merger, Dr. Walker is expected to continue to serve as C-Port's President and Chief Executive Officer. Prior to founding C-Port, Dr. Walker was the President and Chief Executive Officer of CertCo, LLC from August 1996 until May 1997. Prior to that time, Dr. Walker was the Vice President and General Manager of the Network Products Business of Digital Equipment Corporation from January 1994 until July 1996. Dr. Walker is also a director of McData Corporation.

   David J. Husak. Mr. Husak is a co-founder of C-Port and has served as its Chief Technical Officer since C-Port's inception in November 1997 and is expected to serve C-Port in this capacity following the merger. Prior to founding C-Port, Mr. Husak served as Senior Consulting Engineer with the Switching Systems Division of 3Com Corporation from January 1994 to September 1997. Mr. Husak has also served in various engineering positions with Synernetics Inc. from December 1988 to January 1994.

   John Gavin. Mr. Gavin has served and, after the merger is expected to continue to serve, as Chief Financial Officer and Treasurer of C-Port. He has held this position since March 1999. Prior to that time, Mr. Gavin was a Vice President of Finance for Compaq Computer Corporation, from May 1998 to October 1998. Prior to the merger of Compaq and Digital Equipment Corporation, Mr. Gavin served as Vice President of Finance for Digital's North America business from May 1997 to May 1998. Mr. Gavin had also served as Vice President of Finance for the Semiconductor Business Unit of Digital Equipment Corporation from March 1994 to May 1997.

   Clint Ramsay. Mr. Ramsay joined C-Port as Vice President of Marketing in December 1998 and will continue to serve C-Port in such capacity after the closing of the merger. From February 1994 to October 1998, Mr. Ramsay was employed by 3Com Corporation, most recently as Vice President, Marketing, Large Enterprise Systems and prior to that as Vice President and Business Unit Manager, LAN systems.

   Kurt Hoff. Mr. Hoff joined C-Port in April 1999 as its Vice President of Sales. Mr. Hoff is expected to continue to serve C-Port in such capacity after the closing of the merger. Prior to joining C-Port, Mr. Hoff served as Vice President, Worldwide Sales, of Philsar Electronics, a fabless semiconductor company, from July 1998 until April 1999. From July 1993 until July 1998, Mr. Hoff served various managerial and executive positions for Advanced Micro Devices, including most recently as Director of Sales, Eastern Sector, and prior to that as Field Sales Manager, Northern California.

   Peter J. Morris. Mr. Morris joined C-Port in February 1999 as C-Port's Vice President of Software. Mr. Morris currently serves, and after the merger is expected to continue to serve, as C-Port's Vice President of Engineering. Prior to joining C-Port, Mr. Morris was employed at Hewlett Packard Company since 1990, most recently as a Research and Development Section Manager of the Massachusetts Language Laboratory.

   Richard Hollingsworth. Mr. Hollingsworth is expected to be C-Port's Vice President of Manufacturing following the merger. He has served C-Port as its Director of Manufacturing since June 1999. Prior to joining C-Port, Mr. Hollingsworth was Plant Manager at Intel Corporation, responsible for manufacturing of semiconductor products from May 1998 until May 1999. From March 1991 to May 1998, Mr. Hollingsworth was Vice President of Semiconductor Manufacturing and Technology at Digital Equipment Corporation, responsible for development of technologies for and production of semiconductor products.

   John Burnham. Mr. Burnham currently serves and, following the merger is expected to continue to serve, as C-Port's Vice President of Communications. He has held this position since November 1998. Prior to joining C-Port, Mr. Burnham was Director of Corporate Communications at New Oak Communications from August 1997 to September 1998. Mr. Burnham has also served as Vice President, Corporate Communications, at CertCo LLC from February 1997 to July 1998. From June 1996 to February 1997 he managed analyst relations and communications programs at Bay Networks and from January 1995 to May 1996 he managed analyst relations and public relations for Digital Equipment Corporation's network product business.

   None of the executive officers or key employees of C-Port will serve as a director of Motorola or C-Port following the merger.

   Messrs. Walker, Husak, Ramsay, Morris, Hoff, Hollingsworth and Burnham are expected to enter into employment agreements with Motorola which will take effect at the effective time of the merger. For a description of the terms of the employment agreements, see "Interests of C-Port Directors and Officers in the Merger--Employment Agreements" on page 31.

   Each of the executive officers of C-Port serves at the discretion of the board of directors. There are no family relationships among any of the directors and executive officers of C-Port.

C-Port Director Compensation

   Directors have received no cash compensation for services provided as directors of C-Port and have not been reimbursed for out-of-pocket expenses incurred in connection with attendance at any meeting of the board of directors.

   C-Port may, in its discretion, grant restricted stock, stock options and other equity awards to its non-employee directors from time to time under its 1997 stock incentive plan. On December 24, 1998, C-Port granted the following shares of restricted stock to Bruce Sachs under its 1997 stock incentive plan:

  . 50,000 shares of C-Port common stock at a purchase price of $.113 per share.

   These shares vest monthly over the two year period commencing on December 24, 1998. Upon the occurence of an event such as the merger, all of Mr. Sachs' unvested shares will accelerate and immediately vest.

   The merger agreement limits C-Port's ability to make additional grants under its 1997 stock incentive plan.

C-Port Executive Compensation

   The following table sets forth the total compensation received in the fiscal year ended December 31, 1999 by the following C-Port executive officers and other key employees.

                           Summary Compensation Table

                                                       Annual Compensation
                                                  ------------------------------
                                                                    Restricted
Name and Principal Position                        Salary  Bonus   Stock Awards
---------------------------                       -------- ------ --------------
Laurence G. Walker............................... $175,000  $ --        --
 President and Chief Executive Officer
David J. Husak...................................  133,000    --        --
 Chief Technical Officer
John Gavin.......................................  132,000 13,000 187,000 Shares
 Chief Financial Officer
Clint Ramsay.....................................  170,000    --  400,000 Shares
 Vice President of Marketing
Peter J. Morris..................................  160,000    --   50,000 Shares
 Vice President of Engineering
Kurt Hoff........................................  200,000 32,500 285,000 Shares
 Vice President of Sales
Richard Hollingsworth............................  150,000    --  150,000 Shares
 Vice President of Manufacturing
John Burnham.....................................  159,500    --        --
 Vice President of Communications

   Option Grants and Restricted Stock Awards in Last Fiscal Year. On January 27, 2000, C-Port granted an option to Mr. Burnham to purchase 60,000 shares of C-Port common stock at a per share exercise price of $2.46. These options vest 25% on the first anniversary of his grant date and monthly thereafter over the next three years. On February 17, 2000 C-Port's board of directors approved a resolution that provides for 50% of all unvested shares of C-Port common stock subject to outstanding options to immediately vest at the effective time of the merger, with the remaining 50% vesting ratably on a monthly basis over the 12 month period following the effective date of the merger. This acceleration of unvested shares with regard to option holders who may be disqualified individuals within the meaning of Section 280G of the Internal Revenue Code is subject to stockholder approval. See "The Merger--Treatment of C-Port Stock Options and Restricted Stock" on page 30.

   In 1999, C-Port granted restricted stock awards to the following individuals:

  . John Gavin, 187,000 shares of C-Port common stock at $.113 per share;

  . Kurt Hoff, 285,000 shares of C-Port common stock at $.113 per share;

  . Clint Ramsay, 400,000 shares of C-Port common stock at $.113 per share;

  . Peter Morris, 50,000 shares of C-Port common stock at $.113 per share;
    and

  . Richard Hollingsworth, 150,000 shares of C-Port common stock at $.273 per share.

   The restricted awards granted to Messrs. Gavin, Hoff, Ramsay and Hollingsworth each vest 25% on the first anniversary of their employment with the remaining 75% vesting ratably on a monthly basis over a three year period thereafter. Mr. Morris' restricted stock award is fully vested. Each of their restricted stock agreements also provides that, in the event of a transaction such as the merger, each of them is entitled to acceleration of one-half of the unvested portion of their restricted stock and vesting of the remaining one-half over the 12 month period following such transaction.

   Each officer of C-Port has a provision in his or her respective restricted stock agreement providing that if, within 365 days after the effective date of the merger, such officer ceases to serve C-Port in his or her current capacity, because he or she is terminated without cause or he or she resigns for good reason, then the remaining one-half of such shares of restricted stock shall immediately accelerate and vest in full. Under the terms of the merger agreement, the directors and officers will receive the same consideration in connection with the merger as other C-Port stockholders. The merger agreement provides that each such share of C-Port common stock that is unvested at the effective time of the merger shall be converted into 0.1022485 of a share of Motorola common stock, or 0.3067455 of a share of Motorola common stock if the merger occurs after May 15, 2000, but remains subject to the vesting, forfeiture or repurchase restrictions set forth in the restricted stock agreements as in effect prior to the merger.

   Bruce Sachs, a director of C-Port and a general partner of Charles River Partners, which provides management services to Charles River VII GP Limited Partnership and Charles River Partnership VIII, A Limited Partnership, which own in the aggregate 4,797,843 shares of C-Port preferred stock. Mr. Sachs is also a member of Charles River VIII-A LLC, a stockholder of C-Port. Mr. Sachs directly owns 100,000 shares of Series B preferred stock and 50,000 shares of C-Port common stock, subject to a restricted stock agreement. At the effective time of the merger, 100% of all unvested shares of common stock under his restricted stock agreement will accelerate and immediately vest.

   Michael Zak is a director of C-Port and a general partner of Charles River VIII GP Limited Partnership, the general partner of Charles River Partnership VIII, A Limited Partnership and an officer of Charles River Friends VII, Inc., the manager of Charles River VIII-A LLC. Mr. Zak has shared investment and shared voting power with respect to shares held by Charles River Partnership VIII, A Limited Partnership and Charles River VIII-A LLC.

   Robi Soni is a director of C-Port and a manager of Deer IV & Co. LLC, the general partner of Bessemer Venture Partners IV, L.P. Mr. Soni shares voting power with respect to the shares listed and investment power with respect to 3,046,608 held by affiliated limited partnerships and certain affiliated individuals and trusts.

Security Ownership of Directors, Executive Officers and Principal Stockholders of C-Port

   The following table sets forth information regarding the beneficial ownership of C-Port's common stock as of April 5, 2000, by the directors, executive officers and stockholders holding more than 5% of the stock of C-Port. To the knowledge of C-Port and unless otherwise indicated, each person named in the table has sole voting power and investment power, or shares such power with his or her spouse, with respect to all shares of capital stock listed as owned by such person. The address of each C-Port officer and director is c/o C-Port Corporation, One High Street, North Andover, Massachusetts 01845.

   The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares as to which the individual has the right to acquire beneficial ownership within 60 days after April 5, 2000 through the exercise of any stock option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

                             Number of Shares Beneficially Owned                  Percent of Class
                           --------------------------------------- ------------------------------------------------
                                                                                                         Percentage
                                     Series A  Series B  Series C  Common  Series A  Series B  Series C  Aggregate
   Name and Address of      Common   Preferred Preferred Preferred Stock   Preferred Preferred Preferred   Voting
    Beneficial Owner       Stock (1) Stock (2) Stock (3) Stock (4)  (1)    Stock (2) Stock (3) Stock (4) Power (5)
   -------------------     --------- --------- --------- --------- ------  --------- --------- --------- ----------
Bessemer Venture Partners
 (6).....................     --     1,892,670 1,158,760 1,026,763    --      35.9%    21.4%     12.2%      14.9%
 1400 Old Country Road,
 Suite 407
 Westbury, New York 11590
Robi Soni(7).............     --     1,914,836 1,174,152 1,049,222    --      36.4     21.7      12.4       15.1
Charles River Partners
 (8).....................     --     2,533,333 1,056,557 1,207,953    --      48.1     19.5      14.3       17.6
 1000 Winter Street,
 Suite 3300
 Waltham, Massachusetts
 02154
Michael J. Zak(9)........     --     2,533,333 1,056,557 1,207,953    --      48.1     19.5      14.3       17.6
Bruce Sachs(10)..........     50,000    --       100,000    --         *        --      1.8        --          *
Benchmark Capital........     --        --     2,654,867  893,330     --        --     49.1      10.6       13.0
 2480 Sandhill Road,
 Suite 200
 Menlo Park, California
 94025
SVM Star Ventures(11)....     --        --        --     1,465,201    --        --       --      17.3        5.4
 Managementgefellfchaft
 mbh Nr. 3 Paffart Str.
 9D-81679
 Munchen, Germany
Laurence G. Walker.......  1,128,000    38,667    17,965     9,157 13.67%        *        *         *        4.4
Thomas Brightman.........    700,000    58,666    27,257     9,157  8.54       1.1        *         *        2.9
Kurt Hoff................    285,000    --        --        --      3.48         *        *         *        1.0
David Husak..............    950,000    38,667    17,965    --     11.59         *        *         *        3.7
Clint Ramsay.............    400,000    --        --        --      4.88         *        *         *        1.5
Peter Morris.............    320,000    --        --        --      3.90        --       --        --        1.2
All executive officers
 and directors as a group
 (12 persons)............  4,330,000 4,584,169 2,393,896 2,275,489 52.82%    87.00%    42.4%     26.9%      49.3%

--------
*Represents less than 1%.

(1) Based on 8,198,182 shares of common stock issued and outstanding as of April 5, 2000.

(2) Based on 5,266,266 shares of Series A preferred stock issued and outstanding as of April 5, 2000.

(3) Based on 5,409,736 shares of Series B preferred stock issued and outstanding as of April 5, 2000.

(4) Based on 8,449,944 shares of Series C preferred stock issued and outstanding as of April 5, 2000.

(5) Based on 27,324,128 shares of C-Port capital stock issued and outstanding as of April 5, 2000. Each share of common stock, Series A preferred stock, Series B preferred stock and Series C preferred stock is entitled to one vote.
(6) Includes shares held by Bessemer Venture Investors LP, Bessemer Venture Partners IV LP, Bessec Ventures IV, LP and BVP IV Special Situations LP. Also includes shares held by members, employees and former employees, or family partnerships of those persons, of the limited partner or general partner of the foregoing limited partnerships.

(7) Mr. Soni is a director of C-Port and owns directly 22,166 shares of Series A preferred stock, 15,392 shares of Series B preferred stock, 22,459 shares of Series C preferred stock. Mr. Soni's beneficial ownership includes shares held by Bessemer Venture Investors LP, Bessemer Venture Partners IV LP, Bessec Ventures IV, LP and BVP IV Special Situations LP and also includes shares held by members, employees and former employees, or family partnerships of those persons, of the limited partner or general partner of the foregoing limited partnerships. Mr. Soni is also a manager of Deer IV & Co. LLC, the general partner of Bessemer Venture Partners IV, L.P. Mr. Soni shares voting power with respect to the shares listed and investment power with respect to the shares held for the foregoing limited partnerships and certain affiliated individuals and trusts. Mr. Soni disclaims beneficial ownership of all other shares listed except to the extent of his pecuniary interest in the shares held by the foregoing limited partnership and certain affiliated individuals and trusts.
(8) Includes shares held by Charles River Partnership VIII, a limited partnership and Charles River VIII-A LLC.
(9) Mr. Zak is a director of C-Port and a general partner of Charles River VIII GP Limited Partnership, the general partner of Charles River Partnership VIII, a Limited Partnership and an officer of Charles River Friends VII, Inc., the manager of Charles River VIII-A LLC. Mr. Zak has shared investment and shared voting power with respect to shares held by Charles River Partnership VIII, a Limited Partnership and by Charles River VIII-A LLC. Mr. Zak disclaims beneficial ownership of all other shares listed except to the extent of his pecuniary interest in the shares held by the foregoing entities.
(10) Mr. Sachs is a director of C-Port and owns directly 100,000 shares of Series B preferred stock and 50,000 shares of common stock, subject to a restricted stock agreement. Mr. Sachs is also a general partner of Charles River Partners, which provides management services to Charles River Partnership VIII, a Limited Partnership. Mr. Sachs is also a member of Charles River VIII-A LLC, a stockholder of C-Port.
(11) Includes shares held by Star Growth Enterprise, a German Civil Law Partnership (with limitation of liability) and Star Growth Ventures Managementgesellschaft mbH Nr. 3.

Related Party Transactions

   The table sets forth below, for each director, executive officer, key employees and affiliate of C-Port, the increase in value to be realized on each of their purchases in the last fiscal year as a result of the merger. The table assumes a value of $143.813 per share of Motorola common stock, the closing price per share on the New York Stock Exchange--Composite Transactions on April 5, 2000.

                                      Number of   Purchase Price    Increase
     Stockholder                    C-Port Shares   Per Share       in Value
     -----------                    ------------- -------------- --------------
Bessemer Venture Partners
 Series C preferred stock..........   1,207,954       $2.73      $14,459,209.38

Charles River Partners
 Series C preferred stock..........   1,207,953        2.73       14,459,197.41

Benchmark Capital
 Series C preferred stock..........     893,330        2.73       10,693,160.10

SVM Star Ventures
 Series C preferred stock..........   1,465,201        2.73       17,538,455.97

Laurence G. Walker
 Series C preferred stock..........       9,157        2.73          109,609.29

Thomas Brightman
 Series C preferred stock..........       9,157        2.73          109.609.29

Kurt Hoff
 Common Stock......................     285,000        0.113       4,157,295.00

John Gavin
 Common Stock......................     187,000        0.113       2,727,769.00

Peter Morris
 Common Stock......................      50,000        0.113         729,350.00

Clint Ramsay
 Common Stock......................     400,000        0.113       5,834,800.00

Richard Hollingsworth
 Common Stock......................     150,000        0.273       2,164,050.00

John Burnham
 Options to Purchase Common Stock..      60,000        2.46          734,400.00

                                    EXPERTS

   The consolidated financial statements and schedule of Motorola, Inc. and subsidiaries as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, as well as the supplemental consolidated financial statements and schedules of Motorola, Inc. and subsidiaries as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, all of which have been incorporated by reference herein, have been audited by KPMG LLP, independent certified public accountants. Such financial statements and schedules have been incorporated by reference herein in reliance upon the reports with respect thereto of KPMG LLP, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                             LEGAL AND TAX MATTERS

   The validity of the Motorola shares to be issued in connection with the merger is being passed upon for Motorola by Donald F. McLellan, Esq., Vice President, Transactions, Motorola Corporate Law Department. As of April 5, 2000, Mr. McLellan owned 183 Motorola shares and held options to purchase an additional 6,650 Motorola shares (of which 3,150 were exercisable).

   Certain of the tax consequences of the merger will be passed upon at the effective time of the merger, as a condition to the merger, by Winston & Strawn, counsel to Motorola, and by Hale and Dorr LLP, counsel to C-Port. See "The Merger Agreement--Conditions to the Merger" on page 45.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This proxy statement/prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are identified by the use of forward-looking words or phrases including, but not limited to, "intended," "will be positioned," "expects," "expected," "anticipates," and "anticipated." These forward-looking statements are based on current expectations of Motorola or C-Port, as the case may be. All statements other than statements of historical facts included in this proxy statement/prospectus, including those regarding the financial position, results of operations, cash flows, business strategy, projected costs, growth opportunities for existing products, benefits from new technology and plans and objectives of management for future operations of Motorola or C-Port, as the case may be, are forward-looking statements. Although Motorola or C-Port believes that the expectations of Motorola or C-Port, as the case may be, reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. Because forward-looking statements involve risks and uncertainties, the actual results of Motorola and C-Port, as the case may be, could differ materially. Important factors that could cause actual results to differ materially from the expectations of Motorola or C-Port, as the case may be ("Cautionary Statements"), are disclosed under "Risk Factors--Risks Relating to the Merger" on page 14, "The Merger--C-Port's Reasons for the Merger," on page 22 and elsewhere in this proxy statement/prospectus and in Motorola's SEC filings listed on page 67. These forward-looking statements represent the judgment of Motorola or C-Port, as the case may be, as of the date of this proxy statement/prospectus. All subsequent written and oral forward-looking statements attributable to Motorola or C-Port or persons acting on behalf of Motorola or C-Port are expressly qualified in their entirety by the Cautionary Statements. Motorola and C-Port disclaim, however, any intent or obligation to update their respective forward-looking statements.

                      WHERE YOU CAN FIND MORE INFORMATION

   Motorola files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information Motorola files at the SEC's public reference rooms at the following locations:

     Public Reference Room  New York Regional Office
                                                 Chicago Regional Office
     450 Fifth Street, N.W. 7 World Trade Center Citicorp Center
     Room 1024              Suite 1300           500 West Madison Street
     Washington, D.C. 20549 New York, NY 10048   Suite 1400
                                                 Chicago, IL 60661-2511

   Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Motorola's SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

   Motorola filed a registration statement on Form S-4 to register with the SEC the Motorola common stock to be issued to C-Port stockholders in the merger. This proxy statement/prospectus is a part of the Motorola registration statement and constitutes both a prospectus of Motorola and a proxy statement of C-Port for its special meeting.

   As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the Motorola registration statement or the exhibits to the Motorola registration statement.

   The SEC allows us to "incorporate by reference" information into this proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about Motorola and its financial condition.

      Motorola SEC Filings (File No. 1-07221)                     Period
      ---------------------------------------   -------------------------------------------
      Annual Report on Form 10-K                Year ended December 31, 1999

      Current Reports on Form 8-K               Filed on January 6, 2000 (as amended
                                                by Amendment No. 1 thereto filed on
                                                Form 8-K/A filed on March 17, 2000) and
                                                March 23, 2000 (as amended by
                                                Amendment No. 1 thereto filed on Form 8-K/A
                                                filed on March 24, 2000)

      Proxy Statement                           Dated March 23, 2000

      The description of Motorola's
       common stock contained in
       its Registration Statement
       on Form 8-B dated July 2,
       1973, including any
       amendments or reports filed
       for the purpose of updating
       such description.

      The description of the Rights
       contained in its
       Registration Statement on
       Form 8-A dated November 5,
       1998, including any
       amendment or report filed
       for the purpose of updating
       such description.

   Motorola also incorporates by reference into this proxy statement/prospectus additional documents that may be filed with the SEC from the date of this proxy statement/prospectus to the date of the special meeting of C-Port stockholders. These include periodic reports, such as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

   Motorola has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to Motorola, and C-Port has supplied all such information relating to C-Port.

   If you are already a Motorola stockholder, we may already have sent you some of the documents incorporated by reference, but you can obtain any of them through us, the SEC or the SEC's website as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this proxy statement/prospectus. Stockholders may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

                                 Motorola, Inc.
                            1303 East Algonquin Road
                           Schaumburg, Illinois 60196
                              Tel: (800) 262-8509
                           Attn.: Investor Relations
                       website: www.motorola.com/investor

   If you would like to request documents from us, please do so by May 2, 2000 to receive them before the C-Port special meeting.

   C-Port is a privately held corporation that is not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and therefore does not incorporate information in this proxy statement prospectus by reference unless such information appears in an Appendix to this proxy statement/prospectus.

   You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus to vote on the transactions. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated April 6, 2000. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date, and neither the mailing of this proxy statement/prospectus to stockholders nor the issuance of Motorola common stock in the merger shall create any implication to the contrary.

                                                                      APPENDIX A



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                MOTOROLA, INC.,

                              CP ACQUISITION CORP.

                                      and

                               C-PORT CORPORATION

                         Dated as of February 17, 2000

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
 ARTICLE I THE MERGER.....................................................  A1
    SECTION 1.1  The Merger..............................................   A1
    SECTION 1.2  Effective Time..........................................   A1
    SECTION 1.3  Effect of the Merger....................................   A1
    SECTION 1.4  Certificate of Incorporation; By-laws...................   A2
    SECTION 1.5  Directors and Officers..................................   A2
 ARTICLE II CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES............  A2
    SECTION 2.1  Conversion of Securities................................   A2
    SECTION 2.2  Escrow..................................................   A4
    SECTION 2.3  Exchange of Certificates................................   A5
    SECTION 2.4  Stock Transfer Books....................................   A7
    SECTION 2.5  Stock Options...........................................   A7
    SECTION 2.6  Restricted and Founders Stock...........................   A8
    SECTION 2.7  Appraisal Rights........................................   A8
 ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY................  A8
    SECTION 3.1  Organization and Qualification; Subsidiaries............   A8
                 Certificate of Incorporation and By-laws; Corporate
    SECTION 3.2  Books and Records.......................................   A9
    SECTION 3.3  Capitalization..........................................   A9
    SECTION 3.4  Authority Relative to This Agreement....................  A10
    SECTION 3.5  No Conflict; Required Filings and Consents..............  A10
    SECTION 3.6  Permits; Compliance With Law............................  A11
    SECTION 3.7  Financial Statements....................................  A11
    SECTION 3.8  Absence of Certain Changes or Events....................  A11
    SECTION 3.9  Employee Benefit Plans and Executive Compensation.......  A12
    SECTION 3.10 Contracts...............................................  A15
    SECTION 3.11 Litigation..............................................  A16
    SECTION 3.12 Environmental Matters...................................  A16
    SECTION 3.13 Intellectual Property...................................  A17
    SECTION 3.14 Taxes...................................................  A19
    SECTION 3.15 Labor Matters...........................................  A20
    SECTION 3.16 Insurance...............................................  A21
    SECTION 3.17 Vote Required...........................................  A21
    SECTION 3.18 Brokers.................................................  A21
    SECTION 3.19 Year 2000 Compliance....................................  A21
    SECTION 3.20 Related Party Transactions..............................  A21
    SECTION 3.21 Investment Company Act..................................  A21
    SECTION 3.22 Capital Expenditures....................................  A22
    SECTION 3.23 Assets Register.........................................  A22
    SECTION 3.24 Disclosure..............................................  A22
    SECTION 3.25 No Undisclosed Liabilities..............................  A22
 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB....... A22
    SECTION 4.1  Organization and Qualification; Subsidiaries............  A22
                 Certificate of Incorporation and By-laws; Corporate
    SECTION 4.2  Books and Records.......................................  A22
    SECTION 4.3  Capitalization..........................................  A23

    SECTION 4.4  Authority Relative to This Agreement.....................   A23
    SECTION 4.5  No Conflict; Required Filings and Consents...............   A23
    SECTION 4.6  SEC Filings; Financial Statements........................   A24
    SECTION 4.7  Absence of Certain Changes or Events.....................   A24
    SECTION 4.8  Ownership of Merger Sub; No Prior Activities.............   A24
    SECTION 4.9  Brokers..................................................   A25
    SECTION 4.10 Disclosure...............................................   A25
    SECTION 4.11 NYSE Requirements........................................   A25
 ARTICLE V COVENANTS.......................................................  A25
                 Conduct of Business by the Company Pending the Effective
    SECTION 5.1  Time.....................................................   A25
    SECTION 5.2  Conduct of Business by Parent Pending the Effective Time.   A27
    SECTION 5.3  Cooperation..............................................   A27
    SECTION 5.4  Employee Benefit Covenant................................   A27
    SECTION 5.5  Audited Financial Statements.............................   A27
 ARTICLE VI ADDITIONAL AGREEMENTS..........................................  A28
    SECTION 6.1  Registration Statement; Proxy Statement..................   A28
    SECTION 6.2  Company Stockholders' Meetings...........................   A29
    SECTION 6.3  Access to Information; Confidentiality...................   A29
    SECTION 6.4  No Solicitation of Transactions..........................   A29
    SECTION 6.5  Appropriate Action; Consents; Filings....................   A30
    SECTION 6.6  Letters of Accountants...................................   A31
    SECTION 6.7  Certain Notices..........................................   A31
    SECTION 6.8  Warrants.................................................   A31
    SECTION 6.9  Stock Exchange Listing...................................   A31
    SECTION 6.10 Plan of Reorganization...................................   A31
    SECTION 6.11 Indemnification..........................................   A32
    SECTION 6.12 Stock Options............................................   A32
 ARTICLE VII CLOSING CONDITIONS............................................  A32
                 Conditions to Obligations of Each Party Under This
    SECTION 7.1  Agreement................................................   A32
                 Additional Conditions to Obligations of Parent and Merger
    SECTION 7.2  Sub......................................................   A33
    SECTION 7.3  Additional Conditions to Obligations of the Company......   A33
 ARTICLE VIII INDEMNIFICATION..............................................  A34
    SECTION 8.1  Survival of Representations and Warranties...............   A34
    SECTION 8.2  Indemnification by Parent................................   A34
    SECTION 8.3  Indemnification by the Stockholders......................   A35
    SECTION 8.4  Stockholder Representative; Approval of Stockholders.....   A36
 ARTICLE IX TERMINATION, AMENDMENT AND WAIVER..............................  A37
    SECTION 9.1  Termination..............................................   A37
    SECTION 9.2  Effect of Termination....................................   A38
    SECTION 9.3  Amendment................................................   A38
    SECTION 9.4  Waiver...................................................   A38
    SECTION 9.5  Fees and Expenses........................................   A38
 ARTICLE X GENERAL PROVISIONS..............................................  A38
    SECTION 10.1 Notices..................................................   A38
    SECTION 10.2 Certain Definitions......................................   A39
    SECTION 10.3 Headings.................................................   A39
    SECTION 10.4 Severability.............................................   A39
    SECTION 10.5 Entire Agreement.........................................   A39
    SECTION 10.6 Assignment...............................................   A39
    SECTION 10.7 Parties in Interest......................................   A39
    SECTION 10.8 Mutual Drafting..........................................   A39
    SECTION 10.9 Governing Law............................................   A39

    SECTION 10.10 Publicity................................................  A39
    SECTION 10.11 Counterparts.............................................  A39
    SECTION 10.12 Time of the Essence......................................  A39

EXHIBIT A VOTING AGREEMENT
EXHIBIT B ESCROW AGREEMENT
EXHIBIT C EMPLOYMENT AGREEMENT

                             INDEX OF DEFINED TERMS

Acquisition Agreement...................................... Section 6.4(d)
Acquisition Proposal....................................... Section 6.4(c)
Affiliate.................................................. Section 10.2
Agreement.................................................. Preamble
Audited Financial Statements............................... Section 3.7(a)
Blue Sky Laws.............................................. Section 4.5(b)
Business Day............................................... Section 10.2
CERCLA..................................................... Section 3.12
Certificate of Merger...................................... Section 1.2
Certificates............................................... Section 2.3(b)
Claim Amount............................................... Section 8.2(c)
Claim Notice............................................... Section 8.2(c)
Code....................................................... Preamble
Company.................................................... Preamble
Company Benefit Plans...................................... Section 3.9(a)
Company By-laws............................................ Section 3.2
Company Capital Stock...................................... Section 2.1(a)
Company Certificate........................................ Section 3.2
Company Common Stock....................................... Section 2.1(a)
Company Disclosure Schedule................................ Article III Preamble
Company Material Adverse Effect............................ Section 3.1
Company Option............................................. Section 2.5
Company Permits............................................ Section 3.6
Company Preferred Stock.................................... Section 2.1(a)
Company Stock Option Plan.................................. Section 2.5
Company Stockholders' Meeting.............................. Section 6.2
Confidentiality Agreement.................................. Section 6.3(b)
Contract................................................... Section 3.10(c)
control.................................................... Section 10.2
DGCL....................................................... Preamble
Dissenting Shares.......................................... Section 2.7
Dissenting Stockholders.................................... Section 2.7
Effective Time............................................. Section 1.2
Environmental Laws......................................... Section 3.12
Environmental Permits...................................... Section 3.12
ERISA...................................................... Section 3.9(a)
Escrow Agent............................................... Section 2.1(d)
Escrow Agreement........................................... Section 2.1(d)
Escrow Fund................................................ Section 8.3(c)
Escrow Shares.............................................. Section 2.1(d)
Excess Shares.............................................. Section 2.3(e)(2)
Exchange Act............................................... Section 4.5(b)
Exchange Agent............................................. Section 2.3(a)
Exchange Agreement......................................... Section 2.3(a)
Exchange Fund.............................................. Section 2.3(a)
Exchange Ratio............................................. Section 2.1(a)(B)(i)
Financial Statements....................................... Section 3.7(a)
Founders Stock............................................. Section 2.6
Fully-Diluted Company Common Shares........................ Section 2.1(a)
GAAP....................................................... Section 3.7(b)

Governmental Entity........................................ Section 3.5(b)
Hazardous Materials........................................ Section 3.12
HSR Act.................................................... Section 4.5(b)
Initial Shares............................................. Section 2.1(d)
Intellectual Property...................................... Section 3.13
Investment Company Act..................................... Section 3.21
IRS........................................................ Section 3.9(a)
knowledge.................................................. Section 10.2
Law........................................................ Section 3.5(a)
Liquidation Common Stock Exchange Ratio.................... Section 2.1(a)
Merger..................................................... Preamble
Merger Common Stock Exchange Ratio......................... Section 2.1(a)
Merger Shares.............................................. Section 2.1(d)
Merger Sub................................................. Preamble
Multiemployer Plan......................................... Section 3.9(b)
Multiple Employer Plan..................................... Section 3.9(b)
NYSE....................................................... Section 2.3(e)(2)
Outstanding Series A Shares................................ Section 2.1(a)
Outstanding Series B Shares................................ Section 2.1(a)
Outstanding Series C Shares................................ Section 2.1(a)
Owned Software............................................. Section 3.13(i)
Parent..................................................... Preamble
Parent Common Stock........................................ Section 2.1(a)
Parent Indemnitees......................................... Section 8.3(a)
Parent Material Adverse Effect............................. Section 4.1
Parent Preferred Stock..................................... Section 4.3
Parent SEC Filings......................................... Section 4.6(a)
Parent Stock Price......................................... Section 2.1(a)(A)(i)
Preferred Stock Participation Amount....................... Section 2.1(a)
person..................................................... Section 10.2
Proxy Statement............................................ Section 6.1(a)
Registration Statement..................................... Section 6.1(a)
Representatives............................................ Section 6.3(a)
Restricted Stock........................................... Section 2.6
SEC........................................................ Section 6.1(a)
Securities Act............................................. Section 4.5(b)
Series A Liquidation Exchange Ratios....................... Section 2.1(a)
Series A Participation Amount.............................. Section 2.1(a)
Series A Preferred Stock................................... Section 2.1(a)
Series B Liquidation Exchange Ratios....................... Section 2.1(a)
Series B Participation Amount.............................. Section 2.1(a)
Series B Preferred Stock................................... Section 2.1(a)
Series C Liquidation Exchange Ratios....................... Section 2.1(a)
Series C Participation Amount.............................. Section 2.1(a)
Series C Preferred Stock................................... Section 2.1(a)
Share Issuance............................................. Section 4.4
Stockholder Representative................................. Section 8.4(a)
Stockholders............................................... Section 2.1(d)
subsidiary or subsidiaries................................. Section 10.2
Surviving Corporation...................................... Section 1.1
Tax........................................................ Section 3.14(a)
Unaudited Financial Statements............................. Section 3.7(a)

Warrant Agreements.................................................. Section 6.8
Warrants............................................................ Section 6.8
1999 Audited Financial Statements................................... Section 5.5

   AGREEMENT AND PLAN OF MERGER, dated as of February 17, 2000 (this "Agreement"), by and among Motorola, Inc., a Delaware corporation ("Parent"), CP Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and C-Port Corporation, a Delaware corporation (the "Company").

   WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved and declared advisable the merger of Merger Sub with and into the Company (the "Merger") upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

   WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective business strategies and is in the best interest of their respective stockholders, and Parent has approved this Agreement and the Merger as the sole stockholder of Merger Sub;

   WHEREAS, as a condition to, and in connection with the execution of this Agreement, certain stockholders of the Company have entered into a Voting Agreement with Parent in the form attached hereto as Exhibit A; and

   WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").

   NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

   SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined in Section 1.2), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

   SECTION 1.2 Effective Time. No later than three Business Days after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of, the DGCL (the date and time of such filing, or, if another date and time is specified in such filing, such specified date and time, being the "Effective Time").

   SECTION 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

   SECTION 1.4 Certificate of Incorporation; By-laws. At the Effective Time, the Certificate of Incorporation and the By-laws of the Surviving Corporation shall be amended in their entirety to contain the provisions set forth in the Certificate of Incorporation and By-laws of Merger Sub, as in effect immediately prior to the Effective Time.

   SECTION 1.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

   SECTION 2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

     (a) Each share of common stock, par value $.001 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 2.1(b)) and each share of Series A Convertible Redeemable Preferred Stock, par value $.001 per share, of the Company ("Series A Preferred Stock"), Series B Convertible Redeemable Preferred Stock, par value $.001 per share, of the Company ("Series B Preferred Stock"), and Series C Convertible Redeemable Preferred Stock, par value $.001 per share, of the Company ("Series C Preferred Stock" and, together with the Series A Preferred Stock and the Series B Preferred Stock, the "Company Preferred Stock" and, together with the Company Common Stock, the "Company Capital Stock") issued and outstanding immediately prior to the Effective Time, shall be converted, subject to Section 2.3(e), into the right to receive:

       (A) to the extent that the Merger is treated for purposes of Section 4 of the Company Certificate (as defined below) as a "liquidation, dissolution or winding up" of the Company,

         (i) in the case of each share of Company Common Stock, a fraction of a share of common stock, par value $3.00 per share, of Parent, including the corresponding percentage of a right to purchase shares of Junior Participating Preferred Stock, Series B, par value $100 per share, of Parent pursuant to the Rights Agreement, dated November 5, 1998, between Parent and Harris Trust and Savings Bank, as Rights Agent (the "Parent Common Stock"), equal to (a) $430,000,000 minus (x) the Preferred Stock Liquidation Amount (as defined below) and (y) the Preferred Stock Participation Amount (as defined below), divided by $147.875 (the "Parent Stock Price"), and divided by (b) the difference of the number of Fully-Diluted Company Common Shares (as defined below and as identified in Section 3.3(a)) minus the number of shares of Company Common Stock that would be issued assuming the conversion of all shares of Company Preferred Stock. The Preferred Stock Liquidation Amount is equal to the sum of Series A Convertible Preferred Liquidation Amount, Series B Convertible Preferred Liquidation Amount and Series C Convertible Preferred Liquidation Amount (in each case as such terms are defined in the Company Certificate). The fraction determined under this
      Section 2.1, as may be adjusted from time to time as set forth elsewhere herein, is called the "Liquidation Common Stock Exchange Ratio." "Fully-Diluted Company Common Shares" is equal to, as of the date hereof and without duplication with respect to clauses (i),
      (ii) and (iii) immediately below, the sum of: (i) the total number of shares of Company Common Stock outstanding, (ii) the total number of shares of Company Common Stock consisting of outstanding Restricted Stock and Founders Stock, (iii) the total number of shares of Company Common Stock that would be issued assuming the exercise, conversion or exchange, as applicable, of all outstanding Warrants, Company Options, or other rights to subscribe for, purchase or otherwise acquire any shares of Company Common Stock or any evidences of indebtedness convertible into capital stock of the Company, shares of stock, agreements, contracts or other securities of any other type or form which are convertible into or exchangeable or exercisable for, with or without payment of additional consideration, shares of Company Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event (in each case expressed on a Company Common Stock equivalent basis), and (iv) an additional 10,000 shares of Company Common Stock;

         (ii) in the case of each share of Series A Preferred Stock, (x) a fraction of a share of Parent Common Stock equal to (a) the Series A Convertible Preferred Liquidation Amount divided by the Parent Stock Price, and divided by (b) the aggregate number of shares of Series A Preferred Stock outstanding at the Effective Time (the "Outstanding Series A Shares") and (y) a fraction of a share of Parent Common Stock equal to (A) the difference of three (3) times the Original Purchase Price (as defined in the Company Certificate) of the Series A Preferred Stock minus the Series A Convertible Preferred Liquidation Amount (such difference, the "Series A Participation Amount"), divided by the Parent Stock Price, divided by (B) the Outstanding Series A Shares (the exchange ratios set forth in clauses (x) and (y) of this subparagraph are referred to collectively as the "Series A Liquidation Exchange Ratios");

         (iii) in the case of each share of Series B Preferred Stock, (x) a fraction of a share of Parent Common Stock equal to (a) the Series B Convertible Preferred Liquidation Amount divided by the Parent Stock Price, and divided by (b) the aggregate number of shares of Series B Preferred Stock outstanding at the Effective Time (the "Outstanding Series B Shares") and (y) a fraction of a share of Parent Common Stock equal to (A) the difference of three times the Original Purchase Price of the Series B Preferred Stock minus the Series B Convertible Preferred Liquidation Amount (such difference, the "Series B Participation Amount"), divided by the Parent Stock Price, divided by (B) the Outstanding Series B Shares (the exchange ratios set forth in clauses (x) and (y) of this subparagraph are referred to collectively as the "Series B Liquidation Exchange Ratios"); and

         (iv) in the case of each share of Series C Preferred Stock, (x) a fraction of a share of Parent Common Stock equal to (a) the Series C Convertible Preferred Liquidation Amount divided by the Parent Stock Price, and divided by (b) the aggregate number of shares of Series C Preferred Stock outstanding at the Effective Time (the "Outstanding Series C Shares") and (y) a fraction of a share of Parent Common Stock equal to (A) the difference of three times the Original Purchase Price of the Series C Preferred Stock minus the Series C Convertible Preferred Liquidation Amount (such difference, the "Series C Participation Amount" and, together with the Series A Participation Amount and the Series B Participation Amount, the "Preferred Stock Participation Amount"), divided by the Parent Stock Price, divided by (B) the Outstanding Series C Shares (the exchange ratios set forth in clauses (x) and (y) of this subparagraph are referred to collectively as the "Series C Liquidation Exchange Ratios");

       (B) to the extent that holders of at least fifty-five percent (55%) of the Company Preferred Stock, voting together as a single class on an as converted basis, elect pursuant to Section 4(c) of the Company Certificate that the Merger not be treated as a "liquidation, dissolution or winding up" of the Company,

         (i) in the case of each share of Company Common Stock, a fraction of a share of Parent Company Stock equal to 0.1022485 (the "Merger Common Stock Exchange Ratio" and, together with the Liquidation Common Stock Exchange Ratio, the Series A Liquidation Exchange Ratios, the Series B Liquidation Exchange Ratios and the Series C Liquidation Exchange Ratios, the "Exchange Ratios");

         (ii) in the case of each share of Series A Preferred Stock, a fraction of a share of Parent Company Stock equal to the product of
      (a) the number of Company Common Shares into which such share of Series A Preferred Stock is then convertible into pursuant to Section 5(h) of the Company Certificate multiplied by
      (b) the Merger Common Stock Exchange Ratio;

         (iii) in the case of each share of Series B Preferred Stock, a fraction of a share of Parent Company Stock equal to the product of
      (a) the number of Company Common Shares into which such share of Series B Preferred Stock is then convertible into pursuant to
      Section 5(h) of the Company Certificate multiplied by (b) the Merger Common Stock Exchange Ratio; and

         (iv) in the case of each share of Series C Preferred Stock, a fraction of a share of Parent Company Stock equal to the product of
      (a) the number of Company Common Shares into which such share of Series C Preferred Stock is then convertible into pursuant to
      Section 5(h) of the Company Certificate multiplied by (b) the Merger Common Stock Exchange Ratio.

provided, however, that, in any event, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock, Company Common Stock or Company Preferred Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, each Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. All such shares of Company Common Stock or Company Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive a certificate representing the shares of Parent Common Stock into which such Company Common Stock or Company Preferred Stock was converted in the Merger. Certificates previously representing shares of Company Common Stock or Company Preferred Stock shall be exchanged for certificates representing whole shares of Parent Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 2.3, without interest.

     (b) Each share of Company Common Stock held in the treasury of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

     (c) Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

     (d) 290,786 shares of Parent Common Stock which stockholders of record of the Company (the "Stockholders") immediately prior to the Effective Time shall be entitled to receive immediately as of the Effective Time and into which their shares of Company Capital Stock were converted pursuant to this
  Section 2.1 (the "Escrow Shares") shall be deposited in escrow pursuant to
  Section 2.2 and shall be held and disposed of in accordance with the terms of the Escrow Agreement (the "Escrow Agreement"), to be entered into on the Effective Time, by and among Parent, the Stockholder Representative, as defined below in Article VIII, and Harris Trust and Savings Bank or another institution designated by Parent and the Company as the Escrow Agent (the "Escrow Agent"), a form of which is attached hereto as Exhibit B; the Stockholders shall be entitled to receive immediately as of the Effective Time the remaining shares of Parent Common Stock into which the Company Capital Stock were converted pursuant to this Section 2.1 (the "Initial Shares"). The Escrow Shares and the Initial Shares shall together be referred to herein as the "Merger Shares."

   SECTION 2.2 Escrow. At the Effective Time, Parent shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Escrow Shares for the purpose of securing and as the sole remedy for satisfying the indemnification obligations of the Stockholders set forth in this Agreement. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of this Agreement and the Escrow Agreement. The adoption of this Agreement and the approval of the Merger by the Stockholders shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Shares in escrow and the appointment of the Stockholder Representative.

   SECTION 2.3 Exchange of Certificates.

   (a) Exchange Agent. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with Harris Trust and Savings Bank or another bank or trust company designated by Parent and reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Capital Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the Initial Shares, together with cash in lieu of fractional shares and any dividends or distributions with respect thereto (the "Exchange Fund") issuable pursuant to Section 2.1 in exchange for shares of Company Capital Stock that are subject to conversion as provided herein. The Exchange Agent shall deliver the Parent Common Stock contemplated to be issued pursuant to Section 2.1 out of the Exchange Fund in accordance with the terms of the Exchange Agreement to be entered into on the Effective Date between Parent and the Exchange Agent (the "Exchange Agreement"). Except as contemplated by Section 2.2(e) hereof, the Exchange Fund shall not be used for any other purpose.

   (b) Exchange Procedures. Within five Business Days after the Effective Time, but in any event after the receipt by the Exchange Agent from the Company of the documents set forth in Section 1(a) of the Exchange Agreement, Parent shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock (the "Certificates") (1) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in customary form) and (2) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole Initial Shares which such holder has the right to receive in respect of the shares of Company Capital Stock formerly owned by such holder, (y) cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.3(e), and (z) any dividends or other distributions to which such holder is entitled pursuant to Section 2.3(c), and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates. In the event of a transfer of ownership of shares of Company Capital Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such shares of Company Capital Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to
Section 2.3(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.3(c).

   (c) Distributions with Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.3(e), unless and until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common

Stock issued in exchange therefor, without interest, (1) promptly, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.3(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and
(2) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

   (d) No Further Rights in Company Common Stock. All shares of Parent Common Stock issued upon conversion of the shares of Company Capital Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.3(c) or (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock.

   (e) No Fractional Shares.

     (1) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share and such fractional share interests will not entitle the owner thereof to any rights of a stockholder of Parent.

     (2) As promptly as practicable after the Effective Time, the Exchange Agent shall determine the excess of (A) the number of full shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to Section 2.3(a) over (B) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Company Capital Stock pursuant to Section 2.3(b) (such excess being herein called the "Excess Shares"). As soon as practicable after the Effective Time, the Exchange Agent, as agent for such holders of Parent Common Stock, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in paragraph (3) of this Section 2.3(e).

     (3) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of any such sale or sales have been distributed to such holders of Company Capital Stock, the Exchange Agent will hold such proceeds in trust for such holders of Company Capital Stock as part of the Exchange Fund. The Company shall pay all commissions, transfer taxes and other out-of-pocket transaction costs of the Exchange Agent incurred in connection with such sale or sales of Excess Shares. In addition, the Company shall pay the Exchange Agent's compensation and expenses in connection with such sale or sales. The Exchange Agent shall determine the portion of such net proceeds to which each holder of Company Capital Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of Company Capital Stock is entitled (after taking into account all shares of Parent Common Stock to be issued to such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Company Capital Stock are entitled.

     (4) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Capital Stock with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders of Company Capital Stock subject to and in accordance with the terms of Section 2.3(c).

   (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for eleven months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with this
Article II shall thereafter look only to Parent for the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 2.3(e) and any dividends or other distributions with respect to Parent Common Stock to which they are entitled pursuant to Section 2.3(c), in each case, without any interest thereon.

   (g) No Liability. Neither Parent nor the Company shall be liable to any holder of shares of Company Common Stock for any such shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any abandoned property, escheat or similar Law.

   (h) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.3(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3(c), in each case, without any interest thereon.

   (i) Withholding. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent or the Exchange Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of whom such deduction and withholding was made by Parent or the Exchange Agent. With respect to any Stockholder who is not a foreign person, Parent shall receive a certificate of nonforeign status in the form of Exhibit 2.3(i)(A) on or prior to the Effective Time. Parent shall receive on or prior to the Effective Time a certificate from the Company in the form of Exhibit 2.3(i)(B) that the Company is not a "United States Real Property Holding Company" within the meaning of Code section 897(c)(2).

   SECTION 2.4 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter, there shall be no further registration of transfers of shares of Company Common Stock theretofore outstanding on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to
Section 2.3(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3(c).

   SECTION 2.5 Stock Options. Prior to the Effective Time, the Company and Parent shall take such action as may be necessary to cause each unexpired and unexercised option to purchase shares of Company Common Stock (each, a "Company Option") under the 1997 Stock Incentive Plan (the "Company Stock Option Plan"), a true and complete copy of which has heretofore been provided to Parent by the Company, to be exercisable solely for such number of shares of Parent Common Stock as is equal to the number of shares of Company Common Stock that could have been purchased under such Company Option immediately prior to the Effective Time multiplied by the Common Stock Exchange Ratio (rounded down to the nearest whole number of shares of Parent Common Stock), at a price per share of Parent Common Stock equal to the per-share option exercise price specified in the Company Option divided by the Common Stock Exchange Ratio (rounded up to the nearest whole cent). Such Company Option shall otherwise be subject to the same terms and conditions (including provisions regarding vesting and the acceleration thereof) as in effect at the Effective Time. At the Effective Time, (1) all references to the Company in the Company Stock Option Plan and in the related stock option agreements shall be deemed to refer to Parent and (2) Parent shall assume all of the Company's obligations with respect to Company Options as so amended.

   SECTION 2.6 Restricted and Founders Stock. The parties acknowledge that shares of Company Common Stock awarded or issued pursuant to a restricted stock agreement under the Company Stock Option Plan (the "Restricted Stock") or pursuant to a founders stock agreement identified in Section 3.3(a) of the Company Disclosure Schedule (the "Founders Stock") shall be converted into Parent Common Stock in accordance with the provisions of Section 2.1(a); provided, however, that the Restricted Stock and Founders Stock that will remain unvested as of the Effective Time shall remain subject to the vesting, forfeiture or repurchase restrictions and other provisions set forth in the restricted stock agreements and the founders stock agreement, as applicable, that applied to the Restricted Stock and Founders Stock prior to the Effective Time.

   SECTION 2.7 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares of Company Capital Stock (the "Dissenting Shares") that are issued and outstanding immediately prior to the Effective Time and are held by stockholders of the Company who did not vote in favor of the Merger and who comply with all of the relevant provisions of Section 262 of the DGCL (the "Dissenting Stockholders") shall not be converted into or be exchangeable for the right to receive any shares of Parent Common Stock, unless and until such stockholders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under the DGCL. The Company shall give Parent
(i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders' rights of appraisal, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, then (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Shares issuable pursuant to Section 2.1, and (ii) promptly following the occurrence of such event, Parent shall deliver to the Exchange Agent a certificate representing 90% of the Merger Shares to which such holder is entitled pursuant to Section
2.1 and shall deliver to the Escrow Agent a certificate representing the remaining 10% of the Merger Shares to which such holder is entitled pursuant to
Section 2.1 (which shares shall be considered Escrow Shares for all purposes of this Agreement).

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   Except as set forth in the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), which identifies exceptions only by specific Section references, the Company hereby represents and warrants to Parent and Merger Sub as follows:

   SECTION 3.1 Organization and Qualification; Subsidiaries. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so incorporated, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing or good standing necessary. The Company does not have any subsidiaries and does not hold any investment or interest of any kind in a partnership or joint venture of any kind. For purposes of this Agreement, "Company Material Adverse Effect" means any change affecting, or condition having an effect on, the Company that is, or would reasonably be expected to be, materially adverse to the assets, liabilities, business, condition (financial or otherwise) or results of operations of the Company other than any change or condition relating to the economy (including any change in the semiconductor industry generally) or securities markets in general, and not specifically relating to the Company.

   SECTION 3.2 Certificate of Incorporation and By-laws; Corporate Books and Records. The copies of the Company's Certificate of Incorporation (the "Company Certificate") and By-laws (the "Company By-laws"), both as amended to date, have been delivered to Parent and are complete and correct copies thereof as in effect on the date hereof. The Company is not in violation of any of the provisions of the Company Certificate or the Company By-laws. True and complete copies of all minute books of the Company have been made available by the Company to Parent.

   SECTION 3.3 Capitalization.

   (a) The authorized capital stock of the Company consists solely of 30,000,000 shares of Company Common Stock and 19,716,667 shares of Preferred Stock, of which 5,366,667 shares are designated Series A Preferred Stock, 5,900,000 shares are designated Series B Preferred Stock, 8,450,000 shares are designated Series C Preferred Stock. As of the date hereof, 8,198,182 shares of Company Common Stock are issued and outstanding, 5,266,266 shares of Series A Preferred Stock are issued and outstanding, 5,409,736 shares of Series B Preferred Stock are issued and outstanding and 8,449,944 shares of Series C Preferred Stock are issued and outstanding and 226,031 shares of Series B Preferred Stock are issuable upon exercise of rights under the Warrant Agreements. As of February 16, 2000, the Series A Convertible Preferred Liquidation Amount is $2,416,623 consisting of $1,974,850 representing the aggregate Original Purchase Price for the Series A Preferred Stock and $441,773 for the Series A Accruing Dividends (as defined in the Company Certificate). As of February 16, 2000, the Series B Convertible Preferred Liquidation Amount for the Series B Preferred Stock is $7,138,650 consisting of $6,113,002 representing the aggregate Original Purchase Price for the Series B Preferred Stock and $1,025,648 for the Series B Accruing Dividends (as defined in the Company Certificate). As of February 16, 2000, the Series C Convertible Preferred Stock Liquidation Amount is $24,494,796 consisting of $23,068,347 representing the aggregate Original Purchase Price for the Series C Preferred Stock and $1,426,449 for the Series C Accruing Dividends (as defined in the Company Certificate). Each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock is convertible into shares of Company Common Stock on a one-for-one basis as of the date hereof, and such conversion rate shall be the conversion rate as at the Effective Time. Pursuant to the Company Stock Option Plan, the Company has reserved for issuance 5,750,000 shares of Company Common Stock. As of the date hereof, the Company has granted 8,075,130 shares of Company Common Stock in the form of Restricted Stock and Founders Stock, of which 3,434,707 shares are vested (which vested shares are included in the 8,198,182 number set forth above). The Company has granted, pursuant to the Company Stock Option Plan, options to purchase an aggregate of 879,000 shares of Company Common Stock, of which no shares are vested. As of the date hereof, the Company has 191,170 shares of Company Common Stock held in its treasury. The Fully-Diluted Company Common Stock as of the date hereof is equal to 28,429,159 shares of Company Common Stock (which does not include the 10,000 shares of Company Common Stock set forth in clause (iv) of the definition of the Fully-Diluted Company Common Stock contained in this Agreement). All of the issued and outstanding shares of Company Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. The Company has not issued any shares of its capital stock or securities convertible into or exchangeable for its capital stock or other equity securities or agreed to do anything of the foregoing that are not included in the number of shares of the Fully-Diluted Company Common Stock set forth above in this Section 3.3(a) as of the date hereof. Except as set forth in Section 3.3 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock or other equity interests of the Company, or securities convertible into or exchangeable for such capital stock or equity interests, or obligating the Company to issue or sell any shares of capital stock or equity interests, or securities convertible into or exchangeable for such capital stock, of, or other equity interests in, the Company. Schedule 3.3 of the Company Disclosure Schedule contains a true and complete list, as of the date hereof, of (A) the name of each holder of Company Common Stock, Company Preferred Stock, Restricted Stock, Founders Stock, Options and Warrants, (B) the prices at which outstanding Company Options may be exercised or Restricted Stock purchased under the applicable

Company Stock Option Plan, the number of Company Options outstanding at each such price and the vesting schedule of the Company Options, (C) the prices at which unvested Restricted Stock and Founders Stock may be purchased, the number of unvested Restricted Stock and Founders Stock shares at each such price, and the vesting schedule of the Restricted Stock and Founders Stock, and (D) the outstanding Warrants and the price at which outstanding Warrants may be exercised. The Company shall update such Schedule 3.3 as of the Effective Time. All shares of Company Common Stock subject to issuance under the Company Stock Option Plan or the Warrant Agreements, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

   (b) Except as set forth in Section 3.3 of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company (A) restricting the transfer of, (B) affecting the voting rights of, (C) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (D) requiring the registration for sale of, or (E) granting any preemptive or antidilutive rights with respect to, any shares of Company Common Stock or any capital stock of, or other equity interests in, the Company. There are no outstanding contractual obligations of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

   SECTION 3.4 Authority Relative to This Agreement. The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein to be consummated by the Company. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary action and no other corporate proceedings on the part of the Company and no stockholder votes are necessary to authorize this Agreement or to consummate such transactions other than, with respect to the Merger, the adoption of this Agreement by the affirmative vote of the holders of Company Capital Stock specified in Section 3.17 hereof. The Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby and has directed that this Agreement and the transactions contemplated hereby be submitted to the Company's stockholders for approval at a meeting of such stockholders. This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

   SECTION 3.5 No Conflict; Required Filings and Consents.

   (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, except as set forth in Section 3.5(a) of the Company Disclosure Schedule, (1) (assuming, the stockholder approval set forth in Section 3.4 is obtained) conflict with or violate any provision of the Company Certificate or the Company By-laws, (2) assuming that all consents, approvals, authorizations and permits described in
Section 3.5(b) have been obtained and all filings and notifications described in Section 3.5(b) have been made, conflict with or violate any foreign or domestic law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding ("Law") applicable to the Company or by which any property or asset of the Company is bound or affected other than any conflict or violation which would not result in a Company Material Adverse Effect or (3) require any consent or approval under, result in any breach of, any loss of any benefit under or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, Company Permit (as defined in Section 3.6) or other instrument or obligation.

   (b) Except as set forth in Section 3.5(a) or 3.5(b) of the Company Disclosure Schedule and except for the filing of the Certificate of Merger under the DGCL, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental, administrative, judicial or regulatory authority ("Governmental Entity") or any other person.

   SECTION 3.6 Permits; Compliance With Law. The Company is in possession of all authorizations, licenses, permits, certificates, approvals and clearances of any Governmental Entity necessary for the Company to own, lease and operate its properties or to carry on its business substantially as it is being conducted as of the date hereof (the "Company Permits"), and all such Company Permits are valid and in full force and effect.

   SECTION 3.7 Financial Statements.

   (a) The Company has delivered to Parent (i) audited financial statements of the Company at December 31, 1997 and December 31, 1998 and the related audited statements of operations, changes in stockholders' equity, and cash flow for the year then ended, including in each case the notes thereto (collectively, the "Audited Financial Statements"), and (ii) the unaudited balance sheet of the Company as at December 31, 1999 and the statements of operations, changes in stockholders' equity and cash flows for the twelve-month period ended on such date, prepared by the Company (collectively, "Unaudited Financial Statements" and, together with the Audited Financial Statements, the "Financial Statements").

   (b) Each of the financial statements (including, in each case, any notes thereto) was prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") (except as may be indicated in the notes thereto on a consistent basis throughout the periods indicated) and, with respect to the Unaudited Financial Statements, except for the lack of notes thereto and normal period-end adjustments), and each presented fairly the financial position, results of operations and cash flows of the Company as of the dates thereof and for the periods indicated therein. The books and records of the Company have been, and are being, maintained in accordance with applicable legal and accounting requirements.

   (c) Except as and to the extent set forth on the Financial Statements, the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared, or as if prepared, in accordance with GAAP, including normal year-end adjustments.

   SECTION 3.8 Absence of Certain Changes or Events. Except as set forth in
Section 3.8 of the Company Disclosure Schedule, from December 31, 1998 (unless otherwise noted in this Section 3.8) to the date of this Agreement, the Company has not:

     (a) suffered any Company Material Adverse Effect in its financial condition or in the operations of its business, nor any Company Material Adverse Effect with respect to any of the items on its Financial Statements, including but not limited to cash distributions or material decreases in the net assets of the Company;

     (b) suffered any damage, destruction or loss, whether or not covered by insurance, in an amount in excess of $50,000;

     (c) granted or agreed to make any increase in the compensation payable or to become payable by the Company to its directors, officers or employees outside of the ordinary course of business consistent with past practice;

     (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of capital stock of the Company or declared any direct or indirect redemption, retirement, purchase or other acquisition by the Company of such shares other than repurchases of capital stock of the Company at original issue prices from former employees or consultants pursuant to written agreements providing for their repurchase in the event of termination of employment or consultancy;

     (e) since December 31, 1999, issued any shares of capital stock of the Company or any warrants, rights or options or entered into any commitment relating to the shares of capital stock of the Company except for the issuance of shares of Company Common Stock pursuant to the exercise of the Company Stock Option Plan or upon conversion of outstanding shares of Company Preferred Stock or Warrants;

     (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein other than changes required by changes in GAAP;

     (g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of business;

     (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset other than in the ordinary course of business;

     (i) suffered any dispute involving any employee that may reasonably be expected to result in a Company Material Adverse Effect;

     (j) engaged in any activity or entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure), in either case, other than in the ordinary course of business;

     (k) incurred any liabilities, contingent or otherwise, either matured or unmatured (whether or not required to be reflected in the Financial Statements in accordance with GAAP, and whether due or to become due) except for (i) liabilities identified as such in the "liabilities" column of any of the Financial Statements, and (ii) accounts payable or accrued salaries that have been incurred by the Company since December 31, 1998 in the ordinary course of business and consistent with the Company's past practices;

     (l) permitted or allowed any of its material property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except as set forth in Section 3.8 of the Company Disclosure Schedule, other than any purchase money security interests incurred in the ordinary course of business;

     (m) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its Affiliates, officers, directors or stockholders or any Affiliate or associate of any of the foregoing; or

     (n) made any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed on the Company Disclosure Schedule.

   SECTION 3.9 Employee Benefit Plans and Executive Compensation.

   (a) Section 3.9(a) of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof of each "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA), material personnel or payroll policy (including vacation time, holiday pay, service awards, moving expense reimbursement programs and sick leave) or material fringe benefit, severance agreement or plan or any medical, hospital, dental, life or disability plan, excess benefit plan, bonus, stock option, stock purchase, or other incentive plan (including any equity or equity-based plan), top hat plan or deferred compensation plan, salary reduction agreement, change-of-control agreement, employment agreement, consulting agreement, collective bargaining agreement, indemnification agreement, or retainer agreement, or any other benefit plan, policy, program, arrangement, agreement or contract, whether or not written, with respect to any employee, former employee, director, independent contractor, or any beneficiary or dependent thereof (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained, or contributed to, by the Company or to which the Company is required to contribute (the "Company Benefit Plans"). With respect to each of the Company Benefit Plans, the Company has heretofore delivered or made available to Parent a true, correct and complete copy of: (1) each writing constituting a part of such Company Benefit Plans, including without limitation all plan documents, trust agreements, and insurance contracts and other funding vehicles; (2) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (3) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (4) the most recent annual financial report, if any; (5) the most recent actuarial report, if any; and (6) the most recent determination letter from the Internal Revenue Service ("IRS"), if any. Except as specifically provided in the foregoing documents delivered to Parent, there are no amendments to any Company Benefit Plans that have been adopted or approved nor has the Company undertaken to make any such amendments or to adopt or approve any new Plan.

   (b) No Company Benefit Plans are subject to Title IV of ERISA, Section 302 of ERISA or Section 412 or 4971 of the Code. No Company Benefit Plans are a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA) (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"). Neither the Company nor any of its ERISA Affiliates (as defined below) has (1) at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan, or (2) incurred any withdrawal liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan that has not been satisfied in full. Except as set forth in Section 3.9(b) of the Company Disclosure Schedule, there does not now exist, nor do any circumstances exist that could result in, any liability that would be a liability of the Company following the Effective Time
(1) under Title IV of ERISA, (2) under Section 302 of ERISA, (3) under Sections 412 and 4971 of the Code, or (4) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code.

   (c) Except as set forth in Section 3.9(c) of the Company Disclosure Schedule, each of the Company Benefit Plans has been operated and administered in all material respects in accordance with applicable Laws and administrative rules and regulations of any Governmental Entity, including, but not limited to, ERISA and the Code. Each of the Company Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter as to such qualification from the IRS, and no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification. Except as set forth in Section 3.9(c) of the Company Disclosure Schedule, no Company Benefit Plans provide benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of the Company beyond their retirement or other termination of service, other than (1) coverage mandated by applicable Law, (2) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), or
(3) deferred compensation benefits accrued as liabilities on the books of the Company. All contributions or other amounts payable by the Company as of the Effective Time with respect to each of the Company Benefit Plans in respect of current or prior plan years will have been paid or accrued by such time in accordance with GAAP.

   (d) The Company has identified in Section 3.9(d) of the Company Disclosure Schedule and has made available to Parent true and complete copies of (1) all severance and employment agreements with directors, executive officers, key employees or consultants of the Company; (2) all severance programs and policies of the Company with or relating to its employees; and (3) all plans, programs, agreements and other arrangements of the Company with or relating to its employees, directors or consultants which contain change in control provisions. Except as set forth in Section 3.9(d) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event, such as termination of employment) (A) result in any payment or profit (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due or increased to any director, employee or consultant of the Company or affiliate from the Company or affiliate under any Company Benefit Plans or otherwise, (B) increase any benefits otherwise payable under any Company Benefit Plans or (C) result in any acceleration of the time of payment or vesting of any compensation or benefits. No individual who is a party to an employment agreement listed in Section 3.9(a) of the Company Disclosure Schedule or any change of control employment agreement with the

Company has terminated employment or been terminated, nor has any event occurred that could give rise to a termination event, in either case under circumstances that has given, or could give, rise to a payment or severance obligation on the part of the Company under such agreement.

   (e) Except as disclosed in Section 3.9(e) of the Company Disclosure
Schedule:

   (1) With respect to each of the Company Benefit Plans, there are no claims or other proceedings pending or threatened with respect to the assets thereof (other than routine claims for benefits), and which could reasonably give rise to any liability, claim or other proceeding against any Company Benefit Plans, any fiduciary or plan administrator or other Person dealing with any Company Benefit Plans or the assets of any such Company Benefit Plans.

   (2) With respect to each of the Company Benefit Plans, no Person: (A) has entered into any "prohibited transaction," as such term is defined in ERISA or the Code and the regulations, administrative rulings and case law thereunder that is not exempt under Code Section 4975 or ERISA Section 408 (or any administrative class exemption issued thereunder); (B) has breached a fiduciary obligation or violated Sections 402, 403, 405, 503, 510 or 511 of ERISA; (C) has any liability for any failure to act or comply in connection with the administration or investment of the assets of such plans; or (D) has engaged in any transaction or otherwise acted with respect to such plans in such a manner which could subject Parent, the Company or any employee of the Company to liability under Section 409 or 502 of ERISA or Sections 4972 or 4976 through 4980B of the Code.

   (3) Each of the Company Benefit Plans (other than any stock option plan) may be amended, terminated, modified or otherwise revised by the Company, as provided in the Company Benefit Plans as so amended, other than benefits protected under Section 411(d) of the Code, on and after the Effective Time, without further material liability to the Company (excluding ordinary administrative expenses and routine claims for benefit plans), including, but not limited to, any withdrawal liability under ERISA for any Multiemployer Plan or any liability under any Company Benefit Plans subject to Title IV of ERISA.

   (4) The requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 and the Health Insurance Portability and Accountability Act, the requirements of the Family Medical Leave Act of 1993, as amended, the requirements of the Women's Health and Cancer Rights Act, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its employees, have, in all material respects, been satisfied with respect to each of the Company Benefit Plans.

   (5) All contributions, payments, premiums, expenses, reimbursements or accruals for all periods ending prior to or as of the Effective Time for each of the Company Benefit Plans (including periods from the first day of the then current plan year to the Effective Time), including without limitation such Company Benefits Plans providing for vacation time, shall have been made or accrued on the Financial Statements (in accordance with GAAP, including FAS 87, 88, 106 and 112) and each such plan otherwise does not have nor could have any unfunded liability (including benefit liabilities as defined in Section 4001(a)(16) of ERISA) which is not reflected on the Financial Statements. The same shall be true for all periods ending as of the Effective Time for each of the Company Benefit Plans.

   (6) The Company has determined that each contractor, consultant, or leased employee who has performed services for the Company prior to the date hereof or who will perform services prior to the Effective Time is not an employee for all purposes under ERISA, the Code, the Company Benefit Plans, and other applicable Laws, there are no claims or proceedings pending or threatened relating to a claim for benefits by such contractor, consultant or leased employee under ERISA, the Code, the Company Benefit Plans, or other applicable Laws with respect to such services performed prior to the date hereof or which will be performed prior to the Effective Time and there is no violation of Law or otherwise which could serve as the basis of any such claim or proceeding.

   (f) Except as set forth in Section 3.9(f) of the Company Disclosure Schedule, as of the date hereof, the Company is not a party to or is bound by:

     (1) any employment or consulting agreement, contract or commitment with any officer or director level employee or member of the Company's Board of Directors or any other employee who is one of the ten (10) most highly compensated employees, including base salary and bonuses;

     (2) any agreement of indemnification or guaranty by the Company not entered into in the ordinary course of business other than indemnification agreements between the Company and any of its officers or directors in standard forms; or

     (3) any agreement, contract or commitment containing any covenant limiting the freedom of the Company or any of its employees to engage in any line of business or conduct business in any geographical area, compete with any person or granting any exclusive distribution rights.

   SECTION 3.10 Contracts. (a) Section 3.10 of the Company Disclosure Schedule contains a complete and accurate list of each of the following Contracts:

     (i) Contracts relating to indebtedness, liability for borrowed money or the deferred purchase price of property (excluding trade payables in the ordinary course of business) or any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

     (ii) Contracts that contain restrictions with respect to payment of dividends or any other distribution in respect of the equity of the Company;

     (iii) any letters of credit or similar arrangements relating to the Company;

     (iv) any employment agreements with any employee of the Company or other Person on a consulting basis;

     (v) any management, consulting or advisory agreements, or severance plans or arrangements for any present or former employee of the Company;

     (vi) any non-disclosure agreements and non-compete agreements binding present and former employees of the Company;

     (vii) any agreement under which the Company is lessee of or holds or operates any property, real or personal;

     (viii) any agreement under which the Company is lessor of or permits any third party to hold or operate any property, real or personal;

     (ix) any agreement relating to the acquisition or divestiture of the capital stock or other equity securities, assets or business of any person involving the Company or pursuant to which or the Company has any liability, contingent or otherwise;

     (x) any powers of attorney granted by or on behalf of the Company;

     (xi) any agreement, other than agreements entered into in the ordinary course of the Company's business consistent with past practice, which prevents the Company from disclosing confidential information or which prohibits the Company from freely engaging in business anywhere in the world;

     (xii) any sales distribution agreements, franchise agreements and advertising agreements relating to the Company;

     (xiii) any warranty, guaranty or other similar undertaking with respect to a contractual performance extended by the Company;

     (xiv) any agreement pursuant to which the Company has agreed to defend, indemnify or hold harmless any other Person;

     (xv) any agreement pursuant to which the Company has agreed to settle any liability for Taxes;

     (xvi) any agreement pursuant to which the Company has agreed to shift or allocate the liability of the Company or any other person for Taxes; and

     (xvii) any other agreement of the Company or by which the Company is bound.

   (b) The Company has delivered to Parent a true and complete copy of each written arrangement listed on Section 3.10 of the Company Disclosure Schedule. With respect to each: (i) the Contract is in full force and effect and is valid and enforceable in accordance with its terms against the Company and, to the Company's knowledge, by the Company against the other party thereto; (ii) the Company is not in breach or default thereof; (iii) no event has occurred which, with notice, or lapse of time or both, would constitute a breach or default thereof by the Company or, to the Company's knowledge, constitute a breach or default thereof by any other party thereto; (iv) no event has occurred that would permit termination, modification, or acceleration thereof by any other party thereto; and (v) the Company has not repudiated and no other party thereto has repudiated or acted in a manner inconsistent with any provision thereof; provided, however, that for purposes of this sentence only, the Company's knowledge shall not contain the requirement of due investigation. The Contracts constitute all of the contracts necessary to conduct all operations of the Company as they are currently conducted or as they are currently contemplated to be conducted. The Company is not a party to any verbal contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed on Section 3.10 of the Company Disclosure Schedule under the terms of this Section 3.10.

   (c) Each contract, arrangement, commitment or understanding of any type or form described in this Section 3.10, whether or not set forth in Section 3.10 of the Company Disclosure Schedule, is referred to herein as a "Contract."

   SECTION 3.11 Litigation. There is no suit, claim, action, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or for which the Company is obligated to indemnify a third party. The Company is not subject to any outstanding order, writ, injunction, decree or arbitration ruling, award or other finding that has had or would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

   SECTION 3.12 Environmental Matters.

   (a) Except to the extent that it would not have a Company Material Adverse Effect, the Company (1) is in compliance with all, and is not subject to any liability with respect to any, applicable Environmental Laws, (2) holds or has applied for all Environmental Permits necessary to conduct its current operations and (3) is in compliance with its Environmental Permits.

   (b) Except to the extent that it would not have a Company Material Adverse Effect, the Company has not received any written notice, demand, letter, claim or request for information alleging that the Company may be in violation of, or liable under, any Environmental Law.

   (c) Except to the extent that it would not have a Company Material Adverse Effect, the Company (1) has not entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and no investigation, litigation or other proceeding is pending or threatened in writing against the Company or asserted in writing against the Company with respect thereto, or (2) is not an indemnitor in connection with any claim threatened in writing against the Company or asserted in writing against the Company by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials.

   (d) None of the real property owned or leased by the Company is listed or proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state list of sites requiring investigation or cleanup.

   For purposes of this Agreement:

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

     "Environmental Laws" means any federal, state or local statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of law, relating to the pollution, protection, investigation or restoration of the environment, health and safety as affected by the environment or natural resources, including, without limitation, those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials.

     "Environmental Permits" means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

     "Hazardous Materials" means (a) any petroleum, petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

   SECTION 3.13 Intellectual Property.

   (a) Section 3.13(a) of the Company Disclosure Schedule contains a list and description (showing in each case the registered or other owner, registration, application or issue date and number, if any) of all pending copyright registrations, registered copyrights, pending patent applications, issued patents, pending trademark or servicemark applications, trademark or servicemark registrations and tradenames (including all assumed or fictitious names under which the Company is conducting its business or has within the previous five years conducted its business) owned by the Company.

   (b) Section 3.13(b) of the Company Disclosure Schedule contains a list and description (showing in each case the registered or other owner, registration, application or issue date and number, if any) of all pending copyright registrations, registered copyrights, pending patent applications, issued patents, pending trademark or servicemark applications, trademark or servicemark registrations and tradenames (including all assumed or fictitious names under which the Company is conducting its business or has within the previous five years conducted the business) licensed to or by the Company.

   (c) Section 3.13(c) of the Company Disclosure Schedule contains a list and description (showing in each case any licensee) of all software owned by the Company.

   (d) Section 3.13(d) of the Company Disclosure Schedule contains a list and description (showing in each case any owner or licensor) of all software licensed to or by the Company, excluding software licensed to the Company having a fee less than five hundred dollars ($500).

   (e) Section 3.13(e) of the Company Disclosure Schedule contains a list and description (showing in each case the parties thereto and the material terms thereof) of all material agreements, contracts, licenses, sublicenses, assignments and indemnities which relate to (i) any copyright, patent right, servicemark or trademark listed in Section 3.13(a) of the Company Disclosure Schedule, (ii) any trade secrets owned by, licensed to or used by the Company or (iii) any software listed in Section 3.13(c) or (d) of the Company Disclosure Schedule.

   (f) The Company: (i) owns the entire right, title and interest in and to the Intellectual Property and software owned by the Company as of the date hereof, free and clear of any encumbrance; and (ii) has no restrictions on the right to use the same.

   (g) (i) All registrations for copyrights, patent rights, servicemarks and trademarks identified in Section 3.13(a) of the Company Disclosure Schedule as being owned by the Company are valid and in force, and all applications to register any unregistered copyrights, patent rights, servicemarks and trademarks so identified are pending and in good standing; and (ii) the Company has the sole and exclusive right to bring actions for infringement or unauthorized use of the Intellectual Property and software owned by the Company, and the Company has no knowledge of any basis for any such action. The Company has no obligation under this Section to affirmatively seek out infringers of its Intellectual Property. Correct and complete copies of: (x) registrations for all registered copyrights, issued patents, and registered trademarks identified in Section 3.13(a) as being owned by the Company; and (y) all pending applications to register unregistered copyrights, patent rights and trademarks identified in Section 3.13(a) of the Company Disclosure Schedule as being owned by the Company (together with any subsequent correspondence or filings relating to the foregoing) have heretofore been delivered by the Company to Parent.

   (h) No infringement of any copyright or trade secret right of any other Person has occurred or results in any way from the operations of the business, no claim of any infringement of any intellectual property right of any other Person has been made or asserted in respect of the operations of the business of the Company and the Company has not had notice of any basis for, a claim against the Company or that the operations, activities, products, software, equipment, machinery or processes of its business infringe any intellectual property right of any other Person.

   (i) Excluding the software identified in Section 3.13(i) of the Company Disclosure Schedule, (i) the software owned or exclusively licensed by the Company is not subject by agreement to any transfer, assignment, site, equipment, or other operational limitations; (ii) the Company has maintained and protected the software that each of it owns (the "Owned Software") (including, without limitation, all source code and system specifications) with appropriate proprietary notices (including, without limitation, the notice of copyright in accordance with the requirements of 17 U.S.C. (S) 401), confidentiality and non-disclosure agreements and such other measures as are reasonably necessary to protect the proprietary, trade secret or confidential information contained therein; (iii) the Owned Software has been registered or is eligible for protection and registration under applicable U.S. copyright law and has not been forfeited to the public domain; (iv) the Company has copies of all releases or separate versions of the Owned Software so that the same may be subject to registration in the United States Copyright Office; (v) the Company has complete and exclusive right, title and interest in and to the Owned Software; (vi) the Company has developed the Owned Software through its own efforts and for its own account; (vii) the Owned Software does not infringe any copyright of any other Person; (viii) any Owned Software includes the source code, system documentation, statements of principles of operation and schematics, as well as any pertinent commentary, explanation, program (including compilers), workbenches, tools, and higher level (or "proprietary") language used for the development, maintenance, implementation and use thereof, so that a trained computer programmer could develop, maintain, support, compile and use all releases or separate versions of the same that are currently subject to maintenance obligations by the Company; and (ix) there are no agreements or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Owned Software by any other Person.

   (j) All employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Company or any predecessor in interest thereof either: (i) with respect to copyrightable materials, is a party to a "work-for-hire" agreement under which the Company or any predecessor in interest thereof is deemed to be the original owner/author of all property rights therein; or (ii) with respect to copyrightable or patentable materials or materials subject to trade secret protection, has executed an assignment or an agreement to assign in favor of the Company or any predecessor in interest thereof, of all right, title and interest in such material.

     For purposes of this Agreement:

     "Intellectual Property" means any or all of the following and all rights in, arising out of, or associated therewith, whether registered or unregistered, as applicable: (i) United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) inventions and discoveries (whether or not patentable), disclosures, trade secrets, proprietary information, know-how, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyright registrations and applications therefor and all other corresponding rights thereto throughout the world; (iv) industrial designs and any registrations and applications therefor throughout the world; (v) trade names, logos, common law trademarks and service marks; trademark and servicemark registrations and applications therefor and all goodwill associated therewith throughout the world; (vi) data bases and data collections and all rights therein throughout the world; (vii) computer software including source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Web addresses, sites and domain names; (viii) any similar corresponding or equivalent rights to any one of the foregoing; and
(ix) all documentation directly related to any of the foregoing.

   SECTION 3.14 Taxes.

   (a) The term "Tax" means any net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, capital, withholding, payroll, employment, excise, goods and services, severance, stamp, occupation, premium, property, windfall profits or other tax or customs duties, or any interest, any penalties, additions to tax or additional amounts incurred or accrued under applicable tax law or properly assessed or charged by any Taxing authority (domestic or foreign). For purposes of the definition of Tax, any interest, penalties, additions to tax or additional amounts that relate to taxes for any period, or a portion of any period, ended on or before the Effective Time shall include any interest, penalties, additions to tax, or additional amounts relating to taxes for such periods, regardless of whether such items are incurred, accrued, assessed or similarly charged on, before or after the Effective Time.

   (b) For purposes of this Section 3.14, the term "Company" shall be deemed to include any predecessor of the Company or any person or entity from which the Company incurs a liability for Taxes as a result of transferee liability, joint and several liability, or a contract.

   (c) The Company has timely filed true, correct and complete tax returns, reports or estimates, all prepared in accordance with applicable laws, for all years and periods (and portions thereof) and for all jurisdictions (whether federal, state, local or foreign) in which any such returns, reports or estimates were due. All Taxes, as due and payable in respect of such returns, reports and estimates have been paid, and there is no current liability for any Taxes due in connection with any such returns. All Taxes not yet due and payable have been fully accrued on the books of the Company and adequate reserves have been established therefor. There are no unpaid assessments for additional Taxes for any period. All charges, accruals, and reserves for Taxes provided for on the financial statements delivered pursuant to Section 3.7 are adequate. All federal, state and foreign tax returns filed by the Company since its inception have been provided to Parent on or before the Effective Time.

   (d) The Company has never been a member of any consolidated, combined or unitary group for federal, state, local or foreign Tax purposes.

   (e) The Company is not a party of any joint venture, partnership or other arrangement that could be treated as a partnership for federal income Tax purposes.

   (f) The Company has (i) withheld all required amounts from its employees, agents, contractors and nonresidents and remitted such amounts to the proper agencies; (ii) paid all employer contributions and premiums; and (iii) filed all federal, state, local and foreign returns and reports with respect to employee income Tax withholding, social security unemployment Taxes and premiums, all in compliance with the withholding Tax provisions of the Code as in effect for the applicable year and other applicable federal, state, local or foreign laws.

   (g) No deficiencies or reassessments for any Taxes have been proposed, asserted or assessed against the Company by any federal, state, local or foreign taxing authority.

   (h) The Company has not executed or filed with any taxing authority (whether federal, state, local or foreign) any agreement or other document extending or have the effect of extending the period for assessment, reassessment or collection of any Taxes, and no power of attorney granted by the Company with respect to any Taxes is currently in force that will survive after the Effective Time.

   (i) No federal, state, local or foreign Tax audits or other administrative proceedings, discussions or court proceedings are presently pending with regard to any Taxes or tax returns of the Company and no additional issues are being asserted against the Company in connection with any existing audits of the Company.

   (j) The Company has not entered into any agreement relating to Taxes which affects any taxable year ending after the Effective Time.

   (k) The Company has not agreed to and it is not required to make any adjustment by reason of a change in accounting methods that affects any taxable year ending after the Effective Time. Neither the IRS nor any other agency has proposed any such adjustment or change in accounting methods that affects any taxable year ending after the Effective Time. The Company has no application pending with any taxing authority requesting permission for any changes in accounting methods that relate to its business or operations and that affects any taxable year ending after the Effective Time.

   (l) The Company is not and never has been a party to any tax sharing agreement or similar arrangement for the sharing of Tax liabilities or benefits.

   (m) The Company is not a "U.S. Real Property Holding Company" within the meaning of Code section 897 or section 1445.

   (n) The Company has not consented to the application of Code section 341(f).

   (o) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment by the Company of any amount that would not be deductible by reason of Code section 280G.

   (p) No asset of the Company is tax-exempt use property under Code section 168(h).

   (q) No portion of the cost of any asset of the Company has been financed directly or indirectly from the proceeds of any tax-exempt state or local government obligation described in Code section 103(a).

   (r) None of the assets of the Company is property that the Company is required to treat as being owned by any other person pursuant to the safe harbor lease provision of former Code section 168(f)(8).

   (s) The Company does not have and has not had a permanent establishment in any foreign country and does not and has not engaged in a trade or business in any foreign country.

   (t) The Company has never been a party to a transaction that has been reported as a reorganization within the meaning of Code section 368 or distributed a corporation (or been distributed) in a transaction that is reported to qualify under Code section 355.

   (u) None of the interest payable by the Company is nondeductible under Code section 163 or is treated as interest on corporate acquisition indebtedness under Code section 279.

   (v) There are no liens for Taxes on any assets of the Company, except for liens for current Taxes not yet due.

   SECTION 3.15 Labor Matters.

   (a) The Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by them.

   (b) (i) The Company is in compliance in all material respects with all federal, state and other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment, wages and hours, immigration, the payment of social security and similar taxes, occupational safety and health and plant closing, and has not and is not engaged in any unfair labor practice; (ii) no unfair labor practice complaint against the Company is pending before the National Labor Relations Board; (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving the Company; (iv) no grievance that might have an adverse effect upon the Company or the conduct of their respective businesses exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; and (v) no collective bargaining agreement is currently being negotiated by the Company.

   SECTION 3.16 Insurance. The Company maintains insurance coverage with reputable insurers, or maintains self-insurance practices, in such amounts and covering such risks as are in accordance with normal semiconductor industry practice.

   SECTION 3.17 Vote Required. The affirmative vote of (a) the holders of a majority of the outstanding shares of Company Capital Stock, voting as a single class in which each share of Company Capital Stock is entitled to one vote, and
(b) the holders of greater than 55% of the outstanding shares of Company Preferred Stock, voting as a single class in which each share of Company Preferred Stock is entitled to one vote, is the only vote of the holders of any class or series of capital stock or other equity interests of the Company necessary to approve the Merger and the transactions contemplated hereunder other than any vote required under Section 5.4 for purposes of section 280G of the Code.

   SECTION 3.18 Brokers. Except as set forth in Section 3.18 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company.

   SECTION 3.19 Year 2000 Compliance. None of the firmware or software that the Company provides to its customers has limitations concerning calculation and manipulation of dates, including century, millennium and leap year calculations, which make the firmware or software unfit for its intended purpose.

   SECTION 3.20 Related Party Transactions.

   (a) Except as set forth in Section 3.20 of the Company Disclosure Schedule, none of the Company or any of the Company's Affiliates owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of the Company or any organization which has a Contract with the Company. None of the Company's Affiliates has any Contract with the Company which is not on arms-length terms. There is no indebtedness between the Company, on the one hand, and the Company senior management or any of the Company's Affiliates, on the other hand.

   (b) Except as set forth in Section 3.20 of the Company Disclosure Schedule, the Company is not a party to any oral or written (i) agreement with any executive officer or other key employee of the Company the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, or agreement with respect to any executive officer of the Company providing any term of employment or compensation guarantee (x) extending for a period longer than one year after the Effective Time or (y) for the payment of in excess of $60,000 per annum or (ii) plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

   SECTION 3.21 Investment Company Act. The Company (i) is not an "investment company," or a company "controlled" by, or an "affiliated company" with respect to, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (ii) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, the Company is not required to be registered under the Investment Company Act.

   SECTION 3.22 Capital Expenditures. The Company's outstanding capital expenditure commitments as of the date hereof are as set forth on Section 3.22 of the Company Disclosure Schedule. The Company's capital expenditure projects through the Effective Time (exclusive of the Company's outstanding capital expenditure commitments as of the date hereof) will not exceed $1,000,000.

   SECTION 3.23 Assets Register. Section 3.23 of the Company Disclosure Schedule sets forth a true and correct tangible assets register as of December 31, 1999 showing an aggregate book value of such assets.

   SECTION 3.24 Disclosure. No representation or warranty made by the Company in this Agreement contains or, as of the Effective Time, will contain any untrue statement of a material fact or omits or, as of the Effective Time, will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

   SECTION 3.25 No Undisclosed Liabilities. The Company has no claims, liabilities or indebtedness (including, without limitation, unasserted claims, whether known or unknown), whether absolute, contingent, accrued or otherwise, which is not shown or which is in excess of amounts shown except as set forth or reflected on the Financial Statements or referred to in the footnotes thereto (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law or arising out of any action, suit or legal, administrative or arbitration proceeding or investigation before or by any Governmental Entity). The Company is not in default in respect of the terms and conditions of any indebtedness or obligation binding upon it.

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

   Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

   SECTION 4.1 Organization and Qualification; Subsidiaries. Each of Parent and Merger Sub has been duly organized, and is validly existing and in good standing, under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing or good standing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. For purposes of this Agreement, "Parent Material Adverse Effect" means any change affecting, or condition having an effect on, Parent and Merger Sub that is, or would reasonably be expected to be, materially adverse to the assets, liabilities, business, condition (financial or otherwise) or results of operations of Parent and Merger Sub other than any change or condition relating to the economy (including any change in the semiconductor industry generally) or securities markets in general, and not specifically relating to Parent and Merger Sub.

   SECTION 4.2 Certificate of Incorporation and By-laws; Corporate Books and Records. The copies of Parent's Restated Certificate of Incorporation and By-laws that are set forth as exhibits to Parent's Form 10-K for the year ended December 31, 1998 are complete and correct copies thereof as in effect on the date hereof. Parent is not in violation of any of the provisions of its Restated Certificate of Incorporation or By-laws.

   SECTION 4.3 Capitalization. The authorized capital stock of Parent consists of (a) 1,400,000,000 shares of Parent Common Stock and (b) 500,000 shares of preferred stock, par value $100 per share (the "Parent Preferred Stock"). As of January 29, 2000, (1) 714,636,270 shares of Parent Common Stock were issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive rights and (2) 40,633 shares of Parent Common Stock were held in the treasury of Parent. As of February 17, 2000, 53,543,283 shares of Parent Common Stock were reserved for issuance upon exercise of stock options, rights and warrants outstanding as of such date. As of the date hereof, 250,000 shares of the Parent Preferred Stock are designated as Junior Participating Preferred Stock, Series B and no shares of Parent Preferred Stock are issued and outstanding. As of the date hereof, except for stock options and agreements or arrangements referred to in this Section 4.3, for the 6.68% Trust Originated Preferred Securities of Motorola Capital Trust I, for the Parent's Liquid Yield Option Notes due 2009, for Parent's Liquid Yield Option Notes due 2013 and for Parent's preferred share purchase rights, there were no options, warrants or other rights to purchase capital stock of Parent, or securities convertible into or exchangeable for such capital stock or obligating Parent to issue or sell any shares of capital stock, or securities convertible into or exchangeable for such capital stock of Parent. The shares of Parent Common Stock to be issued in connection with the Merger, when issued as contemplated herein, will be duly authorized, validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive rights.

   SECTION 4.4 Authority Relative to This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein to be consummated by Parent and Merger Sub. Each of (a) the execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by Parent and Merger Sub of such transactions and (b) the issuance (the "Share Issuance") of shares of Parent Common Stock in accordance with the Merger has been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent and Merger Sub and no stockholder votes are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly authorized and validly executed and delivered by Parent and Merger Sub and constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

   SECTION 4.5 No Conflict; Required Filings and Consents.

   (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not,
(1) conflict with or violate any provision of the Certificate of Incorporation or By-laws of Parent or Merger Sub, (2) assuming that all consents, approvals, authorizations and permits described in Section 4.5(b) have been obtained, that all filings and notifications described in Section 4.5(b) have been made, conflict with or violate any foreign or domestic Law applicable to Parent or Merger Sub or any Parent subsidiary or by which any property or asset of Parent, Merger Sub or any Parent subsidiary is bound or affected or (3) result in any breach of, any loss of any benefit under or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent, Merger Sub or any Parent subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, other instrument or obligation, except, with respect to clauses (2) and
(3), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to either (A) have a Parent Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement by Parent and Merger Sub.

   (b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (1) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), the Securities

Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws"), the rules and regulations of the NYSE, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), foreign antitrust and competition laws and the filing and recordation of the Certificate of Merger as required by the DGCL and (2) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to (A) prevent or materially delay consummation of the Merger, (B) otherwise prevent Parent or Merger Sub from performing its material obligations under this Agreement or (C) have a Parent Material Adverse Effect.

   SECTION 4.6 SEC Filings; Financial Statements.

   (a) Parent has timely filed all registration statements, prospectuses, forms, reports and documents required to be filed by it under the Securities Act or the Exchange Act, as the case may be, since September 30, 1999 (collectively, the "Parent SEC Filings"). The Parent SEC Filings (1) as of their respective dates were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (2) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

   (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent SEC Filings was prepared in accordance with GAAP applied (except as may be indicated in the notes thereto and, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q under the Exchange Act) on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each presented fairly the financial position of Parent as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which did not and would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect). The books and records of Parent have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

   SECTION 4.7 Absence of Certain Changes or Events. From September 30, 1999 to the date of this Agreement, except as specifically contemplated by, or as disclosed in, this Agreement, there has not been (a) any Parent Material Adverse Effect or an event or development that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (b) any event or development that would, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance of this Agreement by Parent, or (c) any action taken by Parent during the period from September 30, 1999 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.2.

   SECTION 4.8 Ownership of Merger Sub; No Prior Activities.

   (a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activity other than as contemplated by this Agreement.

   (b) All of the outstanding capital stock of Merger Sub is owned directly by Parent. There are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments to which Merger Sub is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, Merger Sub or obligating Merger Sub to grant, issue or sell any shares of the capital stock of, or other equity interests in, Merger Sub, by sale, lease, license or otherwise. There are no obligations, contingent or otherwise, of Merger Sub to repurchase, redeem or otherwise acquire any shares of the capital stock of Merger Sub.

   (c) Except for obligations or liabilities incurred in connection with its incorporation and the transactions contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

   SECTION 4.9 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent or any Parent Subsidiary.

   SECTION 4.10 Disclosure. No representation or warranty made by Parent or Merger Sub in this Agreement contains or, as of the Effective Time, will contain any untrue statement of a material fact or omits or, as of the Effective Time, will omit to state a material fact necessary to make the statements contained herein or therein not misleading. There is no material fact peculiar to Parent or Merger Sub which has not been disclosed to the Company.

   SECTION 4.11 NYSE Requirements. Parent is not required to obtain stockholder approval of this Agreement or the transactions contemplated hereby pursuant to the rules of the NYSE applicable to listed companies.

                                   ARTICLE V

                                   COVENANTS

   SECTION 5.1 Conduct of Business by the Company Pending the Effective Time.

   (a) The Company agrees that, between the date of this Agreement and the Effective Time, except as specifically permitted by Sections 2.5, 2.6, 2.7, 2.8, 5.1(b), 5.4, 6.1, 6.2, 6.5, 6.8 or 6.12(b) of this Agreement, unless
Parent shall otherwise agree in writing: (a) the business of the Company shall be conducted in the ordinary course of business consistent with past practice and (b) the Company shall use its reasonable best efforts to keep available the services of such of the current officers, key employees and consultants of the Company and to preserve the current relationships of the Company with such of the customers, suppliers and other persons with which the Company has significant business relations as is reasonably necessary in order to preserve substantially intact its business organization. By way of amplification and not limitation, except as set forth in Section 5.1 of the Company Disclosure Schedule or as specifically permitted by Sections 2.5, 2.6, 2.7, 2.8, 5.1(b), 5.4, 6.1, 6.2, 6.5, 6.8 or 6.12(b) of this Agreement, the Company shall not (unless required by applicable Laws) between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent:

     (i) amend or otherwise change its Certificate of Incorporation or By-laws;

     (ii) (1) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, or encumbrance of any shares of capital stock of, or other equity interests in, the Company of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock or other equity interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other equity interests or such convertible or exchangeable securities, or any other ownership interest (including, without limitation, any phantom interest), of the Company, other than the issuance of Company Common Stock upon the exercise of Company Options or Warrants in accordance with their terms or in accordance with the terms of
  Section 5.1(b) below or (2) sell, pledge, dispose of, transfer, lease, license, guarantee or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, guarantee or encumbrance of, any material property or assets of the Company;

     (iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or enter into any agreement with respect to the voting of its capital stock;

     (iv) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

     (v) (1) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization, person or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice; (2) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except pursuant to the agreements on the date hereof that are set forth in Section 5.1 of the Company Disclosure Schedule and Parent's consent shall not be unreasonably withheld in order to allow the Company to borrow up to $3,000,000 to fund the Company's ongoing operations; (3) terminate, cancel or request any material change in, or agree to any material change in, any Contract other than in the ordinary course of business; (4) make or authorize any capital expenditures in excess of $1,000,000 (excluding any outstanding capital expenditure commitments set forth in Section 3.22); or (5) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.1;

     (vi) except as may be required by contractual commitments with respect to severance or termination pay in existence on the date hereof as disclosed in Section 3.9 of the Company Disclosure Schedule: (1) increase the compensation payable or to become payable to its officers or employees (except for increases in accordance with past practices in salaries or wages of employees of the Company which are not across-the-board increases), (2) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except to the extent required by applicable Law or the terms of a collective bargaining agreement or (3) take any affirmative action to accelerate the vesting of any stock-based compensation;

     (vii) make any change in accounting policies or procedures except as required by GAAP or by a Governmental Entity;

     (viii) waive, release, assign, settle or compromise any material claims, or any material litigation or arbitration;

       (ix) make any material Tax election, change any existing procedure or practice with respect to filing and preparing its Tax return or settle or compromise any material federal, state or local Tax liability;

     (x) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality or standstill agreement to which the Company is a party;

     (xi) write up, write down or write off the book value of any assets, individually or in the aggregate, in excess of $75,000 except for depreciation and amortization in accordance with GAAP consistently applied or any adjustment that GAAP may require;

     (xii) take any action to exempt or make not subject to (1) the provisions of Section 203 of the DGCL, or (2) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares or any person or entity (other than Parent or its subsidiaries) or any action taken thereby, which person, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;

     (xiii) take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied, except, in every case, as may be required by applicable Law;

     (xiv) enter into any commitment to a customer to provide more than 2500 processor pieces without providing Parent with three Business Days prior written notice; or

     (xv) authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

   (b) The Company shall be permitted to grant Company Options under the Company Stock Option Plan to employees first employed by the Company between the date of the Agreement and the Effective Time in such amounts and containing such economic terms as reasonably determined by the Company and as reasonably approved by Parent (which approval shall not be unreasonably withheld), and shall be in accordance with the following specifications (it being understood that such Company Options shall not be included in the calculation of Company Fully-Diluted Common Stock for the purpose of Section 2.01(a) hereof):

     (i) The Company Options shall be nonqualified stock options;

     (ii) The stock option agreement applicable to each Company Option shall be in substantially the same agreement form the Company used for Company Option grants constituting nonqualified options made in February 2000; and

     (iii) The number of shares of Company Common Stock into which such Company Options shall be exercised shall not in any event exceed 250,000.

   SECTION 5.2 Conduct of Business by Parent Pending the Effective Time. Except as specifically permitted by any other provision of this Agreement, Parent shall not (unless required by applicable Laws or NYSE regulations), and shall not permit Merger Sub (unless required by applicable Laws or NYSE regulations) to, between the date of this Agreement and the Effective Time, directly or indirectly, take, or agree to take, without the prior written consent of the Company any action that is intended or could reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied, except, in every case, as may be required by applicable Law.

   SECTION 5.3 Cooperation. The Company and Parent shall coordinate and cooperate in connection with (a) the preparation of the Registration Statement (as defined in Section 6.1(a)) and the Proxy Statement (as defined in Section 6.1(a)), (b) determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Contracts, in connection with the consummation of the Merger and (c) seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Registration Statement and the Proxy Statement and timely seeking to obtain any such actions, consents, approvals or waivers.

   SECTION 5.4 Employee Benefit Covenant. Prior to the Effective Time, the Company shall submit to a stockholder vote the right of any "disqualified individual" to receive any and all payments that could be deemed "parachute payments" (as defined in Code section 280(c)) under Code section 280G(b), in a manner that satisfies the shareholder approval requirements for the small business exemption of Code section 280G(b)(5). In addition, prior to the Effective Time, the Company shall provide adequate disclosure to the stockholders of the Company of all material facts concerning all payments that, but for such vote, could be deemed "parachute payments" to a "disqualified individual" under Code section 280G in a manner that satisfies Code section 280G(b)(5)(B).

   SECTION 5.5 Audited Financial Statements. No later than the later of March 17, 2000 or the filing by Parent of its Annual Report on Form 10-K, the Company shall deliver to Parent audited financial statements of the Company at December 31, 1999 and the related audited statements of operations, changes in stockholders' equity and cash flow for the year then ended, including the notes thereto (the "1999 Audited Financial Statements") which may contain a "going concern" qualification. In addition, the Company shall deliver to Parent not later than April 30, 2000 unaudited financial statements of the Company at March 31, 2000 to the extent requested by Parent in connection with its efforts to cause the Registration Statement (as defined in Section 6.1(a)) to become effective in accordance with the terms of Section 6.1(a).

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

   SECTION 6.1 Registration Statement; Proxy Statement.

   (a) As promptly as practicable after the execution of this Agreement, delivery by the Company to Parent of 1999 Audited Financial Statements and the filing by Parent of its Annual Report on Form 10-K for the year ended on December 31, 1999 with the Securities and Exchange Commission (the "SEC"), Parent and the Company shall prepare and file with the SEC a proxy statement relating to the meeting of the Company's stockholders to be held in connection with the Merger (together with any amendments thereof or supplements thereto, the "Proxy Statement") and Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the stockholders of the Company pursuant to the Merger. Each of Parent and the Company will use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Parent shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of Parent Common Stock in the Merger. Each of Parent and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its stockholders. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of the Merger.

   No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Parent or the Company without the approval of the other party (which approval shall not be unreasonably withheld or delayed). Parent will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

   (b) The information supplied by Parent for inclusion in the Registration Statement and the Proxy Statement shall not, at (1) the time the Registration Statement is declared effective, (2) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (3) if applicable, the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders of Parent, (4) the time of the Company Stockholders' Meeting (as defined in Section 6.2(a)), and (5) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Parent or any Parent subsidiary, or their respective officers or directors, should be discovered by Parent which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

   (c) The information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement shall not, at (1) the time the Registration Statement is declared effective, (2) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (3) if applicable, the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders of Parent, (4) the time of the Company Stockholders' Meeting, and (5) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company, or its officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

   SECTION 6.2 Company Stockholders' Meetings. The Company shall call and hold a meeting of its stockholders or if applicable and upon the approval of Parent (which approval shall not be unreasonably withheld), a written action of stockholders of the Company in lieu of a meeting (the "Company Stockholders' Meeting") as promptly as practicable for the purpose of voting upon the approval of the Merger, and the Company shall use its best efforts to hold the Company Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective.

   SECTION 6.3 Access to Information; Confidentiality.

   (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company or Parent or Parent subsidiaries is a party (which such person shall use reasonable best efforts to cause the counterparty thereto to waive, which reasonable efforts shall not require the advance of funds) or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules the parties are required to comply, from the date of this Agreement to the Effective Time, each party shall (and shall cause its subsidiaries to): (1) provide to the other party (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof and (2) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty made in this Agreement.

   (b) The parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Non-Disclosure Agreement dated October 5, 1999 by the Company and Parent (the "Confidentiality Agreement") with respect to the information disclosed pursuant to this Section 6.3, which agreement will remain in full force and effect.

   SECTION 6.4 No Solicitation of Transactions.

   (a) The Company shall not, directly or indirectly, take (nor shall the Company authorize or permit its Representatives or other affiliates to take) any action to (1) encourage (including by way of furnishing nonpublic information), solicit, initiate or facilitate any Acquisition Proposal (as defined in Section 6.4(c)), (2) enter into any agreement with respect to any Acquisition Proposal or (3) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal.

   (b) The Company will as promptly as practicable communicate to Parent any inquiry received by it relating to any potential Acquisition Proposal and the material terms of any proposal or inquiry, including the identity of the person and its affiliates making the same, that it may receive in respect of any such transaction, or of any such information requested from it or of any such negotiations or discussions being sought to be initiated with it; and shall keep Parent fully informed on a prompt basis with respect to any developments with respect to the foregoing.

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

   (c) "Acquisition Proposal" means any offer or proposal concerning any (1) merger, consolidation, business combination, or similar transaction involving the Company, (2) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture, or otherwise of assets of the Company representing 10% or more of the assets of the Company, (3) issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture, or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 10% or more of the voting power of the Company or (4) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the outstanding voting capital stock of the Company.

   (d) Neither the Board of Directors of the Company nor any committee thereof shall (1) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by the Board of Directors or such committee of the adoption and approval of the Merger and the matters to be considered at the Company Stockholders' Meeting, (2) other than the Merger, approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (3) other than the Merger, cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Acquisition Proposal.

   SECTION 6.5 Appropriate Action; Consents; Filings.

   (a) The Company and Parent shall use their reasonable best efforts to (1) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (2) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or Parent subsidiaries, or to avoid any action or proceeding by any Governmental Entity (including, without limitation, those in connection with the HSR Act), in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Merger, and (3) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities Laws, (B) the HSR Act and (C) any other applicable Law; provided, however, that Parent and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith and, provided, further, that nothing in this Section 6.5(a) shall require Parent to agree to (1) the imposition of conditions, (2) the requirement of divestiture or (3) the requirement of expenditure of money by Parent or the Company to a third party in exchange for any such consent that, in any such case, would be materially adverse to Parent, the Company and their subsidiaries, taken as a whole). The Company and Parent shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement. The Company and Parent shall not take any action, or refrain from taking any action, the effect of which would be to delay or impede the ability of the Company and Parent to consummate the transactions contemplated by this Agreement.

   (b) (1) The Company and Parent shall give (or Parent shall cause Parent subsidiaries to give) any notices to third parties, and use, and Parent shall cause Parent subsidiaries to use, all reasonable efforts to obtain any third party consents, (A) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, (B) required to be disclosed in the Company Disclosure Schedule, or (C) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or a Parent Material Adverse Effect from occurring prior to or after the Effective Time.

   (2) In the event that either party shall fail to obtain any third party consent described in subsection (b)(1) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon the Company and Parent, Parent subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

   (c) From the date of this Agreement until the Effective Time, the Company shall promptly notify Parent in writing, or Parent shall notify the Company in writing, as the case may be, of any pending or threatened action or suit, arbitration or other proceeding or investigation by any Governmental Entity or any other person (1) challenging or seeking material damages in connection with the Merger or the conversion of Company Common Stock into Parent Common Stock pursuant to the Merger or (2) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Parent or its subsidiaries to own or operate all or any portion of the businesses or assets of the Company, which in either case would reasonably be expected to have a Company Material Adverse Effect prior to or after the Effective Time or a Parent Material Adverse Effect after the Effective Time.

   SECTION 6.6 Letters of Accountants. Each of Parent and the Company shall use their reasonable best efforts to cause to be delivered to the other two letters from their respective independent public accountants, one dated the date on which the Registration Statement shall become effective and one dated a date within two business days before the Effective Time, in form and substance reasonably satisfactory to the recipient and customary in scope and substance for comfort letters delivered by independent public accountants.

   SECTION 6.7 Certain Notices. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party hereto of (a) the occurrence, or non- occurrence, of any event that would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied or (b) the failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would reasonably be expected to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this
Section 6.7 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

   SECTION 6.8 Warrants. Each of the Company and Parent shall use its best efforts so that each outstanding warrant (as set forth on Section 6.8 of the Company Disclosure Schedule) to purchase shares of Company Capital Stock (the "Warrants") as provided in the warrant agreements governing such Warrants (the "Warrant Agreements") shall have been exercised prior to the Effective Time, subject to the terms and provisions thereof, into the number of shares of Company Capital Stock that the holder thereof is entitled to thereunder.

   SECTION 6.9 Stock Exchange Listing. Parent shall promptly prepare and submit to the NYSE a listing application covering the shares of Parent Common Stock to be issued in the Merger and shall use reasonable best efforts to cause such shares to be approved for listing on such exchange, subject to official notice of issuance, prior to the Effective Time.

   SECTION 6.10 Plan of Reorganization. The Agreement is intended to constitute a "plan of reorganization" within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date hereof and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying, as a reorganization under the provisions of section 368(a) of the Code.

   SECTION 6.11 Indemnification. From and after the Effective Time for a period of two years, Parent shall fulfill and honor in all respects the obligations of the Company to indemnify each person who is or was a director or officer of the Company pursuant to any indemnification provision contained in the Company Certificate of Incorporation or Company By-laws, each as amended and as in effect on the date hereof.

   SECTION 6.12 Stock Options. (a) Not later than fifteen calendar days after the Effective Time Parent shall provide for registration of shares of Parent Common Stock subject to the Company Options, Restricted Stock and Founders Stock by filing with the SEC a registration statement on Form S-8 (or any successor form) with respect to such shares of Parent Common Stock. Such registration shall be kept effective (and the current status of the prospectus required thereby shall be maintained in accordance with the relevant requirements of the Securities Act and the Exchange Act) at least for so long as such Company Options, Restricted Stock and Founders Stock remain outstanding.

   (b) Prior to the Effective Time, the Board of Directors of the Company shall adopt by resolution an amendment to the Company Stock Option Plan, which amendment shall be approved by Parent (such approval to not be unreasonably withheld), to provide that one-half of the Company Options that are unvested prior to the Effective Time and held by any person employed by or providing services to the Company at the Effective Time shall become fully vested and exercisable as of the Effective Time, and the other one-half of such Company Options shall become vested over the 12-month period immediately following the Effective Time in equal amounts on a monthly basis.

                                  ARTICLE VII

                               CLOSING CONDITIONS

   SECTION 7.1 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

     (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Parent or the Company, threatened by the SEC.

     (b) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company and, if applicable, by the requisite vote of the stockholders of Parent.

     (c) No Order. No Governmental Entity, nor any federal or state court of competent jurisdiction or arbitrator shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or arbitration award or finding or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger or any other transactions contemplated in this Agreement.

     (d) Consents and Approvals. All consents, approvals and authorizations of any Governmental Entity or other person required to be set forth in
  Section 3.5 or 4.5 or the related sections of the Company Disclosure Schedule as necessary to consummate the Merger shall have been obtained (in each case, without (1) the imposition of conditions, (2) the requirement of divestiture or (3) the requirement of expenditure of money by Parent or the Company to a third party in exchange for any such consent that, in any such case, would be materially adverse to Parent, Parent subsidiaries, taken as a whole, and the Company), except for such consents, approvals and authorizations the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect after the Effective Time.

     (e) HSR Act. The applicable waiting period, together with any extensions thereof, under the HSR Act shall have expired or been terminated.

     (f) NYSE. The shares of Parent Common Stock issuable to the Company's stockholders in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

     (g) Employment Agreements. Each of Laurence G. Walker, David Husak, Peter Morris, Richard Hollingsworth, Kurt Hoff, Clint Ramsay and John Burnham has executed and delivered an employment agreement, in substantially the form attached hereto as Exhibit C.

     (h) Certificate of Merger. Prior to the Effective Time, the Certificate of Merger shall be accepted for filing with the Secretary of State of the State of Delaware.

   SECTION 7.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated herein are also subject to the following conditions:

     (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the date hereof and as of the Effective Time as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date. Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

     (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

     (c) Tax Opinion. Parent shall have received the opinion of Winston & Strawn, special tax advisors to Parent, in form and substance reasonably satisfactory to Parent, based upon facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such tax counsel of customary representation letters from Parent, Merger Sub and the Company.

     (d) Accountant Letters. Parent shall have received from the Company "cold comfort" letters of PricewaterhouseCoopers LLP, dated the date on which the Registration Statement shall become effective and a date within two Business Days before the Effective Time and addressed to Parent, in form and substance reasonably satisfactory to Parent and reasonably customary in scope and substance for comfort letters delivered by independent public accountants.

   SECTION 7.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger and the other transactions contemplated in this Agreement is also subject to the following conditions:

     (a) Representations and Warranties. Each of the representations and warranties of Parent contained in this Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the date hereof and as of the Effective Time as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date. The Company shall have received a certificate of a responsible officer of Parent to that effect.

     (b) Agreements and Covenants. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. The Company shall have received a certificate of a responsible officer of Parent to that effect.

     (c) Tax Opinion. The Company shall have received the opinion of Hale and Dorr LLP, special tax advisor to the Company, in a form and substance reasonably satisfactory to the Company, based upon facts, representations, and assumptions in such opinion, which are consistent with the state of facts existing at the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such tax counsel of customary representation letters from Parent, Merger Sub and the Company.

     (d) Registered Shares. All shares of Parent Common Stock issuable to the Stockholders in the Merger shall have been registered under the Securities Act.

                                  ARTICLE VIII

                                INDEMNIFICATION

   SECTION 8.1 Survival of Representations and Warranties. The representations and warranties set forth in Articles III and IV shall survive for a period of 12 months after the Effective Time; provided, however, that if a notice is given as provided herein before expiration of the representation or warranty, then notwithstanding the expiration thereof any claim based on such representation or warranty shall survive until the resolution of such claim.

   SECTION 8.2 Indemnification by Parent. (a) Parent agrees, subject to the other terms and conditions of this Agreement, to indemnify the Stockholders against, and hold them harmless from, all losses, claims, fines, penalties, amounts paid in settlement, liabilities, costs and expenses (including, without limitation, reasonable attorney and expert fees) of and damages to the Stockholders related to or arising out of the breach of the representation and warranty of Parent contained in Section 4.3 hereof.

   (b) No claim may be made after the Effective Time against Parent for indemnification pursuant to Section 8.2(a) unless the aggregate of all liabilities and damages of the Stockholders (exclusive of legal fees incurred in connection with pursuing such claim) with respect to Section 8.2(a) along with all liability of Parent to the Stockholders shall in the aggregate exceed $100,000; provided, however, that under no circumstances shall Parent liability under Section 8.2(a) exceed $43,000,000. This Section 8.2(b) is not intended to address the liability of Parent for any breach of any representation, warranty or covenant if the Merger is not consummated.

   (c) The Stockholders agree to give Parent through the Stockholder Representative prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which they have knowledge concerning any liability or damage as to which it may request indemnification hereunder (a "Claim Notice" which contains (a) a description and the amount (the "Claim Amount") of such indemnification request, and (ii) a statement that the Stockholders are entitled to indemnification hereunder and a reasonable explanation of the basis therefore (a copy of such Claim Notice shall also be delivered to the Escrow Agent); provided, however, that no delay on the part of the Stockholder Representative in notifying Parent shall relieve Parent from any liability or obligation hereunder unless Parent can demonstrate that it was damaged by such delay. Parent will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Stockholders from all liability with respect thereto without the written consent of the Stockholder Representative. Parent shall have the right to direct, at its own expense and through counsel of its own choosing (reasonably satisfactory to Parent), the defense or settlement of any such claim or proceeding; the Stockholders Representative may participate in such defense, but in such case the expenses of the Stockholder Representative shall be paid by the Stockholder Representative; provided, however, that if the Stockholder Representative delivers to Parent a written opinion of counsel to the effect that there exists an actual conflict of interest between Parent and the Stockholder Representative with respect to such claim, or such claim or liability involves the possibility of criminal sanctions or criminal liability to the Stockholder Representative, the Stockholder Representative shall be entitled to participate in the defense of such claim or liability at the expense of Parent. The Stockholder Representative shall provide Parent with access to all records and personnel of the Stockholders and the Company relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with and assist, at Parent's request, Parent in the defense or settlement thereof, and Parent shall reimburse the Stockholder Representative for all reasonable out-of-pocket expenses in connection therewith. If Parent elects to direct the defense of any such claim or proceeding, the Stockholder Representative shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless Parent consents in writing to such payment (such consent not to be unreasonably withheld or delayed) or unless Parent, subject to the last sentence of this Section 8.2(c), withdraws from the defense of such asserted liability or unless a final judgment from which no appeal may be taken by or on behalf of Parent is entered against the Stockholder Representative for such liability. If Parent shall fail to assume the defense of such claim in the manner provided above, or if, after commencing or undertaking any such defense, fails to prosecute or withdraws from such defense, the Stockholder Representative shall have the right to undertake the defense or settlement thereof, and the Stockholder Representative may defend against, or enter into any settlement with respect to, the matter in any manner the Stockholder Representative reasonably may deem appropriate.

   SECTION 8.3 Indemnification by the Stockholders. (a) The Stockholders agree, subject to the other terms and conditions of this Agreement and the Escrow Agreement, to indemnify Parent (and Parent's directors, officers, employees, controlling persons, affiliates, successors, assigns, representatives, advisors and legal counsel (collectively, the "Parent Indemnitees")) against, and hold then harmless from, all losses, claims, fines, penalties, amounts paid in settlement, liabilities, costs and expenses (including, without limitation, reasonable attorney and expert fees) of and damages to Parent related to or arising out of (i) the untruth, inaccuracy or incompleteness as of the date hereof or on the Effective Time of any representation or warranty of the Company contained in this Agreement or the Company Disclosure Schedule (without regard to any "materiality", "Company Material Adverse Effect", "substantial compliance" or similar exception or qualifier) (or in any document, writing, certificate, or data delivered by the Company under this Agreement) or the failure by the Company or any Stockholder to perform any of its covenants or obligations hereunder or contained in this Agreement or the Company Disclosure Schedule (or in any document, writing, certificate, data or financial statements delivered by the Company or the Stockholders under this Agreement),
(ii) the fees, expenses and disbursements in excess of $2,500,000 in accordance with the provisions of Section 9.5 hereof, (iii) (A) any governmental action, order, directive, administrative proceeding or ruling; (B) personal or bodily injuries (including death) or damage (including loss of use) to any premises (public or private); (C) cleanup, remediation, investigation or monitoring of any pollution or contamination of or adverse effects on human health or the environment; or (D) any violation or alleged violation of Environmental Laws existing prior to the Effective Time, and (iv) those matters set forth on
Section 8.3 of the Company Disclosure Schedule. The Stockholders agree to establish the Escrow Fund pursuant to Section 8.3(c) for the sole purpose of satisfying the Stockholders' indemnification obligations hereunder.

   (b) No claim may be made after the Effective Time against the Escrow Fund for indemnification pursuant to Section 8.3(a) unless the aggregate of all liabilities and damages (exclusive of (i) legal fees incurred in connection with pursuing such claim, (ii) any breach of Section 3.23 (except for the $75,000 adjustment referred to in Section 5.1(a)(xi)), and (iii) any breach of
Section 9.5) of Parent with respect to Section 8.3(a) and all liability of the Stockholders to Parent shall in the aggregate exceed $100,000; provided, however, that the aggregate amount available to indemnify the Parent Indemnitee shall not exceed the value of the Escrow Fund. No Stockholder shall be required to indemnify the Parent Indemnitee for an amount that would exceed such Stockholder's pro rata share of the Escrow Shares deposited in the Escrow Fund. The Stockholders shall not have any right of contribution from the Company with respect to any loss claimed by the Parent Indemnitee after the Effective Time. This Section 8.3(b) is not intended to address the liability of the Company for any breach of any representation, warranty or covenant if the Merger is not consummated.

   (c) As security for the indemnity provided for in this Section 8.3 and to provide security to satisfy any contingencies arising from the representations and warranties of the Company hereunder, each of the Stockholders receiving the Parent Common Stock in the Merger will be deemed to have received and deposited with the Escrow Agent the Escrow Shares (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time with respect to the Escrow Shares). The Escrow Shares will be deposited with and will be held by the Escrow Agent, such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth in the Escrow Agreement. The portion of the Escrow Fund contributed on behalf of each Stockholder shall be in proportion to the aggregate Merger Shares which such Stockholder would otherwise be entitled under Section 2.1.

   (d) The Parent Indemnitees agree to give the Stockholder Representative, with a copy to the Escrow Agent, prompt Claim Notice which shall contain information similar to those described in Section 8.2(c); provided, however, that no delay on the part of any Parent Indemnitee in notifying the Stockholder Representative shall relieve the Stockholders from any liability or obligation hereunder unless (and then solely to the extent that) the Stockholders can demonstrate that they were damaged by such delay. The Stockholder Representative will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Parent Indemnitee from all liability with respect thereto, without the written consent of the Parent Indemnitee. The Stockholder Representative shall have the right to direct, at its own expense and through counsel of its own choosing (reasonably satisfactory to the Parent Indemnitee), the defense or settlement of any such claim or proceeding; the Parent Indemnitee may participate in such defense, but in such case the expenses of the Parent Indemnitee shall be paid by the Parent Indemnitee; provided, however, that if the Parent Indemnitee delivers to the Stockholder Representative a written opinion of counsel to the effect that there exists an actual conflict of interest among the Stockholders and the Parent Indemnitee with respect to such claim, or such claim or liability involves the possibility of criminal sanctions or criminal liability to the Parent Indemnitee, the Parent Indemnitee shall be entitled to participate in the defense of such claim or liability at the expense of the Parent Indemnitee. Parent shall provide the Stockholder Representative with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with and assist, at the Stockholder Representative's request, the Stockholder Representative in the defense or settlement thereof, and the Stockholder Representative shall reimburse Parent for all its reasonable out-of-pocket expenses in connection therewith. If the Stockholder Representative elects to direct the defense of any such claim or proceeding, Parent shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Stockholder Representative consents in writing to such payment (such consent not to be unreasonably withheld or delayed) or unless the Stockholder Representative, subject to the last sentence of this Section 8.3(d), withdraws from the defense of such asserted liability or unless a final judgment from which no appeal may be taken by or on behalf of the Stockholder Representative is entered against Parent for such liability. If the Stockholder Representative shall fail to assume the defense of such claim in the manner provided above, or if, after commencing or undertaking any such defense, fail to prosecute or withdraws from such defense, Parent shall have the right to undertake the defense or settlement thereof, and the Parent Indemnitee may defend against, or enter into any settlement with respect to, the matter in any manner the Parent Indemnitee reasonably may deem appropriate.

   SECTION 8.4 Stockholder Representative; Approval of Stockholders.

   (a) Laurence G. Walker shall be constituted and appointed as agent ("Stockholder Representative") for and on behalf of the Stockholders to give and receive notices and communications, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing. Such agency may be changed by a majority vote or by the written consent of the majority of the Stockholders from time to time upon not less than ten Business Days' prior written notice to Parent. In the event of the death or disability (for more than 15 Business Days) of the Stockholder Representative or his resignation as Stockholder Representative and until a successor Stockholder Representative shall be appointed as provided above or in Section 7(b) of the Escrow Agreement, the then President of the Company shall act as the Stockholder Representative pending the appointment of the successor Stockholder Representative. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall receive no compensation for his/her services. Notices or communications to or from the Stockholder Representative shall constitute notice to or from each of the Stockholders.

   (b) The approval by the Stockholders of the Merger shall be deemed to be approval of the terms of the provisions of this Article VIII, including the appointment of the Stockholder Representative.

   (c) A decision, act, consent or instruction of the Stockholder Representative shall constitute a decision of all Stockholders and shall be final, binding and conclusive upon each such Stockholder, and Parent may rely upon any such decision, act, consent or instruction of the Shareholder Representative as being the decision, act, consent or instruction of each Stockholder. Parent is hereby relieved from any liability to any person for any acts done by it in accordance with such decision, act, consent or instruction of the Stockholder Representative.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

   SECTION 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the Stockholders:

      (a) by mutual consent of Parent and the Company;

     (b) (1) by Parent (provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, in any such case such that Section 7.2(a) or Section 7.2(b) will not be satisfied and, in either such case, such breach or condition has not been promptly cured within 30 days following receipt by the Company of written notice of such breach;

     (2) by the Company (provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there has been a breach by Parent of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, in any such case such that Section 7.3(a) or Section 7.3(b) will not be satisfied and such breach or condition has not been promptly cured within 30 days following receipt by Parent of written notice of such breach;

   (c) by either Parent or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction, any arbitrator or any Governmental Entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable (so long as the party seeking termination is not in breach of Section 6.5(a) hereof); or

   (d) by either Parent or the Company if the Merger shall not have been consummated before May 31, 2000; provided that the Company or Parent shall have the right to automatically extend such date to June 30, 2000 by providing written notice thereof to the other party so long as the party requesting such extension is not then in material breach of any representation, warranty, covenant or other agreement contained herein; and provided, further that any extension requested by either Parent or the Company beyond June 30, 2000 shall be considered and negotiated by the Company and Parent in good faith.

   SECTION 9.2 Effect of Termination. Notwithstanding any other provision, no termination of this Agreement shall release any party of any liabilities arising hereunder for any pre-termination breaches hereof or intentional misrepresentations made herein.

   SECTION 9.3 Amendment. This Agreement may be amended upon the agreement of all parties hereto; provided, however, that, after approval of the Merger by the Stockholders, no amendment may be made without further Stockholder approval which, by law or in accordance with the rules of any relevant stock exchange, requires further approval by the Stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

   SECTION 9.4 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

   SECTION 9.5 Fees and Expenses. Whether or not the transactions herein contemplated shall be consummated, Parent shall pay the fees, expenses and disbursements of Parent and Merger Sub and their respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto and all other costs and expenses incurred in the performance and compliance with all conditions to be performed by Parent and Merger Sub under this Agreement. If the transactions herein contemplated shall be consummated, the Stockholders shall pay (or promptly reimburse Parent or the Company) from the Escrow Fund the fees, expenses and disbursements of the Company and the Stockholders and their respective agents, representatives, accountants and counsel, in excess of $2,500,000 in the aggregate for all such fees, expenses and disbursements, incurred in connection with the subject matter of this Agreement and any amendments thereto and all other costs and expenses incurred in the performance and compliance with all conditions to be performed by the Company and the Stockholders under this Agreement. If the transactions herein contemplated shall not be consummated, the Company shall pay all fees, expenses and disbursements of the Company and the Stockholders and their respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto and all other costs and expenses incurred in the performance and compliance with all conditions to be performed by the Company and the Stockholders under this Agreement.

                                   ARTICLE X

                               GENERAL PROVISIONS

   SECTION 10.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or delivered by a nationally recognized courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

     (a) If to Parent or Merger Sub, addressed to it at:

       Motorola, Inc.
       1303 East Algonquin Road
       Schaumburg, Illinois 60196
       Telecopier No.: (847) 576-3628
       Attention: General Counsel

     With a copy to:

       Winston & Strawn
       35 West Wacker Drive
       Chicago, Illinois 60601
       Telecopier No.: (312) 558-5600
       Attention: Oscar A. David, Esq.

     (b) If to the Company, addressed to it at:

       C-Port Corporation
       One High Street
       North Andover, Massachusetts 01845
       Telecopier No.: (978) 773-2301
       Attention: Chief Executive Officer

     With a copy to:

       Hale and Dorr LLP
       60 State Street
       Boston, Massachusetts 02109
       Telecopier No.: (617) 526-5000
       Attention: Peter B. Tarr, Esq.

     (c) If to the Stockholder Representative:

       C-Port Corporation
       One High Street
       North Andover, Massachusetts 01845
       Telecopier No.: (978) 773-2301
       Attention: Laurence G. Walker

     With a copy to:

       Hale and Dorr LLP
       60 State Street
       Boston, Massachusetts 02109
       Telecopier No.: (617) 526-5000
       Attention: Peter B. Tarr, Esq.

   SECTION 10.2 Certain Definitions. For purposes of this Agreement, the term:

     (a) "Affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person;

     (b) "Business Day" means any day other than a day on which banks in the State of New York are authorized or obligated to be closed;

     (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

     (d) "knowledge" means actual knowledge after due investigation and knowledge and information that are or should be available to a person by virtue of such person's position;

     (e) "person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act); and

     (f) "subsidiary" or "subsidiaries" of Parent, the Surviving Corporation or any other person means any corporation, partnership, joint venture or other legal entity of which Parent, the Surviving Corporation or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

   SECTION 10.3 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   SECTION 10.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

   SECTION 10.5 Entire Agreement. This Agreement (together with the Exhibits, the Company Disclosure Schedule and the other documents delivered pursuant hereto), the Voting Agreement, the Escrow Agreement and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

   SECTION 10.6 Assignment. This Agreement shall not be assigned by operation of law or otherwise.

   SECTION 10.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and the Stockholders of the Company and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

   SECTION 10.8 Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations among the parties.

   SECTION 10.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without reference to principles of conflicts of laws.

   SECTION 10.10 Publicity. The Company shall not issue any press release or otherwise make public any information with respect to this Agreement or the transactions contemplated hereby, prior to the Effective Time, without the prior written consent of Parent. Neither Parent nor the Merger Sub shall issue any press release or otherwise make public any information with respect to this Agreement or the transactions contemplated hereby, prior to the Effective Time, without the prior written consent of the Company, unless otherwise required by law or the rules of the NYSE.

   SECTION 10.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

   SECTION 10.12 Time of the Essence. Time is of the essence with respect to the obligations of the parties hereunder.

   IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          MOTOROLA, INC.

                                            /s/ Theodore W. Schaffner
                                          By: _________________________________
                                          Name: Theodore W. Schaffner
                                          Title: Senior Vice President

                                          CP ACQUISITION CORP.

                                            /s/ Theodore W. Schaffner
                                          By: _________________________________
                                          Name: Theodore W. Schaffner
                                          Title: Vice President

                                          C-PORT CORPORATION

                                            /s/ Laurence G. Walker
                                          By: _________________________________
                                          Name: Laurence G. Walker
                                          Title: President and Chief Executive
                                          Officer




                      [Signature page to Merger Agreement]

                                                                      APPENDIX B

                 [LETTERHEAD OF DEUTSCHE BANK SECURITIES INC.]

                               February 17, 2000

Board of Directors
C-Port Corporation
One High Street
North Andover, MA 01845

Gentlemen:

   Deutsche Bank Securities Inc. ("Deutsche Bank") has acted as financial advisor to C-Port Corporation ("C-Port") in connection with the proposed merger of C-Port and Motorola, Inc. ("Motorola") pursuant to the Agreement and Plan of Merger, dated February 17, 2000, among C-Port, Motorola and CP Acquisition Corp., a wholly owned subsidiary of Motorola ("Merger Sub") (the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into C-Port (the "Transaction"), as a result of which C-Port will become a wholly owned subsidiary of Motorola.

   As set forth more fully in the Merger Agreement, as a result of the Transaction and the Voting Agreements, each share of the Common Stock, par value $.001 per share, of C-Port ("C-Port Common Stock") not owned directly or indirectly by Motorola or C-Port will be converted into the right to receive
 .1022485 shares (the "Exchange Ratio") of Common Stock, par value $3.00 per share, of Motorola ("Motorola Common Stock"). In addition, shareholders holding approximately 56% of the equity securities of C-Port with voting rights have entered into Voting Agreements pursuant to which they have agreed to vote their shares in favor of the Transaction. Ten percent of the number of shares of Motorola Common Stock that the shareholders of C-Port Common Stock shall be entitled to receive shall be deposited in escrow for a period of one year pursuant to the terms of the Escrow Agreement to be entered into at closing, which escrow constitutes the sole recourse of Motorola in respect of the Indemnity obligations of the Merger Agreement. The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

   You have requested Deutsche Bank's opinion, as investment bankers, as to the fairness, from a financial point of view, to the shareholders of C-Port of the Exchange Ratio.

   In connection with Deutsche Bank's role as financial advisor to C-Port, and in arriving at its opinion, Deutsche Bank has reviewed certain publicly available financial and other information concerning Motorola and C-Port and certain internal analyses and other information furnished to it by Motorola and C-Port. Deutsche Bank has also held discussions with members of the managements of Motorola and C-Port regarding the businesses and prospects of their respective companies and the joint prospects of a combined company. In addition, Deutsche Bank has (i) reviewed the reported prices and trading activity for Motorola Common Stock (ii) compared certain financial and stock market information for Motorola with similar information for certain other companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations which it deemed comparable in whole or in part, (iv) reviewed the terms of the Merger Agreement and certain related documents, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

   Deutsche Bank has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning Motorola or C-Port, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank has assumed and relied upon the accuracy and completeness of all such information and Deutsche Bank has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of Motorola or C-Port. With respect to the financial forecasts and projections of C-Port made available to Deutsche Bank and used in its analyses, Deutsche Bank has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of C-Port as to the matters covered thereby. In rendering its opinion, Deutsche Bank expresses no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. Deutsche Bank's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof.

   For purposes of rendering its opinion, Deutsche Bank has assumed that, in all respects material to its analysis, the representations and warranties of C-Port, Merger Sub and Motorola contained in the Merger Agreement are true and correct, C-Port, Merger Sub and Motorola will each perform all of the covenants and agreements to be performed by it under the Merger Agreement and all conditions to the obligations of each of C-Port, Merger Sub and Motorola to consummate the Transaction will be satisfied without any waiver thereof. Deutsche Bank has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either C-Port or Motorola is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on C-Port or Motorola or materially reduce the contemplated benefits of the Transaction to C-Port. In addition, you have informed Deutsche Bank, and accordingly for purposes of rendering its opinion Deutsche Bank has assumed, that the Transaction will be tax-free to each of C-Port and Motorola and their respective stockholders and that the Transaction will be accounted for as a purchase.

   This opinion is addressed to, and for the use and benefit of, the Board of Directors of C-Port and is not a recommendation to the stockholders of C-Port to approve the Transaction. This opinion is limited to the fairness, from a financial point of view, to the shareholders of C-Port of the Exchange Ratio, and Deutsche Bank expresses no opinion as to the merits of the underlying decision by C-Port to engage in the Transaction.

   Deutsche Bank will be paid a fee for its services as financial advisor to C-Port in connection with the Transaction, a substantial portion of which is contingent upon consummation of the Transaction. We are an affiliate of Deutsche Bank AG (together with its affiliates, the "DB Group"). One or more members of the DB Group have, from time to time, provided investment banking and other financial services to Motorola, and to the respective affiliates and shareholders of C-Port and Motorola, for which it has received compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Motorola for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

   Based upon and subject to the foregoing, it is Deutsche Bank's opinion as investment bankers that the Exchange Ratio is fair, from a financial point of view, to the shareholders of C-Port.

                                          Very truly yours,

                                          /s/ Deutsche Bank Securities Inc.

                                          DEUTSCHE BANK SECURITIES INC.

                                                                      APPENDIX C

                                Voting Agreement

February 17, 2000

Motorola, Inc.
1303 Algonquin Road
Schaumburg, Illinois 61096
Attention:

Ladies and Gentlemen:

   Each of the undersigned understands that Motorola, Inc. ("Parent"), CP Acquisition Corp. ("Merger Sub") and C-Port Corporation (the "Company") are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), providing for, among other things, a merger of Merger Sub with and into the Company (the "Merger"), in which all of the outstanding shares of common stock, par value $.001 per share, of the Company (the "Company Common Stock") will be exchanged for shares of common stock, par value $3.00 per share, of Parent. Terms that are defined in the Merger Agreement but that are not defined in this letter agreement will have the meaning ascribed to them in the Merger Agreement.

   Each of the undersigned is a Stockholder of the Company and is entering into this letter agreement to induce you to enter into the Merger Agreement and to consummate the transactions contemplated thereby.

   Each of the undersigned confirms its agreement with you as follows:

       1. The undersigned represents, warrants and agrees that Schedule I annexed hereto sets forth (a) the number of shares of Company Common Stock (the "Shares") of which the undersigned is the record or beneficial owner and (b) the number of shares of Company Preferred Stock (set forth on Schedule I according to the number of shares owned in each class of Company Preferred Stock) and options and warrants (such Preferred Stock and options and warrants being collectively referred to herein as the "Convertible Securities") which are exercisable for the number of shares of Company Common Stock set forth therein, of which the undersigned is the record or beneficial owner. The undersigned represents, warrants and agrees that, as of the date hereof, the undersigned owns such Shares and Convertible Securities, free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind except those contained in the restricted stock agreements with the Company.

       2. The undersigned represents and warrants that the undersigned has all necessary power and authority to enter into this letter agreement, and that this agreement is the legal, valid and binding agreement of the undersigned, and is enforceable against the undersigned in accordance with its terms.

       3. Except, if necessary, for the filing of a Pre-merger Notification and Report Form pursuant to HSR Act, (A) no filing with, and no permit, authorization, consent or approval of, any-state or federal public body or authority is necessary for the execution of this letter agreement by the undersigned and the consummation by the undersigned of the transactions contemplated hereby and by the Merger Agreement and (B) none of the execution and delivery of this letter agreement and the Merger Agreement by the undersigned, the consummation by the undersigned of the transactions contemplated hereby or thereby or compliance by the undersigned with any of the provisions hereof or thereof shall (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration of any obligation or to a loss of a material benefit) under any of the terms, conditions or provisions of any Contract to which the undersigned is a party or by which the undersigned may be bound, or
(ii) violate any Law, order, injunction, judgment, decree or award of any court, Governmental Entity or arbitrator.

       4. The undersigned agrees that it will not, and will not agree to, contract to or sell or otherwise transfer or dispose of any of the Shares, or any interest therein, or Convertible Securities, or any Shares obtained upon the exercise of Convertible Securities, or any other securities convertible into or exchangeable for Company Common Stock or any voting rights with respect thereto, other than
(i) pursuant to the Merger or (ii) with your prior written consent.

       5. The undersigned agrees that all of the Shares (including any Shares issued upon exercise of any Convertible Securities exercised prior to the record date referred to below) and the shares of Company Preferred Stock that are beneficially owned by the undersigned at the record date for any meeting of Stockholders called to consider and vote to approve the Merger Agreement, the Merger and other transactions contemplated by the Merger Agreement will be voted by the undersigned in favor thereof and the undersigned shall refrain from voting the Shares and the shares of Company Preferred Stock in favor of any proposal involving the sale of substantially all of the assets or capital stock, merger or business combination involving the Company and any other person other than Parent.

       6. The undersigned hereby grants to, and appoints, Parent, the Secretary of Parent, any Assistant Secretary of Parent and the Chief Financial Officer of Parent, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and any other designee of Parent, each of them individually, the undersigned's irrevocable proxy and attorney-in-fact (with full power of substitution) to vote the undersigned's Shares and the shares of Company Preferred Stock, and to sign the undersigned's name to any written consent of the holders of the Shares and the shares of Company Preferred Stock with respect thereto, in order to give effect to the covenants of the undersigned contained in this letter agreement. The undersigned agrees that this proxy is irrevocable until this letter agreement is terminated in accordance with paragraph 12 hereof and coupled with an interest and will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the undersigned with respect to the Shares and the shares of Company Preferred Stock.

       7. The undersigned agrees to cooperate fully with you in connection with the Merger Agreement and the transactions contemplated thereby. The undersigned agrees that it will not initiate, solicit or facilitate any discussions, inquiries or proposals with any third party that constitute or may reasonably be expected to lead to an Acquisition Proposal or an Acquisition Agreement or provide any third party with any information or assistance or negotiate with respect to a possible Acquisition Proposal.

       8. The undersigned will provide all information reasonably requested by Parent for inclusion in any registration statement to be filed pursuant to the Merger Agreement.

       9. The undersigned hereby waives, to the full extent of the law, and agrees not to assert any appraisal rights pursuant to Section 262 of the DGCL or otherwise in connection with the Merger with respect to any and all shares of Company Capital Stock held by the undersigned of record or beneficially owned.

       10. Each of the undersigned does hereby appoint Laurence G. Walker as the representative of each of these and other Stockholders in accordance with
Article VIII of the Merger Agreement.

       11. In the event any of the undersigned is a director of the Company, notwithstanding anything to the contrary in this letter agreement, nothing in this letter agreement is intended or shall be construed to require any of the undersigned to take or in any way limit any action that any of the undersigned may take to discharge his fiduciary duties as a director of the Company; provided, however, that no such duty shall excuse the undersigned as a Stockholder from its obligations as a Stockholder to vote the Shares, to the extent that they may be so voted, or otherwise perform any obligation as herein provided and to otherwise comply with the terms and conditions of this letter agreement.

       12. This letter agreement may be terminated at the option of any party hereto at any time after the earliest of (a) termination of the Merger Agreement in accordance with its terms, and (b) the day following the Effective Time provided that any termination pursuant to this clause (b) shall not terminate paragraph 8 hereof. Notwithstanding any other provision hereof, this letter shall terminate automatically on the date of the termination of the Merger Agreement.

       13. This agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to principles of conflicts of law. This letter agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts but all such counterparts shall together constitute one and the same letter agreement.

   Please confirm that the foregoing correctly states the understanding between us and you by signing and returning to us a counterpart hereof.

                                          Very truly yours,

                                          /s/ Laurence G. Walker
                                          -------------------------------------
                                             Laurence G. Walker

                                          /s/ Bruce Sachs
                                          -------------------------------------
                                             Bruce Sachs


                                          -------------------------------------
                                             David J. Husak

                                          /s/ Thomas Brightman
                                          -------------------------------------
                                             Thomas Brightman

                                          /s/ Robi Soni
                                          -------------------------------------
                                             Robi Soni

                                          CHARLES RIVER PARTNERSHIP VIII, A
                                           LIMITED PARTNERSHIP

                                              /s/ Michael Zak
                                          By: _________________________________
                                              General Partner

                                          CHARLES RIVER VIII-A LLC

                                              /s/ Michael Zak
                                          By: _________________________________
                                              Manager

                                          BESSEMER VENTURE INVESTORS IV LP

                                          By: Deer IV & Co, LLC, General
                                           Partner

                                              /s/ Robert H. Buescher
                                          By: _________________________________
                                              Manager

                                          BESSEMER VENTURE INVESTORS L.P.

                                          By: Deer IV & Co, LLC, General
                                           Partner

                                              /s/ Robert H. Buescher
                                          By: _________________________________
                                              Manager

                                          BVP IV SPECIAL SITUATIONS L.P.

                                          By: Deer IV & Co, LLC, General
                                           Partner

                                              /s/ Robert H. Buescher
                                          By: _________________________________
                                              Manager

                                          BESSEC VENTURES IV L.P.

                                          By: Deer IV & Co, LLC, General
                                           Partner

                                              /s/ Robert H. Buescher
                                          By: _________________________________
                                              Manager

                                          BENCHMARK CAPITAL PARTNERS II, L.P.
                                           as nominee for:

                                           Benchmark Capital Partners II, L.P.
                                           Benchmark Founders Fund II, L.P.
                                           Benchmark Founders Fund II-A, L.P.
                                           Benchmark Members' Fund, L.P.

                                          By: Benchmark Capital Management Co.
                                           II,
                                                LLC, General Partner

                                              /s/ Andrew Rachleff
                                          By: _________________________________
                                              Managing Member

                                          William Burgin
                                          Brimstone Island Co. L.P.
                                          Neill H. Brownstein
                                          Hardymon Family Limited Partnership
                                          Christopher Gabrieli
                                          Gabrieli Family Foundation
                                          David J. Cowan
                                          Robert P. Goodman
                                          Gerald N. Christopher
                                          Ravi B. Mhatre
                                          Gautam A. Prakash
                                          Robi L. Soni
                                          Joanne A. Strober
                                          William R. Wasik
                                          Craighall Corporation
                                          Richard R. Davis
                                          Conaly Partners
                                          Lindsay 1994 Family Partnership,
                                           L.P.
                                          John G. MacDonald
                                          Howard S. Markowitz
                                          Edward Park
                                          Robert J.S. Roriston

                                          Steven L. Williamson
                                          Woods 1994 Family Partnership. L.P.
                                          Lawrence W. Cheng
                                          Andrew S. Fine
                                          Travis M. Drouin

                                              /s/ Robert. H. Buescher
                                          By: _________________________________
                                                 Robert H. Buescher
                                                 Attorney-in-Fact for each of
                                                  the above-named parties

                                              /s/ Robert H. Buescher
                                              _________________________________
                                                 Robert H. Buescher,
                                                  individually

Confirmed as of the date first above written:

MOTOROLA, INC.

    /s/ Theodore W. Schaffner
By: ___________________________
Name:Theodore W. Schaffner
Title:Senior Vice President

C-PORT CORPORATION

    /s/ Laurence G. Walker
By: ___________________________
Name:Laurence G. Walker
Title:President and Chief Executive Officer

                                   SCHEDULE I

                                        Number of Shares Including Options and
                                                       Warrants
                                        ---------------------------------------
Stockholder                              Common   Series A  Series B  Series C
-----------                             --------- --------- --------- ---------
Walker, Laurence G..................... 1,128,000    38,667    17,965     9,157
Sachs, Bruce...........................    50,000         0   100,000         0
Brightman, Thomas......................   700,000    58,666    27,257     9,157
Soni, Robi L...........................              22,166    15,392    22,459
Charles River VIII-A LLC...............              45,867    19,129    21,870
Charles River Partnership VIII, a
 Limited Partnership...................           2,487,466 1,037,428 1,186,083
Burgin, William........................              34,053    15,393    14,972
Brimstone Island Co., LP...............              34,053    15,392    14,972
Brownstein, Neil H.....................              22,267    10,000     5,000
Buescher, Robert H.....................              11,689     8,000    10,000
Hardymon, G. Felda.....................              55,533    30,785    18,315
Gabrieli, Christopher..................              61,273    27,986    18,315
Gabrieli Family Foundation.............               6,833     2,799     3,663
Cowan, David J.........................              44,450    17,699    29,944
Mhatre, Ravi B.........................               5,554     2,655     1,832
Prakash, Gautam A......................               7,771    15,392     7,326
Strober, Joanna A......................               3,312     7,696     5,495
Wasik, William R.......................                 560       443       257
Craighall Corporation..................               2,333     4,000     1,000
Davis, Richard R.......................              17,500    11,000     6,000
Conaly Partners........................               3,500     3,000     1,800
Lindsay 1994 Family Partnership, LP....              11,666     5,000     5,197
MacDonald, John G......................               4,433     3,000     1,500
Markowitz, Howard S....................               2,216       885       200
Park, Edward...........................               2,216     2,200     1,000
Roriston, Robert J. S..................               3,383     2,100     1,500
Williamson, Steven L...................               5,833     4,400     1,000
Christopher, Gerald N..................                   0         0     2,000
Goodman, Robert P......................                   0         0    22,459
Drouin, Travis M.......................                   0         0     1,100
Woods 1994 Family Partnership, LP......              25,666    13,628    12,088
BVP IV Special Situations LP...........              95,139    61,187    53,854
Bessemer Venture Investors LP..........             222,667   136,322         0
Bessemer Venture Partners IV LP........             748,059   456,019   470,812
Bessec Ventures IV, LP.................             748,059   456,019   470,812
Benchmark Capital Partners II, L.P.....                   0 2,654,867   893,330
Cheng, Lawrence W......................                   0     3,500     1,250
Fine, Andrew...........................                   0     4,424     1,832
                                        --------- --------- --------- ---------
    TOTAL.............................. 1,878,000 4,832,850 5,192,962 3,327,551
                                        ========= ========= ========= =========

                                                                      APPENDIX D

                        Delaware General Corporation Law
                            Delaware Code Annotated
                             Title 8. Corporations
                       Chapter 1. General Corporation Law
                     Subchapter IX. Merger or Consolidation

Section 262. Appraisal rights

   (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

       a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

       b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

       c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

       d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                      APPENDIX E

                            Form of Escrow Agreement

   This Escrow Agreement is entered into as of [        ], 2000 (this
"Agreement") by and among Motorola, Inc., a Delaware corporation ("Parent"), [Laurence G. Walker] (the "Stockholder Representative"), and Harris Trust and Savings Bank (the "Escrow Agent").

   WHEREAS, Parent, C-Port Corporation (the "Company") and a subsidiary of Parent ("Merger Sub") have entered into an Agreement and Plan of Merger dated
as of February [   ], 2000 (the "Merger Agreement"), pursuant to which Merger
Sub will be merged (the "Merger") with and into the Company which, as the surviving corporation (the "Surviving Corporation"), will become a wholly-owned subsidiary of Parent (the defined terms used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement);

   WHEREAS, the Merger Agreement provides that an escrow fund (the "Escrow Fund") will be established to secure certain indemnification and expense obligations of the Stockholders to Parent;

   WHEREAS, the Escrow Agent is willing to act in the capacity of Escrow Agent hereunder subject to, and upon the terms and conditions of, this Agreement; and

   WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which the Escrow Fund will be established and maintained;

   NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Consent of Company Stockholders; Designation of Escrow Agent. The Stockholders have by virtue of their approval of the Merger Agreement consented to: (a) the establishment of the escrow to secure the Stockholders' indemnification obligations under Article VIII of the Merger Agreement in the manner set forth herein, (b) the appointment of the Stockholder Representative as their representative for purposes of this Agreement and as attorney-in-fact and agent for and on behalf of each Stockholder, and the taking by the Stockholder Representative of any and all actions and the making of any decisions required or permitted to be taken or made by them under this Agreement and (c) all of the other terms, conditions and limitations contained in the Merger Agreement and in this Agreement. Parent and the Stockholder Representative, on behalf of the Stockholders, hereby mutually designate and appoint Harris Trust and Savings Bank to serve as Escrow Agent for the purposes set forth herein. The Escrow Agent hereby accepts such appointment and agrees to act in furtherance of the terms and conditions herein.

     2. Escrow and Indemnification.

       (a) Escrow of Shares. As of the Effective Time, Parent shall deposit
    with the Escrow Agent a certificate for [      ] Escrow Shares issued
    in the name of the Escrow Agent or its nominee. Parent may from time to time deposit with the Escrow Agent additional shares of Parent Common Stock pursuant to the terms of the Merger Agreement. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent agrees to hold the Escrow Shares in the Escrow Fund, subject to the terms and conditions of this Agreement.

       (b) Indemnification. The Stockholders have agreed in Article VIII of the Merger Agreement to indemnify and hold harmless Parent to the extent set forth therein. The Escrow Shares shall secure such indemnity and payment obligations of the Stockholders, subject to the limitations, and in the manner provided, in the Merger Agreement and this Agreement. It is further acknowledged and agreed that the Escrow Fund established hereunder to secure the indemnity and payment obligations of the Stockholders under Article VIII of the Merger Agreement shall be Parent's sole and exclusive remedy in satisfaction of such indemnity and payment obligations.

       (c) Dividends, Etc. Any cash dividends or property or any securities distributed in respect of or in exchange for any of the Escrow Shares, whether by way of stock dividends, stock splits or otherwise (collectively, the "Dividends"), shall be delivered to or issued in the name of the Escrow Agent or its nominee, and the Escrow Agent shall hold the Dividends in the Escrow Fund. Such securities shall be considered Escrow Shares for purposes hereof and such cash or other property shall be considered part of the Escrow Fund.

       (d) Voting of Shares. The Stockholder Representative shall have the right, in its sole discretion, on behalf of the Stockholders, to direct the Escrow Agent in writing as to the exercise of any voting rights pertaining to the Escrow Shares, and the Escrow Agent shall comply with any such written instructions. In the absence of such instructions, the Escrow Agent shall not vote any of the Escrow Shares. The Stockholder Representative shall have no obligation to solicit consents or proxies from the Stockholders for purposes of any such vote.

       (e) Transferability. The respective interests of the Stockholders in the Escrow Shares and the Dividends shall not be assignable or transferable, other than by operation of law. Notice of any such assignment or transfer by operation of law shall be given to the Escrow Agent and Parent, and no such assignment or transfer shall be valid until such notice is given.

     3. Distribution of Escrow Shares.

       (a) The Escrow Agent shall distribute the Escrow Shares and the Dividends only in accordance with (i) a written instrument delivered to the Escrow Agent that is executed by both Parent and the Stockholder Representative and that instructs the Escrow Agent as to the distribution of some or all of the Escrow Shares and the Dividends,
    (ii) an order of a court of competent jurisdiction, a copy of which is delivered to the Escrow Agent by either Parent or the Stockholder Representative, that instructs the Escrow Agent as to the distribution of some or all of the Escrow Shares and the Dividends, (iii) the provisions of Section 3(b) hereof, or (iv) the provisions of Section 3(c) hereof.

       (b) Within five Business Days after the first anniversary hereof (the "Termination Date"), the Escrow Agent shall distribute to the Stockholders all of the Escrow Shares and the Dividends from the Escrow Fund, registered, in the case of the Escrow Shares, in the name of the Stockholders. Notwithstanding the foregoing, if Parent has previously delivered to the Escrow Agent a copy of a Claim Notice and the Escrow Agent has not received written notice of the resolution of the claim covered thereby, the Escrow Agent shall retain in escrow after the Termination Date such number of Escrow Shares and the Dividends as have a Value (as defined in Section 4 below) equal to 125% of the Claimed Amount covered by such Claim Notice. Any Escrow Shares so retained in escrow shall be distributed only in accordance with the terms of clauses (i) or (ii) of Section 3(a) hereof.

       (c) (i) If at any time Parent determines the existence of a cause of action with respect to matters set forth in Section 8.3 of the Merger Agreement, Parent shall notify the Stockholder Representative and the Escrow Agent by delivery to the Stockholder Representative and the Escrow Agent of the Claim Notice.

         (ii) The determination of Parent as set forth in the Claim Notice shall be deemed final and binding upon the Stockholder Representative and the Escrow Agent, and the Escrow Agent shall deliver the number of Escrow Shares and the Dividends specified in the Claim Notice pursuant to the instructions set forth in the Claim Notice on the twentieth (20th) Business Day after its receipt of the Claim Notice unless within fifteen (15) Business Days after delivery of the Claim Notice to the Escrow Agent a written notice ("Notice of Objection") is given by the Stockholder Representative to Parent and the Escrow Agent of the Stockholder Representative's objection to the Claim Notice setting forth the basis of its objection to the Claim Notice.

         (iii) If the Notice of Objection is given as provided above, the Escrow Agent shall keep the number of Escrow Shares and the Dividends indicated in the Claim Notice until the Escrow Agent receives written joint instructions from the Stockholder Representative and Parent as Stockholder Representative and Parent shall promptly consult with each other with respect to their disagreement for purposes of prompt and amicable resolution of the dispute.

         (iv) If the Stockholder Representative and Parent are able to resolve the dispute, Parent and the Stockholder Representative shall promptly provide the Escrow Agent with joint written instructions executed by the Stockholder Representative and Parent with respect to the distribution of the Escrow Shares and the Dividends subject to the dispute. If the instructions are not precise, the Escrow Agent, in its sole and absolute discretion, shall (i) request additional instructions and (ii) keep the Escrow Shares and the Dividends until receipt of such additional instructions.

         (v) If the Stockholder Representative and Parent are unable to reach agreement within the thirty (30) days after the Notice of Objection has been given to Parent and the Escrow Agent, the dispute shall be referred for resolution to a court of competent jurisdiction, whose decision shall be final, binding and non-appealable. Once such decision is rendered, the Stockholder Representative and Parent shall deliver to the Escrow Agent joint written instructions executed by the Stockholder Representative and Parent pursuant to the terms of the decision. Upon receipt of such instructions, the Escrow Agent shall promptly release the Escrow Shares and the Dividends subject to the dispute pursuant to such instructions.

       (d) Any distribution of all or a portion of the Escrow Shares and the Dividends to the Stockholders shall be made by delivery of (i) stock certificates issued in the name of the Stockholders covering such percentage of the Escrow Shares, including for purposes hereof the Dividends in the form of shares of Parent Common Stock, being distributed as is calculated in accordance with the percentages set forth opposite such holders' respective names on Attachment A attached hereto and (ii) cash and other property, if any; provided, however, that such Attachment A shall be appropriately revised by Parent in the event Parent deposits additional Escrow Shares and the Dividends with the Escrow Agent following the date of this Agreement. With respect to the Escrow Shares, distributions to the Stockholders shall be made by mailing stock certificates to such holders at their respective addresses shown on Attachment A (or such other address as may be provided in writing to the Escrow Agent by the Stockholder Representative). No fractional Escrow Shares shall be distributed to Stockholders pursuant to this Agreement. Instead, the number of shares that each Stockholder shall receive shall be rounded up or down to the nearest whole number (provided that the Stockholder Representative shall have the authority to effect such rounding in such a manner that the total number of whole Escrow Shares to be distributed equals the number of Escrow Shares then held in the Escrow Account).

     4. Valuation of Escrow Shares. For purposes of this Agreement, the "Value" per share shall be the average of the last reported sale price per share of the common stock of Parent Common Stock on the NYSE over the five consecutive trading days ending on the last Business Day immediately preceding the date of the distribution of the Escrow Shares by the Escrow Agent.

     5. Fees and Expenses of Escrow Agent. Parent shall pay all of the fees and expenses of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder.

     6. Limitation of Escrow Agent's Liability.

       (a) The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct or gross negligence. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement. In all questions arising under the Escrow Agreement, the Escrow Agent may rely on the advice of counsel, and the Escrow Agent shall not be liable to anyone for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

       (b) Parent and the Stockholders hereby, jointly and severally, agree to indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. Parent, on the one hand, and the Stockholders, on the other hand, shall each be liable for one-half of such amounts.

     7. Liability and Authority of Stockholder Representative; Successors and Assignees.

       (a) The Stockholder Representative shall incur no liability to the Stockholders with respect to any action taken or suffered by them in reliance upon any note, direction, instruction, consent, statement or other documents believed by them to be genuinely and duly authorized, nor for other action or inaction except their own willful misconduct or gross negligence. The Stockholder Representative may, in all questions arising under the Escrow Agreement, rely on the advice of counsel and the Stockholder Representative shall not be liable to the Stockholders of anything done, omitted or suffered in good faith by the Stockholder Representative based on such advice.

       (b) In the event of the death or disability (for more than 15 Business Days) of the Stockholder Representative, his resignation as the Stockholder Representative or otherwise, a successor Stockholder Representative shall be elected by a majority vote or written consent of the Stockholders upon not less than ten Business Days prior written notice to Parent, with each such Stockholder (or his, her or its successors or assigns) to be given a vote equal to the number of votes represented by the shares of stock of the Company held by such Stockholder immediately prior to the Effective Time; provided, however, that the then President of the Company shall act as the Stockholder Representative pending the appointment of a successor Stockholder Representative. Each successor Stockholder Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Stockholder Representative, and the term "Stockholder Representative" as used herein shall be deemed to include successor Stockholder Representative.

       (c) The Stockholder Representative, acting jointly but not singly, shall have full power and authority to represent the Stockholders, and their successors, with respect to all matters arising under this Agreement and all actions taken by any Stockholder Representative hereunder shall be binding upon the Stockholders, and their successors, as if expressly confirmed and ratified in writing by each of them. Without limiting the generality of the foregoing, the Stockholder Representative, acting by a majority thereof, shall have full power and authority to interpret all of the terms and provisions of this Agreement, to compromise any claims asserted hereunder and to authorize any release of the Escrow Shares and the Dividends to be made with respect thereto, on behalf of the Stockholders and their successors. All actions to be taken by the Stockholder Representative hereunder shall be evidenced by, and taken upon, the written direction of a majority thereof.

       (d) The Escrow Agent may rely on the Stockholder Representative as the exclusive agent of the Stockholders under this Agreement and shall incur no liability to any party with respect to any action taken or suffered by it in reliance thereon.

     8. Termination. This Agreement shall terminate upon the distribution by the Escrow Agent of all of the Escrow Shares and the Dividends in accordance with this Agreement; provided that the provisions of Sections 6 and 7 shall survive such termination.

     9. Notices. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) via a reputable nationwide overnight courier service, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service.

                                          If to Parent:

                                          Motorola, Inc.
                                          1303 East Algonquin Road
                                          Schaumburg, Illinois 60196
                                          Telecopier No.: (847) 576-3628
                                          Attention: General Counsel

                                          With a copy to:

                                          Winston & Strawn
                                          35 West Wacker Drive
                                          Chicago, Illinois 60601
                                          Telecopier No. (312) 558-5600
                                          Attention: Oscar A. David, Esq.

                                          If to the Stockholder
                                           Representative:

                                          Laurence G. Walker
                                          c/o C-Port Corporation
                                          One High Street
                                          North Andover, Massachusetts 01845
                                          Telecopier No. (978) 773-2301

                                          With a copy to:

                                          Hale and Dorr LLP
                                          60 State Street
                                          Boston, Massachusetts 02109
                                          Telecopier No. (617) 526-5000
                                          Attention: Peter B. Tarr, Esq.
                                          Telecopier No. (617) 526-6000

                                          If to the Escrow Agent:

                                          [                      ]
                                          [                      ]
                                          [                      ]

                                          With a copy to:





  Any party may give any notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, telecopy or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions or communications are to be delivered by giving the other parties to this Agreement notice thereof in the manner set forth in this Section 9.

     10. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the parties to this Escrow Agreement, not less than 60 days prior to the date when such resignation shall take effect. Parent may appoint a successor Escrow Agent without the consent of the Stockholder Representative so long as such successor is a bank with assets of at least $500 million, and may appoint any other successor Escrow Agent with the consent of the Stockholder Representative, which shall not be unreasonably withheld. If, within such notice period,

  Parent provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of any Escrow Shares then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such
  Escrow Shares to such designated successor. If no successor Escrow Agent is named as provided in this Section 10 prior to the date on which the resignation of the Escrow Agent is to properly take effect, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent.

     11. General.

     (a) Governing Law; Assigns. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to conflict-of-law principles and shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

     (b) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (c) Entire Agreement. Except for those provisions of the Merger Agreement referenced herein, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

     (d) Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

     (e) Amendment. This Agreement may be amended only with the written consent of Parent, the Escrow Agent and the Stockholder Representative.

   IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                          MOTOROLA, INC.


                                          By: _________________________________
                                          Name:
                                          Title:

                                          -------------------------------------
                                          Laurence G. Walker, not in his
                                           individual capacity but solely as
                                           the Stockholder Representative
                                           hereunder

                                          HARRIS TRUST AND SAVINGS BANK


                                          By: _________________________________
                                          Name:
                                          Title:

                                  ATTACHMENT A

      Stockholder   Percentage
      -----------   ----------













                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation has the power to indemnify its officers, directors, employees and agents (or persons serving in such positions in another entity at the request of the corporation) against the expenses, including attorneys' fees, judgments, fines or settlement amounts actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation (and, with respect to any criminal action, had no reasonable cause to believe the person's conduct was unlawful), except that, if such action shall be by or in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or another court in which the suit was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

   As permitted by Section 102 of the DGCL, the registrant's Restated Certificate of Incorporation provides that no director shall be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for breaches of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

   The registrant's Restated Certificate of Incorporation further provides that the registrant must indemnify and hold harmless, to the fullest extent authorized by the DGCL, as the same exists or may be hereafter amended (but, in the case of any such amendment, only to the extent that the amendment permits the registrant to provide broader indemnification rights than the DGCL permitted the registrant to provide prior to such amendment), each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the registrant or is or was serving (at such time as such person is or was a director or officer of the registrant) at the request of the registrant as a director, officer, employee or agent of another entity, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against all expense, liability and loss reasonably incurred or suffered by such indemnitee in connection therewith. This right to indemnification will continue as to an indemnitee who has ceased to be a director, officer, employee or agent and will inure to the benefit of the indemnitee's heirs, executors and administrators. However, except as provided below with respect to proceedings to enforce rights to indemnification, the registrant will indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by that indemnitee only if the proceeding was authorized by the registrant's Board of Directors.

   The Restated Certificate of Incorporation provides that the right to indemnification is a contract right and includes the right to be paid by the registrant the expenses incurred in defending any such proceeding in advance of its final disposition. However, if and to the extent that the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) will be made only upon delivery to the registrant of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision that such indemnitee is not entitled to be indemnified for such expenses. The registrant's Restated Certificate of

Incorporation also provides that the registrant may, by action of the registrant's Board of Directors or by action of any person to whom the registrant's Board of Directors has delegated such authority, provide indemnification to employees and agents of the registrant with the same scope and effect as the indemnification of the registrant's officers and directors. The rights to indemnification and to the advancement of expenses conferred in the Restated Certificate of Incorporation will not be exclusive of any other right which any person may have or hereafter acquire under the Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

   Section 145 of the DGCL also provides that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation (or who was serving at the request of the corporation in such position at another entity) against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the DGCL. The Restated Certificate of Incorporation provides that the registrant may maintain insurance, at its own expense, to protect itself and any director, officer, employee or agent of the registrant or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL. All of the directors and officers of the registrant are covered by insurance policies maintained and held in effect by the registrant against liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended, subject to certain exclusions.

Item 21. Exhibits and Financial Statement Schedules.

   (a) Exhibits:

   Exhibit
   Number                               Description
   -------                              -----------
     2.1   Agreement and Plan of Merger, dated as of February 17, 2000, by and among the registrant, CP Acquisition Corp. and C-Port Corporation
           (included as part of Appendix A to the prospectus incorporated as part of this registration statement).

     4.1 Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(i)(b) to the registrant's Quarterly Report on Form 10-Q for the quarter ended April 2, 1994 (File No. 1-07221)).

     4.2   Certificate of Designations, Preferences and Rights of Junior
           Participating Preferred Stock, Series B (incorporated by reference to Exhibit 3.3 to the registrant's Registration Statement on Form S-
           3 dated January 20, 1999 (Registration No. 333-70827)).

     4.3 By-laws, as amended through February 17, 1999 (incorporated by reference to Exhibit 3.3 to the registrant's Annual Report on Form
           10-K for the fiscal year ended December 31, 1999 (File No. 1-
           07221)).

     4.4 Rights Agreement, dated as of November 5, 1998 between the registrant and Harris Trust and Savings Bank, as Rights Agent
           (incorporated by reference to Exhibit 1.1 to the registrant's
           Amendment No. 1 to Registration Statement on Form 8-A/A dated March
           16, 1999 (File No. 1-07221)).

     5.1   Opinion of Donald F. McLellan, Esq., Vice President, Transactions,
           Motorola Corporate Law Department, as to the legality of the shares being issued.*

     8.1 Opinion of Hale and Dorr LLP regarding the federal income tax consequences of the Merger.

     8.2 Opinion of Winston & Strawn regarding the federal income tax consequences of the Merger.

   Exhibit
   Number                              Description
   -------                             -----------
    21.1   Subsidiaries of registrant (incorporated by reference to Exhibit 21 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 1-07221)).

    23.1   Consent of KPMG LLP (Registrant).

    23.2   Consent of Donald F. McLellan, Esq., Vice President, Transactions,
           Motorola Corporate Law Department (included in Exhibit No. 5.1).*

    23.3   Consent of Hale and Dorr LLP (included in Exhibit No. 8.1).

    23.4   Consent of Winston & Strawn (included in Exhibit No. 8.2).

    23.5   Consent of Deutsche Bank Securities Inc.

    24.1   Power of Attorney.*

    99.1   Form of Proxy Card of C-Port.

    99.2   Voting Agreement, dated as of February 17, 2000, from Laurence G.
           Walker; Bruce Sachs; Thomas Brightman; Robi Soni (directors and officers of C-Port); Charles River Partnership VII; Charles River
           VIII-A LLC; Bessemer Venture Investors IV LP; Bessemer Venture
           Investors L.P.; BVP IV Special Situations L.P.; Bessec Ventures IV
           L.P.; Benchmark Capital Partners II, L.P.; and certain other stockholders of C-Port (included as Appendix C to the prospectus incorporated as part of this registration statement).

    99.3   Form of Escrow Agreement by and among Motorola, Inc., Laurence G.
           Walker, as Stockholder Representative, and Harris Trust and Savings
           Bank (included as Appendix E to the prospectus incorporated as part of this registration statement).

--------

   *Previously filed.

Item 22. Undertakings.

   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   (d) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

   (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

   (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, duly authorized, in Schaumburg, Illinois, on April 6, 2000.

                                          Motorola, Inc.

                                               /s/ Carl F. Koenemann
                                          By: _________________________________

                                                  Carl F. Koenemann

                                            Executive Vice President and Chief
                                                  Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----


                 *                   Chairman of the Board and       April 6, 2000
____________________________________ Chief Executive Officer
       Christopher B. Galvin         (Principal Executive
                                     Officer)


      /s/ Carl F. Koenemann          Executive Vice President and    April 6, 2000
____________________________________ Chief Financial Officer
         Carl F. Koenemann           (Principal Financial
                                     Officer)

                 *                   Senior Vice President and       April 6, 2000
____________________________________ Controller
          Anthony M. Knapp           (Principal Accounting
                                     Officer)

                 *                   Director                        April 6, 2000
____________________________________
           Ronnie C. Chan

                 *                   Director                        April 6, 2000
____________________________________
         H. Laurance Fuller

                 *                   Director                        April 6, 2000
____________________________________
          Robert W. Galvin

                 *                   Director                        April 6, 2000
____________________________________
         Robert L. Growney

                 *                   Director                        April 6, 2000
____________________________________
           Anne P. Jones

             Signature                           Title                    Date
             ---------                           -----                    ----


                 *                   Director                        April 6, 2000
____________________________________
          Donald R. Jones


                 *                   Director                        April 6, 2000
____________________________________
           Judy C. Lewent

                 *                   Director                        April 6, 2000
____________________________________
        Dr. Walter E. Massey

                 *                   Director                        April 6, 2000
____________________________________
        Nicholas Negroponte

                 *                   Director                        April 6, 2000
____________________________________
        John E. Pepper, Jr.

                 *                   Director                        April 6, 2000
____________________________________
        Samuel C. Scott III

                 *                   Director                        April 6, 2000
____________________________________
           Gary L. Tooker

                 *                   Director                        April 6, 2000
____________________________________
          B. Kenneth West

                 *                   Director                        April 6, 2000
____________________________________
         Dr. John A. White

     /s/ Carl F. Koenemann
*By: _____________________
    Carl F. Koenemann
     Attorney-in-fact